UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

Booking Holdings Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required.
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2022 Notice of Annual Stockholders' Meeting and **Proxy Statement**

THURSDAY JUNE 9, 2022 | 11:00 ET

BOOKING HOLDINGS

TABLE OF CONTENTS

Letter from the CEO	3
Letter from the Chair	6
Notice of Annual Meeting of Stockholders	7
Proxy Summary	8
Our 2021 Performance	9
Corporate Governance Highlights	12
Organizational Changes	12
Executive Compensation Highlights	14
CORPORATE GOVERNANCE	17
Proposal 1 Election of Directors	18
Nomination and Election Process	20
Board Evaluations	21
Nominees for Election as Directors	22
Our Governance Framework	29
Our Board’s Role in Company Strategy	31
Board’s Role in Risk Oversight	32
Director Orientation and Continuing Education	33
Board Committees	33
Director Independence	36
Certain Relationships and Related Transactions	36
Board Practices and Procedures	37
Sustainability	38
Security Ownership of Certain Beneficial Owners and Management	42
EXECUTIVE COMPENSATION	45
A Letter from the Compensation Committee to our Stockholders	46
Compensation Discussion and Analysis	47
Executive Summary	47
Philosophy and Objectives	53
Measuring Performance	55
2021 Named Executive Officer Compensation Program	55
Stockholder Dilution	62
Other Components of Executive Compensation	63
How We Make Compensation Decisions	64
Compensation Governance Matters	67
Compensation Committee Report	70
Summary Compensation Table	71
Grants of Plan-Based Awards Table	72

Outstanding Equity Awards at 2021 Fiscal Year-End Table	74
Option Exercises and Stock Vested Table	75
Employment Contracts, Termination of Employment and Change in Control Arrangements	76
Potential Payments Upon a Change in Control and/or Termination	84
2021 CEO Pay Ratio	86
Equity Compensation Plan Information	87
Non-Employee Director Compensation and Benefits	88
Delinquent Section 16(a) Reports	90
Compensation Committee Interlocks and Insider Participation	90
Compensation Risk Assessment	90
Proposal 2 Advisory Vote to Approve 2021 Executive Compensation	91
AUDIT MATTERS	93
Report of the Audit Committee of the Board of Directors	94
Auditor Independence	96
Proposal 3 Ratification of Selection of Independent Registered Public Accounting Firm	97
STOCKHOLDER PROPOSALS	99
Proposal 4 Stockholder Proposal — Special Shareholder Meeting Improvement	100
Proposal 5 Stockholder Proposal — Climate Change Performance-Linked Remuneration	103
2023 Stockholder Proposals	106
OTHER MATTERS	107
Other Matters	108
Annual Meeting Information	108
APPENDICES	111
Appendix A Unaudited Reconciliation of GAAP to Non-GAAP Financial Information	112
Appendix B Form of Proxy Card	115

Back to Contents

APRIL 26, 2022

Dear Fellow Stockholders,

Since the first ominous signs of a novel virus spreading rapidly at the beginning of 2020, our world has had to face multiple shocks — from a global pandemic, to a tragic war in Ukraine, to increasing concern about the impact of climate change. For our industry, these circumstances pose a critical question: what role does travel play amid these difficult times? As a business, we truly believe travel to be a great force for good. It is this deeply held belief that drives our mission day in and day out to make it easier for everyone to experience the world. In 2021, despite these challenging circumstances, I am extremely proud of the work our more than 20,000 employees from all over the world achieved to be prepared for travel demand as it re-emerged, to help enrich the lives of the customers we serve, and to drive business for our valued travel partners.

Since the beginning of the pandemic, I have said that while the recovery may be long, travel will always remain fundamental to people’s lives. Throughout 2021, this proved to be true as evidenced by busy airports whenever and wherever travel restrictions were lifted. We saw this cause and effect in our own business, with $76.6 billion in gross bookings and 591 million room nights booked in 2021. Seeing demand returning, we took important steps to ensure we were not just there for it, but gaining new ground in areas of our business that will position us for long-term growth, while building a more sustainable and inclusive future for travel. Ultimately, our long-term goal is to have a company that has more revenue, earnings, and faster growth than before entering the pandemic.

Driving Innovation

In an increasingly mobile world, Booking.com's app was the most downloaded online travel app globally in 2021, with 63 million downloads. We made enhancements to its ease of use and improved the visibility and in-app experience for flights, ground transport and attractions so that we can continue to be top of mind for and drive loyalty among consumers. Overall, our apps continue to represent an increasing majority of our mobile bookings, with mobile bookings, primarily through our apps, representing about two-thirds of our total room nights in 2021.

We launched the KAYAK Hotels pilot last year to elevate the guest experience and improve the profitability of our accommodation partners through better technology and deeper integration into our apps. It's still early in development but the initial progress is promising. As the industry continued to recover from the global pandemic, we drove different initiatives to support those affected, including Agoda’s Vaxxed to Go campaign, which provides discounted rates to vaccinated travelers to promote safe travel.

To continue our journey to provide global solutions for our partners and consumers, we acquired Getaroom to build upon our existing strategic partnerships efforts at Priceline, as our B2B business is an important component in our U.S. expansion efforts. We also agreed to acquire Etraveli Group as we work to expand our global flight offering at Booking.com, which is now live in nearly 40 countries and growing rapidly.

Over the last year we continued to build out our Genius program at Booking.com. This loyalty plan provides greater value for our customers through added incentives such as lower prices, complimentary breakfasts, room upgrades, and discounted airport taxis. It is also a valuable marketing platform for our partners who use it to selectively reach and acquire our high spending customers who travel more frequently.

We also progressed in our efforts to support and educate different stakeholders on the importance of sustainable travel through the development and implementation of Booking.com’s Travel Sustainable badge, with over 100,000 properties undergoing certification to date, as well as through KAYAK’s Co2 filter which launched in late 2020. We also launched our Travel Proud program and property badges at Booking.com to help support our partners to provide an inclusive travel experience for everyone.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    3

Back to Contents

A Connected Vision

While these highlights provide a glimpse into the innovation we drove through 2021, they also lay an important foundation for our long-term vision to build the Connected Trip, which means creating a seamless, connected experience across all parts of travel. Technology will remain the backbone of our efforts as we work to eliminate friction from the travel experience for travelers and our partners. With digital shifts accelerated by the pandemic, we will continue to innovate how we apply technology at scale to bring value at every stage of the travel journey. As part of this, we are currently developing a set of A.I. principles that can serve as a framework for our operations, guiding us to build inclusively, responsibly, and ethically. Ultimately, what we’re aiming to build through the Connected Trip requires agility and flexibility of new technologies to truly revolutionize the online travel experience for everyone.

While we work toward a more connected travel future, we will continue to remain laser-focused on our core business of accommodations, both improving our leading hotels business globally and further investing to improve and grow our alternative accommodations offering. We have two key strategic focus areas: expanding our payments platform and growing market share in the U.S. In 2021, about 27% of Booking.com’s gross bookings were made through our payment platform, compared to over 15% in 2019. We continue our work to position Booking.com as an attractive and trusted payment intermediary, providing payment options favored by both travelers and our supplier partners across travel verticals, to deliver on our Connected Trip vision. Growing our share in the extremely competitive U.S. market, building on gains made in 2021, will require a multi-tiered approach, and Booking.com’s, Priceline’s, and KAYAK’s recent major national ad campaigns in the U.S. were a signal of our commitment to invest in this important market.

The Future for Technology

Technology plays a vital role in not just our customers’ and partners’ lives, but for the world. It is important that governments around the world continue to do their job of ensuring that as the global technology industry continues to evolve, critical challenges are considered carefully: from privacy, to ethics, to ensuring a level playing field and an environment that fosters healthy competition. As we see new regulatory concepts emerge in our industry, I want to reiterate that we believe competition is critical to drive innovation. We need clear, consistent regulation for all players. Travel is global and the sector is highly competitive and dynamic. To ensure a level playing field, regulators must look at the market from a global perspective. Making sure all players compete fairly will result in better products and services and competitive pricing for travel services. Unified, enforceable, and fair regulation will benefit all.

In 2021, we saw global leaders agree to modernize the global tax system with the principle of establishing a cohesive, fair, and consistent global corporate tax structure. This decision by the OECD and G20 was welcomed but there still remains significant uncertainty pertaining to its implementation, as well as to other regulations under discussion — regulations that could very well dictate the future of the digital economy, particularly as more businesses explore less regulated technologies like blockchain and build towards Web3 and the Metaverse. The time is now for businesses and governments to collaborate and develop clear, appropriately targeted regulation that will foster innovation which can have a lasting positive impact for generations to come.

Driving Value for all Stakeholders

As we look into 2022 and beyond, corporate and societal shifts mean that more than ever, businesses must lead by example and ensure their values reflect those of stakeholders and the communities of which they are a part. As a business, we fundamentally believe that making decisions from a stakeholder vantage point will maximize stockholder value in the long run, in addition to delivering broader societal and community benefits. Over the last several years, our aim has been to generate profitable, sustainable growth that creates increasing value across the geographies in which we operate. These decisions come with countless considerations that we think through with a long-term perspective.

We have continued to prioritize our sustainability efforts and earlier this year we released our first ever Climate Action Plan, which outlines Booking Holdings’ goal to achieve near-zero emissions for our own operations by 2030 and net-zero emissions by 2040. Our Climate Action Plan is the first of its kind for any global online travel company, and we hope it can serve as a framework for other players in the space while fostering true industry collaboration to address the climate crisis.

As the devastating war broke out in Ukraine, we considered various scenarios to provide assistance while moving as quickly as we could. This prompted us to immediately pledge a donation of $1 million to provide on the ground aid to refugees fleeing the war, as well as matching all donations made by our employees. We also utilized our own resources to develop technology that enables our partners to offer free or heavily discounted accommodations in countries across Europe to support refugees fleeing Ukraine at this unimaginable time. At the time of this writing, we believe that more than 20,000 refugees have been provided with places to stay.

Travel’s Positive Power

We believe travel is fundamental for everyone. We saw the need for travel at the peak of the pandemic, when doctors and nurses were traveling to provide necessary aid in stricken cities. It was travel that demonstrated the

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    4

Back to Contents

power of unity between governments and businesses working together to help bring much needed business to tourism-dependent cities and countries around the world. We witnessed the joy travel brings to people when airport arrival halls were full of emotional reunions and departure halls were bustling with travelers eager to explore the world once again. Travel reminds us that the world is our home and that we each have a responsibility to protect it.

I want to extend my deepest gratitude to every stakeholder who believes in our mission of making it easier for everyone to experience the world - from our dedicated 20,000+ Booking Holdings colleagues around the world doing extraordinary work every day, to our partners and customers, to government agencies, to our Board and our stockholders. Thank you for being a part of this journey with us. I look back with pride on all we have achieved through daunting times together, and look ahead to what I believe will be a bright and rewarding future for travel.

Sincerely,

Glenn D. Fogel

President and Chief Executive Officer

April 26, 2022

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    5

Back to Contents

APRIL 26, 2022

Dear Stockholder:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Booking Holdings Inc. to be held at 11:00 a.m. Eastern Time on Thursday, June 9, 2022.

Due to the COVID-19 pandemic, this year’s Annual Meeting will be held in a virtual format with no physical meeting location to provide a safe experience for our stockholders and employees. You may attend the virtual Annual Meeting by visiting the website www.virtualshareholdermeeting.com/BKNG2022. To ask questions and vote at the Annual Meeting, you will need the 16-digit control number that appears on your Notice of Internet Availability of Proxy Materials, on the proxy card, or on the instructions that accompanied the proxy materials.

This booklet includes the Notice of Annual Meeting and proxy statement. The proxy statement provides information about Booking Holdings Inc. in addition to describing the business we will conduct at the meeting.

Whether or not you plan to attend the Annual Meeting, please mark, sign, date, and return your proxy card in the enclosed envelope as soon as possible or vote online or by calling the toll-free telephone number as described in the instructions included in your proxy card. Your stock will be voted in accordance with the instructions you give in your proxy card. You may attend the Annual Meeting and vote through the virtual meeting platform, even if you have previously returned your proxy card or voted by telephone or online, by following the instructions included in the proxy statement. We hope you are able to join us on June 9.

Sincerely,

Robert J. Mylod, Jr.

Chair of the Board

April 26, 2022

IMPORTANT

A proxy card is enclosed. We urge you to complete and mail the card promptly in the enclosed envelope, which requires no postage if mailed in the United States. Alternatively, you may vote by calling the toll-free telephone number or by going online as described in the instructions included with your proxy card. Any stockholder attending the Annual Meeting may vote on all matters that are considered, in which case the signed and mailed proxy or prior vote by telephone or online will be revoked. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name to obtain a 16-digit control number.

IT IS IMPORTANT THAT YOU VOTE YOUR SHARES

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    6

Back to Contents

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

The Board of Directors of Booking Holdings Inc. (the “Company”) is soliciting your proxy for the 2022 Annual Meeting of Stockholders.

THURSDAY, JUNE 9, 2022

11:00 a.m. Eastern Time

www.virtualshareholdermeeting.com

/BKNG2022

RECORD DATE

The Board of Directors fixed the close of business on April 21, 2022 as the record date for identifying those stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement of the Annual Meeting.

This proxy statement and our 2021 Annual Report are also available on our website at https://ir.bookingholdings.com/
financial-information/annual-reports.

WE WILL BE VOTING ON THE FOLLOWING MATTERS:

1.

To elect eleven directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified;

2.

To approve on an advisory basis the 2021 compensation paid by the Company to its named executive officers;

3.

To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022;

4.

To consider and vote upon a non-binding stockholder proposal requesting the right of stockholders holding 10% of outstanding shares of common stock to call a special meeting;

5.

To consider and vote upon a non-binding stockholder proposal requesting the Board of Directors incorporate climate change metrics into executive compensation arrangements for our Chief Executive Officer and at least one other senior executive; and

6.

To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Even if you have given your proxy, you may still vote on the virtual meeting platform if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name to obtain a 16-digit control number.

At the Meeting: To attend the Annual Meeting, visit www.virtualshareholdermeeting.com/BKNG2022. To vote or ask questions during the Annual Meeting, you must have the 16-digit control number included on your proxy card or Notice of Internet Availability of Proxy Materials.

Online: You may vote online as described in the instructions included with your proxy card.

Telephone: You may vote by calling the toll-free telephone number as described in the instructions included with your proxy card.

Mail: Complete, date, sign, and return the enclosed proxy card and return it in the enclosed postage prepaid envelope (if mailed in the United States).

April 26, 2022

By Order of the Board of Directors

Vijay S. Iyer

Corporate Secretary

Norwalk, Connecticut

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    7

Back to Contents

PROXY SUMMARY

This summary highlights our mission, selected business results, and corporate governance and executive compensation information. Before voting and for more complete information about these topics, please review the complete proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2021.

Our mission is to make it easier for everyone to experience the world

Booking Holdings is the world’s leading provider of online travel and related services, provided to customers and partners in more than 220 countries and territories and operating in more than 40 languages. We connect consumers wishing to make travel reservations with providers of travel services around the world through our online platforms through six primary consumer-facing brands:

Accommodations	Ground Transportation	Flights	Restaurants	Activities	Metasearch

Forbes	Fortune	Newsweek
America’s Best Midsize Employers; Global 2000 List	World’s Most Admired Companies; Fortune 500 List	America's Most Responsible Companies
220+ Countries	40+	~2.4M
and Territories	Languages	Properties (1.9 MILLION ALTERNATIVE ACCOMMODATIONS), WHICH REPRESENTS OVER 28 MILLION REPORTED LISTINGS ON BOOKING.COM AS OF 12.31.21)

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    8

Back to Contents

Our 2021 Performance

Impact of Certain Global Events

First, we believe it is important to acknowledge the senseless violence and wanton disregard for the lives of the Ukrainian people as a result of the Russian invasion. We are deeply concerned for our employees, consumers, and partners in Ukraine.  The safety of our colleagues and supporting them through this time has been our top priority, and we have been working closely with our employees and their families in Ukraine looking to seek refuge. We commend our colleagues in Ukraine, as well as their families, for their bravery throughout this devastating time, and we continue to support humanitarian efforts in the region.

The COVID-19 pandemic has also continued to profoundly impact our business, employees, partners, consumers, stockholders, communities, and other stakeholders. While we were encouraged to see the continued distribution of vaccines and development of other medical interventions to treat COVID-19 during 2021, the emergence of new variants continues to make the shape and timing of a recovery uncertain. We believe that as vaccines and other medical interventions that prevent or reduce the impact of the pandemic become widespread globally, people will increasingly feel it is safe to travel again and government restrictions will be relaxed, although the timing remains uncertain.

Despite these global events, we remain confident that over time there will be a strong recovery for travel demand globally, and are focused on executing on our key strategic priorities so we emerge from this period in a position of strength. As we continue our efforts to make our brands the most trusted and convenient platforms for consumers and partners, we made significant accomplishments in 2021 including:

•

expanding and enhancing our flight product at Booking.com, which is a key component of our Connected Trip vision;

•

entering into an agreement to acquire Etraveli Group in November and completing our acquisition of Getaroom in December;

•

increasing our internal collaboration efforts;

•

continuing to build our payments platform and payments capabilities across the Company; and

•

launching new product features to make travel more sustainable and inclusive.

Our financial results and prospects are almost entirely dependent on the sale of travel-related services. The COVID-19 pandemic and the resulting implementation of travel restrictions by governments around the world resulted in a significant decline in travel activities and consumer demand for related services in 2020 in particular. However, since the lows of the pandemic in 2020, we have generally seen improvements as government-imposed travel restrictions have eased, vaccines and other medical interventions have become more widespread, and consumer demand for travel has re-emerged. In 2021, Booking Holdings Inc. (the “Company,” “Booking Holdings,” “we,” “our” or “us”) had net income for the year of $1.2 billion and net income per diluted share was $28.17. Non-GAAP net income for 2021 was $1.9 billion and non-GAAP net income per diluted share was $45.77. Adjusted EBITDA for 2021 was $2.9 billion, the highest among travel companies and a 230% increase compared to 2020.**

**

See Appendix A to this proxy statement for a reconciliation of non-GAAP financial measures and rationale for use of non-GAAP financial measures.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    9

Back to Contents

GROSS TRAVEL BOOKINGS (BILLIONS)

Our year-over-year gross bookings increased by 116.4% in 2021. Gross bookings is a common operating and statistical metric used in the travel industry representing the total U.S. Dollar value, generally inclusive of all taxes and fees, of all travel services purchased by consumers through our online travel reservation businesses, net of cancellations. Over the three-year period from 2019 to 2021, we had gross travel bookings of $208.4 billion, a 14% decline compared to the 2016-2018 three-year period, primarily due to the impact of the COVID-19 pandemic.

ROOM NIGHTS (MILLIONS)

Although our growth was significantly impacted by the COVID-19 pandemic, we continue to be the largest online accommodation reservation service in the world based on room nights booked. In 2021, travelers booked 591 million room nights through our platform, which represents a 66.4% increase compared to 2020. Compared to the 2016-18 three-year period, there was a 10% decrease in room nights booked over the 2019-2021 three-year period due to the impact of the pandemic.

REVENUE* (BILLIONS)

Total revenues were $11 billion in 2021. Revenue decreased 12% over the 2019-2021 three-year period as compared to revenue (or gross profit for years prior to 2018*) for the 2016-2018 three-year period.

ADJUSTED EBITDA** (BILLIONS)

In 2021, despite the continued challenges of the COVID-19 pandemic, we remained profitable with $2.9 billion in Adjusted EBITDA, the highest among travel companies and an increase of 230% compared to 2020. Adjusted EBITDA over the 2019-2021 three-year period decreased 35% compared to the 2016-2018 three-year period.

*

As a result of the revenue recognition accounting standard that began in 2018, total revenues reported in 2018, 2019, 2020, and 2021 are comparable to gross profit reported in previous years. For more information, see Note 2 to the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2018.

**

See Appendix A to this proxy statement for a reconciliation of non-GAAP financial measures and rationale for use of non-GAAP financial measures.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    10

Back to Contents

Stock Price

While our financial results continued to be negatively impacted by the COVID-19 pandemic, during 2021 our stock price achieved its highest level of $2,648 on November 9, 2021, representing an 130% increase from the low price in 2020 of $1,152 on March 23, 2020, and a 19% increase from the closing price of $2,227 on December 31, 2020. Over the three year-period from December 31, 2018 to December 31, 2021 our stock price increased 39%.

STOCK PRICE AS OF DECEMBER 31,

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    11

Back to Contents

Corporate Governance Highlights

We strive to maintain strong corporate governance practices that are both stockholder friendly and designed to protect and grow long-term stockholder value. Management regularly engages stockholders and encourages them to contact us about any concerns. Our corporate governance practices include:

•

Current Chair of the Board is independent;

•

Lead Independent Director;

•

Majority voting in director elections;

•

Stockholder-approved proxy access;

•

Annual director elections (i.e., no classified board);

•

No supermajority voting provisions;

•

Stock ownership guidelines for directors and executive officers;

•

Stockholders can call special meetings;

•

No poison pill/rights plan;

•

Annual “say-on-pay” vote;

•

Longstanding practice of prohibiting hedging or pledging of stock by directors and executive officers;

•

Disclosure of director and executive officer 10b5-1 Plans;

•

10 of 11 current directors are independent; and

•

Stockholders can act by written consent in lieu of a meeting.

Organizational Changes

Over the past several years, the Board has undergone a significant and deliberate refreshment process that included the planned retirement of long-tenured directors and the addition of six new independent directors. During 2021, the Board continued to focus on its succession planning with the nomination of a new independent director. We look forward to the addition of Mr. Sumit Singh to our Board should he be elected at the Annual Meeting.

Mr. Bob van Dijk has announced that he will be retiring from the Company’s Board, effective as of the Annual Meeting, and therefore he is not standing for re-election. We extend our deepest gratitude to Mr. van Dijk for his service to our Board and stockholders.

In August 2021, the Company appointed a new Chief Human Resources Officer, Mr. Paulo Pisano, to lead the Company's efforts to develop an inclusive, integrated strategy to foster a workplace environment where every employee can do their best work.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    12

Back to Contents

Our Board

Current Directors	Age (as of 3-31-22)	Director Since	Independent	Committee Memberships			Other Public Directorships
				Audit	Compensation	Corporate Governance
Timothy Armstrong	51	2013	■		■		0
Glenn D. Fogel	60	2017					0
Mirian M. Graddick-Weir	67	2018	■	■	Chair		1
Wei Hopeman	52	2019	■			■	0
Robert J. Mylod, Jr. (Chair)	55	2017	■		■		2
Charles H. Noski (Lead Independent Director)	69	2015	■	■		Chair	1
Nicholas J. Read	57	2018	■	■			1
Thomas E. Rothman	67	2013	■			■	0
Lynn Vojvodich Radakovich	54	2016	■		■	■	2
Vanessa A. Wittman	54	2019	■	Chair			1
Retiring Director
Bob van Dijk	49	2020	■			■	2*
Number of Meetings in 2021				8	6	3
New Director Nominee
Sumit Singh	42	N/A	■				1
*

Mr. van Dijk serves on the boards of Naspers Limited and Prosus N.V. and is the Chief Executive Officer of Naspers. Naspers is a non-U.S. company publicly traded on the Johannesburg Stock Exchange and Prosus is a non-U.S. majority-owned, publicly traded subsidiary of Naspers, primarily traded on the EuroNext Exchange in Amsterdam. Our Corporate Governance Principles generally limit sitting CEOs of public companies from being on more than two public company boards, including ours. However, the CG Committee waived this limit with respect to Mr. van Dijk because his service on Prosus’ board is part of his responsibilities as CEO of Naspers, its parent company, and therefore (a) the responsibilities of board membership on these affiliated companies are overlapping and (b) under these circumstances the CG Committee believes that his membership on Naspers’ and Prosus’ boards would not and did not impair Mr. van Dijk’s ability to devote the necessary time and attention to his service on our Board.

Our Board exhibits a strong mix of desired attributes, including business experience, tenure, age, diversity of perspectives, and independence. Eight of the ten directors that are standing for re-election at the Annual Meeting have joined our Board since 2014, including seven independent directors. The following is a snapshot of some key characteristics of our Board assuming all eleven nominees are elected at the Annual Meeting.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    13

Back to Contents

Our Board is committed to a refreshment process to ensure continued representation of a diversity of viewpoints, backgrounds, experience, and other demographics (such as racial and gender diversity). As of March 31, 2022, our Board has eleven members, including four women and two people of color, and two Board leadership positions are held by women.

Board Diversity Matrix (as of March 31, 2022)
Total Number of Directors		11
	Female	Male	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	6	1
Part II: Demographic Background
Black or African American	1	0	0
Asian	1	0	0
White	2	6	0
Did Not Disclose Demographic Background			1

Executive Compensation Highlights

Resilience through the COVID-19 Recovery

In the beginning of 2021, our Company was facing a steep and uncertain road to recovery from the COVID-19 pandemic. In the first quarter of 2021, our revenue was down 50% and room nights were down 20% compared to the same quarter in 2020 (a quarter only partially affected by the pandemic), and despite the onset of vaccine distribution there was no way to predict the timing of a recovery. Against this backdrop, the Compensation Committee designed a compensation program to balance the uncertainty of recovery with the recognition that our executive officers faced a daunting task to guide the Company through these unprecedented challenges.

Throughout 2021, the rate of vaccinations and COVID-19 case counts varied widely by region and the Delta and Omicron variants caused unexpected setbacks to economic and travel recovery. Despite this challenging environment, the Company achieved 66% room night growth for the year compared to 2020, net income of $1.2 billion, and $2.9 billion of Adjusted EBITDA, the highest among travel companies and a 230% increase from 2020.** Management focused on strengthening the Company’s position through the recovery and executing on key strategic priorities.

Name & Principal Position	2021 Salary	2021 Stock Awards	2021 Incentive Payment	All Other 2021 Compensation	Total 2021 Compensation
Glenn D. Fogel President and Chief Executive Officer	$750,000	$48,010,707	$5,212,500	$8,988	$53,982,195
David Goulden Executive Vice President and Chief Financial Officer	$600,000	$15,375,661	$3,500,000	$8,988	$19,484,649
Peter J. Millones Executive Vice President and General Counsel	$530,000	$16,213,487	$2,750,000	$8,988	$19,502,475
Paulo Pisano(1) Chief Human Resources Officer	$455,764	$2,349,065	$946,018	$9,980	$3,760,827
(1)

Amounts (other than equity awards) for Mr. Pisano are converted using a EUR/USD exchange rate of 1.1825219, which was the average rate for 2021.

**

See Appendix A to this proxy statement for a reconciliation of non-GAAP financial measures and the rationale for the use of non-GAAP financial measures.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    14

Back to Contents

We do:	We do not:
Tie pay to performance.	Provide change in control severance tax gross-ups.
Cap the bonus pool from which senior executives’ individual cash bonuses are paid.	Permit stock option repricing without stockholder approval.
Use “double triggers” in our severance agreements and equity awards.	Provide significant executive-only perquisites.
Have meaningful stock ownership guidelines.	Permit hedging or pledging of our stock by our directors and executive officers.
Have a clawback policy.
Conduct an annual risk assessment of our executive compensation program.
Conduct a robust stockholder engagement process.
Conduct formal executive succession planning.

Annual Meeting Information Summary

DATE AND TIME	LOCATION	RECORD DATE
Thursday, June 9, 2022	Virtual Meeting	April 21, 2022
11:00 a.m., local (Eastern) time	www.virtualshareholdermeeting.com/BKNG2022 For more information about attending the meeting, see How to Attend the Annual Meeting on page 110.

Voting Procedures

All stockholders are cordially invited to attend the virtual Annual Meeting. Whether or not you expect to attend the meeting, please complete, date, sign, and return the enclosed proxy card as promptly as possible to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Alternatively, you may vote online or by calling the toll-free telephone number as described in the instructions included with your proxy card. Even if you have submitted your proxy card, you may still vote through our virtual meeting platform if you attend the meeting. If your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name to obtain a 16-digit control number.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    15

Back to Contents

Voting Matters

The following proposals will be voted upon at the Annual Meeting and are described in more detail in this proxy statement. Our Board recommends that you vote as follows:

Proposals	Board Vote Recommendation	More Information
Election of Directors (Proposal 1)	The Board of Directors recommends that you vote FOR each of the Board of Directors’ nominees.	Page 18
Advisory Vote to Approve 2021 Executive Compensation (Proposal 2)	The Board of Directors recommends that you vote FOR the approval on an advisory basis of our 2021 executive compensation.	Page 91
Ratification of Independent Auditor (Proposal 3)	The Board of Directors recommends that you vote FOR ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.	Page 97
Stockholder Proposal Requesting the Right of Stockholders Holdings 10% of Outstanding Shares of Common Stock to Call a Special Meeting (Proposal 4)

The Board of Directors recommends that you vote AGAINST this non-binding stockholder proposal requesting the right of stockholders holding 10% of outstanding shares of common stock to call a special meeting.

Page 100
Stockholder Proposal Requesting the Company Incorporate Climate Change Metrics into the Executive Compensation Program (Proposal 5)

The Board of Directors recommends that you vote AGAINST this non-binding stockholder proposal requesting the Board of Directors incorporate climate change metrics into executive compensation arrangements for our CEO and at least one other senior executive.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    16

Back to Contents

CORPORATE GOVERNANCE

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    17

Back to Contents

Proposal 1  Election of Directors

The Board currently consists of eleven directors, with no vacancies, and the term of all of the directors expires at the Annual Meeting. As part of ongoing refreshment efforts, the Board nominated Mr. Sumit Singh as a new independent director for election at the Annual Meeting. Mr. Bob van Dijk is retiring from the Board effective as of the Annual Meeting and is therefore not standing for re-election. Assuming all nominated directors are elected, following the Annual Meeting the Board will continue to consist of eleven directors with no vacancies. If elected at the Annual Meeting, each of the eleven director nominees listed below will hold office for a one-year term until the 2023 annual meeting of stockholders and until their successor has been duly elected and qualified, or until their earlier death, resignation, or removal. Unless otherwise instructed, the persons named as proxies on the accompanying proxy card will vote shares represented by properly executed proxies for the eleven nominees named herein. The proxies solicited by this proxy statement may not be voted for more than eleven nominees.

With respect to the election of directors, a majority of votes cast means that the number of shares cast “for” a nominee’s election exceeds the number of “against” votes for that nominee. With respect to Proposal 1, votes cast does not include abstentions or broker non-votes, and therefore, abstentions and broker non-votes will not affect the outcome of the vote. Holders of common stock may not cumulate their votes in the election of directors.

Although the Board anticipates that the eleven nominees will be available to serve as directors on our Board and each person nominated has agreed to serve if elected, if any of them should be unwilling or unable to serve, the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the Board.

The Board of Directors recommends a vote FOR each of the Board’s nominees.

Director Qualifications

We believe that our directors should possess high personal and professional ethics and integrity, and be committed to representing the long-term interests of our stockholders. We endeavor to have a Board representing a range of experiences at policy-making levels in business and in areas that are relevant to the global nature of our operations and our long-term strategy, including growth on a global scale. As a result, the Board and the Corporate Governance Committee (“CG Committee”) believe that, in light of our business, strategy, and structure, the following are key areas of experience, qualifications, and skills that should be represented on the Board:

Leadership experience. The Board believes that directors with experience in significant leadership positions over an extended period, especially chief executive officer positions, provide us and the Board with special insights. These individuals generally possess exceptional leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management, and methods to drive change and growth.

Finance experience. The Board believes that an understanding of finance, financial statements, and financial reporting processes is important for our directors. We generally measure our operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and effective auditing are critical to our success.

Global experience. Our future success depends, in part, on our ability to continue to grow our businesses outside the United States. In 2021, approximately 87% of our consolidated revenues were generated by our businesses outside of the U.S. As a result, the Board believes it is important that it include directors with a global business perspective and significant business experience outside the U.S.

Human Resources experience. As our business continues to grow and the number, locations, and diversity of our employees continues to grow, the Board believes that directors with human resources (including people and culture) experience are increasingly important to our success.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    18

Back to Contents

Internet/E-Commerce experience. The Board believes that having directors with experience in internet or e-commerce businesses — the industries in which we operate — is important for the Board’s ability to oversee management.

Sales and Marketing experience. As our business is highly dependent on effective marketing, the Board seeks to have directors with significant sales and marketing experience to provide additional insight and advice to management in these areas.

Travel Industry experience. The Board believes that having directors with insight into the travel industry and related industries is important to help the Board evaluate our strategy and oversee management.

The following 2022 board skills matrix shows areas of experience, qualifications, and skills that were particularly identified for each nominee by the CG Committee and the Board when considering the current nominees. We continue to evaluate the matrix against our strategy so that it can serve as an effective tool for identifying director nominees who collectively have the complementary skills, experience, and qualifications to guide our company.

	Leadership	Finance	Global Business	Human Resources	Internet/ E-Commerce	Sales and Marketing	Travel
Timothy Armstrong	■		■		■	■
Glenn D. Fogel	■	■	■		■		■
Mirian M. Graddick-Weir			■	■
Wei Hopeman		■	■
Robert J. Mylod, Jr.	■	■	■		■		■
Charles H. Noski	■	■	■
Nicholas J. Read	■	■	■
Thomas E. Rothman	■	■	■			■
Sumit Singh	■		■		■	■
Lynn Vojvodich Radakovich			■		■	■
Vanessa A. Wittman	■	■	■		■

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    19

Back to Contents

Director Tenure

The CG Committee and the Board consider director tenure in connection with the evaluation of nominee independence. The CG Committee believes that Board continuity facilitates effective and efficient leadership, risk management, and oversight, and that the knowledge and understanding of our business gained over years of service are important attributes to consider when determining nominees for election to the Board. The CG Committee and the Board also believe that deliberate and planned Board refreshment is beneficial to the Board and our company, and we have a robust and continuous refreshment process in place. The CG Committee and the Board believe that the current mix of directors reflects an appropriate mix of short-, medium-, and long-tenured directors. With the continuous refreshment of new independent directors over the past several years, eight of our independent directors will have joined the Board in the past eight years and the average tenure of our independent directors will be 5.1 years as of the Annual Meeting.

Nomination and Election Process

Identifying Director Candidates

As set forth in the Company’s Corporate Governance Principles, the CG Committee primarily uses the following criteria to identify and recommend nominees for election or appointment to the Board:

●

the highest personal and professional ethics and integrity;

●

relevant business, professional, or managerial skills and experience (including team-building and communication skills) useful to the oversight of our business;

●

demonstrated leadership skills through involvement in business, professional, charitable, or civic affairs;

●

current knowledge of the markets and communities in which we do business and in our industry or other industries relevant to our business;

●

the characteristics to contribute to the Board’s diversity of viewpoints, background, experience, and other demographics (such as racial and gender diversity);

●

ability and willingness to commit adequate time to fulfilling Board and committee duties and responsibilities;

●

ability and willingness to exercise independent judgment, ask probing questions, and express tough opinions; and

●

expertise, skills, knowledge, experience, and personality that fit well with those of other directors and potential directors in building a Board that is effective, collegial, and responsive to our needs and stockholder interests.

The CG Committee does not set specific minimum qualifications that nominees must meet, but rather believes that each nominee should be evaluated based on their individual merits, taking into account our needs and the overall composition of the Board. The CG Committee’s policy is to consider diversity, including in terms of backgrounds, experience, gender, race, and ethnic or national origin, as a factor in nominating persons for election or appointment to the Board. The CG Committee is committed to actively seeking out highly qualified gender-diverse candidates and individuals from minority groups to include in the pool from which Board nominees are chosen.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    20

Back to Contents

Who Can Recommend Candidates?

●

Outside consultants may be employed to help identify candidates;

●

Other Board members and members of management; and

●

Stockholders

Our Corporate Governance Principles require that the CG Committee give appropriate consideration to potential candidates recommended by stockholders in the same manner as other potential candidates identified by the CG Committee. Stockholders who wish to submit potential candidates for consideration by the CG Committee for election at our 2023 annual meeting of stockholders may do so in accordance with the procedures described in this proxy statement and in our Stockholder Communications Policy (available on our corporate website, www.bookingholdings.com). In addition, stockholders who wish to nominate persons for election to our Board at our 2023 annual meeting of stockholders must do so in accordance with the procedures required under our By-laws and described in this proxy statement in 2023 Stockholder Proposals on page 106.

Evaluating Director Candidates

Members of the CG Committee evaluate possible candidates and suggest individuals to explore in more depth. Once a candidate is identified whom the CG Committee wants to seriously consider and move toward nomination, the chair of the CG Committee or their designee enters into a discussion with that nominee.

When considering current directors for nomination for re-election to the Board, the CG Committee takes into account the performance of each director. Underperforming directors may be asked to leave the Board or may not be re-nominated for election. The CG Committee also reviews the composition of the Board in light of our current challenges and needs and those of the Board, and determines whether it may be appropriate to add or remove individuals after considering the need for specific expertise and issues of independence, judgment, skills, background, tenure, diversity of perspectives, and experience.

Board Evaluations

We conduct an annual evaluation process to assess the performance of our Board and Board committees, which includes:

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    21

Back to Contents

Nominees for Election as Directors

Set forth below is biographical information as of March 31, 2022 for each person nominated for election to the Board at the Annual Meeting.

Age 51 Director since: 2013 Independent Committees: Compensation Other Current Public Directorships: None	TIMOTHY ARMSTRONG
DIRECTOR QUALIFICATIONS

Mr. Armstrong brings to the board extensive experience, expertise, and background in global internet businesses, sales and marketing, and the interactive direct-to-consumer industry gained from his positions as Founder and CEO of the dtx company, Chief Executive Officer of Oath and AOL, and his former positions at Google and ABC/ESPN Internet Ventures; and his corporate leadership experience gained from his positions as Founder and CEO of the dtx company and previously, Chief Executive Officer of Oath and AOL.

CAREER HIGHLIGHTS

Mr. Armstrong is Founder and CEO of the dtx company, a direct to consumer enablement company he established in 2019. From 2009 to 2018, Mr. Armstrong served as the Chairman and Chief Executive Officer of AOL as well as the CEO of Oath (Verizon’s media brand portfolio, including Yahoo! and AOL) after Verizon’s acquisition of AOL in 2015. From 2000 to 2009, Mr. Armstrong served as President, Americas Operations and Senior Vice President of Google Inc. Before joining Google, Mr. Armstrong served as Vice President of Sales and Strategic Partnerships for Snowball.com and as Director of Integrated Sales and Marketing at Starwave’s and Disney’s ABC/ESPN Internet Ventures. Mr. Armstrong serves on the board of the dtx company and Wheels Up, an aviation company. Mr. Armstrong is the Chairman of the Board of Trustees at Greenwich Academy and also serves as a trustee of the USA Olympic and Para-Olympic Foundation.

Age 60 Director since: 2017 Committees: None Other Current Public Directorships: None	GLENN D. FOGEL — CHIEF EXECUTIVE OFFICER AND PRESIDENT
DIRECTOR QUALIFICATIONS

Mr. Fogel gained his qualifications through service as our President and Chief Executive Officer; his previous service as our Head of Worldwide Strategy and Planning, responsible for global corporate strategy, worldwide mergers and acquisitions, business development initiatives, and strategic alliances, helping lead us during a long period of sustained global growth; his previous position as trader at a global asset management company; his previous position as an investment banker focused on the air transportation industry; and his legal education (member of the NY State Bar (retired)).

CAREER HIGHLIGHTS

Mr. Fogel has served as our Chief Executive Officer and President since January 2017 and the Chief Executive Officer of Booking.com since June 2019. Previously, he served as our Head of Worldwide Strategy and Planning from November 2010 to December 2016 and as our Executive Vice President, Corporate Development, from March 2009 to December 2016. Mr. Fogel joined us in February 2000. Prior to that, he was a trader at a global asset management firm and prior to that was an investment banker specializing in the air transportation industry. Mr. Fogel is a member of the New York State Bar (retired).

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    22

Back to Contents

Age 67 Director since: 2018 Independent Committees: Compensation (Chair); Audit Other Current Public Directorships: Yum! Brands, Inc. (since 2012)	MIRIAN M. GRADDICK-WEIR
DIRECTOR QUALIFICATIONS

Dr. Graddick-Weir brings to the board global business experience having served as a senior executive of two large global businesses and on the board of directors of another; and extensive experience in human resources through her positions at AT&T and Merck.

CAREER HIGHLIGHTS

Dr. Graddick-Weir, Ph.D., was the Executive Vice President of Human Resources at Merck & Co., Inc. from 2008 until November 2018, where she led human resources for one of the leading pharmaceutical companies in the world. Dr. Graddick-Weir served as Senior Vice President of Human Resources of Merck from September 2006 to January 2008. Prior to joining Merck, she served as Executive Vice President of Human Resources and Employee Communications of AT&T from 2004 to 2006 and served as its Executive Vice President of Human Resources from 1999 to 2004. Dr. Graddick-Weir was responsible for the design, planning, and administration of all Human Resources functions, including compensation, benefits, recruiting, and training, for AT&T’s 47,000 employees. She joined AT&T in 1981. She currently serves as Chair of Yum! Brands’ nominating and corporate governance committee and as a member of its management planning and development committee.

Age 52 Director since: 2019 Independent Committees: Corporate Governance Other Current Public Directorships: None	WEI HOPEMAN
DIRECTOR QUALIFICATIONS

Ms. Hopeman brings global business and finance experience from her positions as co-founder and Managing Partner of a venture capital firm focused on investing in fintech companies around the world, former Managing Director and Head of Asia for Citi Ventures and various banking and private equity roles, including as a technology banker at The Goldman Sachs Group.

CAREER HIGHLIGHTS

Ms. Hopeman is a Managing Partner of Arbor Ventures, a venture capital firm focused on investing in fintech companies around the world, which she co-founded in 2014. From 2010 to 2014, Ms. Hopeman served as Managing Director and Head of Asia for Citi Ventures. Prior to Citi Ventures, Ms. Hopeman spent time in various other banking and private equity roles, including as the Chief China Representative for Jefferies & Co. and as a technology banker at The Goldman Sachs Group.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    23

Back to Contents

Age 55 Director since: 2017 Independent Committees: Compensation Other Current Public Directorships: Redfin (from 2014 through Redfin’s 2022 Annual Meeting) Vroom, Inc. (since IPO in 2020)	ROBERT J. MYLOD, JR., CHAIR
DIRECTOR QUALIFICATIONS

Mr. Mylod brings to the board significant finance and investment experience as the founder and managing partner of Annox Capital Management, a board member of several public and private technology companies, and various positions with our company over 12 years, including chief financial officer, helping lead us during a long period of sustained global growth.

CAREER HIGHLIGHTS

Mr. Mylod is the Managing Partner of Annox Capital Management, a private investment firm that he founded in 2013. From 1999 to 2011, Mr. Mylod held several roles with us, including Vice Chair, Head of Worldwide Strategy and Planning, and Chief Financial Officer. Prior to joining us, he was a Principal at Stonington Partners, a private equity investment firm. Mr. Mylod has served as a member of the board of directors of Redfin since 2014 and as a member of its audit committee, but he will not stand for re-election at Redfin’s 2022 Annual Meeting. Mr. Mylod was Chair of the Board of Redfin from 2016 to 2020. He is Chair of the Board of Vroom, Inc. and serves as a member of Vroom’s audit and compensation committees. From 2014 to 2021, Mr. Mylod served as a member of the Board of Directors of Dropbox, Inc., a company that specializes in data file sharing and storage. Between October 2015 and April 2017, he served as a member of the board of directors of Autobytel, a company that facilitates the buying and selling of cars online. From 2001 until 2017, Mr. Mylod served as a member of the board of directors of EverBank, a U.S. savings bank providing online and mobile banking and financial services. He also served as a member of the board of directors of Novocure, a cancer treatment company, from 2012 to 2017. He also serves on the board of directors of several privately held companies. Mr. Mylod received an A.B. in English from the University of Michigan and an M.B.A. from the University of Chicago Graduate School of Business.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    24

Back to Contents

Age 69 Director since: 2015 Independent Committees: Audit; Corporate Governance (Chair) Other Current Public Directorships: Hewlett Packard Enterprise (since 2020)	CHARLES H. NOSKI, LEAD INDEPENDENT DIRECTOR
DIRECTOR QUALIFICATIONS

Mr. Noski brings to the board expertise through his senior leadership roles at large public, global companies, including as Chief Financial Officer of AT&T Corporation and Bank of America Corporation, director of Hewlett Packard Enterprise, former chairman of the board of Wells Fargo & Company, and former director of Microsoft Corporation and other public companies, and service as a partner at one of the world’s largest public accounting firms.

CAREER HIGHLIGHTS

In 2012, Mr. Noski retired as a Vice Chairman of Bank of America Corporation, to which he was named after previously serving as that company’s Executive Vice President and Chief Financial Officer. Prior to this, Mr. Noski served as Chief Financial Officer, Corporate Vice President and as a member of the board of directors of Northrop Grumman Corporation. Prior to Northrop Grumman, he was Vice Chairman of the board of directors and Chief Financial Officer of AT&T Corporation. Before that, Mr. Noski led Hughes Electronics Corporation in various senior executive roles, including as Vice Chairman and President and Chief Operating Officer. Mr. Noski began his career at Deloitte & Touche LLP where he was named Partner. Mr. Noski was elected to the board of directors of Wells Fargo & Company in 2019, served as Chairman of the Wells Fargo board from March 2020 to August 2021, also chaired its governance and nominating committee and its audit committee, and retired from the board in 2021. In 2020, Mr. Noski was elected to the Hewlett Packard Enterprise board and is a member of its finance and investment committee and as of April 2022, its audit committee. From 2003 to 2019, Mr. Noski served as a member of the board of directors of Microsoft Corporation and was the Chairman of Microsoft’s audit committee and a member of its governance and nominating committee. Mr. Noski was also Chairman of the board of trustees of the Financial Accounting Foundation from 2016 to 2019 and a former member of the board of directors of the National Association of Corporate Directors. In addition, Mr. Noski served as a member of the board of directors of Avon Products, Inc. from 2012 to 2018.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    25

Back to Contents

Age 57 Director since: 2018 Independent Committees: Audit Other Current Public Directorships: Vodafone Group Plc (since 2014)	NICHOLAS J. READ
DIRECTOR QUALIFICATIONS

Mr. Read brings to the board extensive finance and executive experience, including as Chief Executive Officer, Chief Financial Officer, and other executive positions of a global telecommunications company, and is also a chartered management accountant.

CAREER HIGHLIGHTS

Mr. Read has served as Chief Executive Officer of Vodafone Group Plc since October 2018 and as a member of its board of directors since 2014. Prior to becoming its Chief Executive Officer, Mr. Read served as Group Chief Financial Officer of Vodafone Group Plc from April 2014 to July 2018. Since joining Vodafone in 2001, Mr. Read has held a variety of senior roles, including Chief Financial Officer and Chief Executive Officer of Vodafone Limited, the U.K. operating company. Prior to becoming Group Chief Financial Officer, Mr. Read served as Regional Chief Executive Officer for Africa, Middle East and Asia Pacific for five years and was a board member of the Vodafone publicly-traded subsidiaries Vodacom, Safaricom, and Vodafone Qatar and Vodafone’s joint ventures VHA in Australia and Indus Towers in India. Prior to joining Vodafone, he held senior global finance positions with United Business Media Plc and Federal Express Worldwide. Mr. Read is a Fellow Chartered Management Accountant and a Chartered Global Management Accountant, with a BA (Hons) in Accounting and Finance.

Age 67 Director since: 2013 Independent Committees: Corporate Governance Other Current Public Directorships: None	THOMAS E. ROTHMAN
DIRECTOR QUALIFICATIONS

Mr. Rothman brings to the board extensive executive leadership of global media companies; and has demonstrated a long and successful career marketing and financing motion pictures, television programs, and other media.

CAREER HIGHLIGHTS

Mr. Rothman has served as Chairman of Sony Pictures Entertainment Motion Picture Group since March 2015, where he oversees Columbia Pictures, TriStar Pictures, Imageworks and Sony Pictures Animation, along with other entities. In June 2021, he was promoted to Chairman and CEO of Sony Pictures Entertainment Motion Picture Group. From September 2013 to February 2015, Mr. Rothman was Chairman of TriStar Productions. Previously, Mr. Rothman served as Chairman of Fox Entertainment Group Inc., a media company and subsidiary of News Corp. from 2000 to 2005 and as its Chairman and Chief Executive Officer from 2005 to 2012. Mr. Rothman served as President of Twentieth Century Fox Film Group from January 2000 to August 2000, and served as President of Twentieth Century Fox Production from 1995 to 2000. In 1994, Mr. Rothman founded and served as President of Fox Searchlight Pictures. Prior to that, he served as President of Worldwide Production for the Samuel Goldwyn Company from 1989 to 1994. Mr. Rothman also served as an associate and then partner with Frankfurt, Kurnit, Klein & Selz, a law firm, from 1982 to 1987. Mr. Rothman is a member of the boards of the California Institute of the Arts and Brown University (emeritus). He served as a member of the National Council of the Arts, the governing body for the National Endowment for the Arts since 2015, and has been appointed by President Biden to the board of the Corporation for Public Broadcasting and is awaiting U.S. Senate confirmation.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    26

Back to Contents

Age 42 Director since: N/A Independent Committees: None Other Current Public Directorships: Chewy, Inc. (since IPO in 2019)	SUMIT SINGH
NEW DIRECTOR NOMINEE QUALIFICATIONS

Mr. Singh brings to the board extensive executive experience, including as Chief Executive Officer of Chewy, Inc. and other senior leadership positions of global online retailers.
CAREER HIGHLIGHTS

Mr. Singh has served as Chief Executive Officer of Chewy, Inc. since March 2018, following seven months serving as Chief Operating Officer of Chewy, and has served as a director of Chewy since April 2019. In 2019, he led the company through its initial public offering. Prior to joining Chewy, Mr. Singh held senior leadership positions at Amazon, where from 2015 to 2017, he served as Worldwide Director of Amazon’s Consumables businesses (fresh and pantry) and, from 2013 to 2015, as General Manager for Amazon’s North American merchant fulfillment and third-party businesses. Prior to Amazon, Mr. Singh served in senior management positions at Dell Technologies Inc. He has nearly 20 years of global leadership experience that spans e-commerce, technology, retail, and logistics. He holds a Bachelor of Technology degree from Punjab Technical University and a Master’s in Engineering from the University of Texas at Austin, as well as an M.B.A. from the University of Chicago Booth School of Business.

Age 54 Director since: 2016 Independent Committees: Corporate Governance; Compensation Other Current Public Directorships: Dell Technologies (since 2019) Ford Motor Company (since 2017)	LYNN VOJVODICH RADAKOVICH
DIRECTOR QUALIFICATIONS

Ms. Vojvodich Radakovich brings to the board extensive experience, expertise, and background in global business, internet marketing, and sales, including from her former position as Chief Marketing Officer of Salesforce as well as prior experience in senior marketing positions at large, global organizations and experience working with start-up and growth-stage technology companies.

CAREER HIGHLIGHTS

Ms. Vojvodich Radakovich is an advisor to start-up and growth-stage technology companies. She served as Executive Vice President and Chief Marketing Officer of Salesforce from 2013 to February 2017. Before joining Salesforce, Ms. Vojvodich Radakovich was a partner at Andreessen Horowitz, a leading venture capital firm, where she helped companies build their go-to-market strategies. Previously, she was the Chief Marketing Officer at Terracotta Inc., a leader in in-memory and cloud-enabling technology. Ms. Vojvodich Radakovich has also served in various roles at organizations including Bain & Company and Microsoft. Ms. Vojvodich Radakovich has served as a member of the board of directors of Dell Technologies since April 2019 and Figma, a cloud-based design software company, since December 2019. She has served as a member of the board of directors of Ford Motor Company since 2017 and is a member of its compensation, nominating & governance, and sustainability & innovation committees. Ms. Vojvodich Radakovich began her career as a mechanical engineer in a hard hat working on the design and construction of Gulfstream jets and offshore oil structures.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    27

Back to Contents

Age 54 Director since: 2019 Independent Committees: Audit (Chair) Other Current Public Directorships: Oscar Health, Inc. (since IPO in 2021)	VANESSA A. WITTMAN
DIRECTOR QUALIFICATIONS

Ms. Wittman brings to the board extensive global business, finance, executive, and internet/E-commerce experience, including as Chief Financial Officer of Glossier and global internet and technology companies Oath, Dropbox, and Motorola Mobility, Chief Financial Officer of Marsh & McLennan Companies and as a board member of several private and public technology and retail companies.

CAREER HIGHLIGHTS

Ms. Wittman served as the Chief Financial Officer of Glossier, an online beauty product company, from April 2019 until her retirement in April 2022. She previously served as Chief Financial Officer of Oath, a subsidiary of Verizon, during 2018. Ms. Wittman served as Chief Financial Officer of Dropbox from 2015 to 2016 and as Chief Financial Officer of Motorola Mobility, a subsidiary of Google, from 2012 to 2014. From 2008 to 2012, Ms. Wittman served as Executive Vice President and Chief Financial Officer of Marsh & McLennan Companies, a global professional services firm. Prior to Marsh & McLennan, Ms. Wittman held a number of other senior finance roles during her career. Ms. Wittman currently serves on the board of directors of Impossible Foods Inc., a sustainable foods company, and is the audit committee chair. Since 2021, Ms. Wittman also serves as a member of the board of directors of Oscar Health. From 2014 to 2019, Ms. Wittman was a member of the board of directors of Ulta Beauty, a cosmetics and beauty supply retailer, and served on its audit committee. She also served as a member of the board of directors of Sirius XM Holdings from 2011 to 2018.

Retiring Director

Age 49 Director since: 2020 Independent Committees: Corporate Governance Other Current Public Directorships: Naspers LTD* Prosus NV* (a majority-owned subsidiary of Naspers)	BOB VAN DIJK
DIRECTOR QUALIFICATIONS

Mr. van Dijk brought to the Board extensive leadership, finance, global business, and Internet/E-Commerce experience as Chief Executive Officer of one of the largest technology investors in the world.
CAREER HIGHLIGHTS

Mr. van Dijk has served as the Chief Executive Officer of Naspers, a global internet group and technology investor, since 2014. In September 2019, he assumed the additional role of Chief Executive Officer of Prosus, a majority owned subsidiary of Naspers. From 2013 until he was promoted to Chief Executive Officer of Naspers, he served as Allegro Group CEO and CEO of Global Transaction eCommerce. Mr. van Dijk has also served in several general management positions with eBay and Schibsted. Previously, Mr. van Dijk was an entrepreneur in online financial products. He began his career at McKinsey with a focus on mergers and acquisitions and media.

*

Naspers is a non-U.S. company publicly traded on the Johannesburg Stock Exchange and Prosus is a non-U.S. majority-owned, publicly traded subsidiary of Naspers, primarily traded on the EuroNext Exchange in Amsterdam. Our Corporate Governance Principles generally limit sitting CEOs of public companies from being on more than 2 public company boards, including ours. However, the CG Committee waived this limit with respect to Mr. van Dijk because his service on Prosus’ board is part of his responsibilities as CEO of Naspers, its parent company, and therefore (a) the responsibilities of board membership on these affiliated companies are overlapping and (b) under these circumstances the CG Committee believes that his membership on Naspers’ and Prosus’ boards would not and did not impair Mr. van Dijk’s ability to devote the necessary time and attention to his service on our Board.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    28

Back to Contents

Our Governance Framework

We and our Board operate under corporate governance principles that are designed to maximize long-term stockholder value, align the interests of the Board and management with those of our stockholders, and promote high ethical conduct among our directors and employees.

A copy of our Corporate Governance Principles is available on our corporate website at www.bookingholdings.com. Our Corporate Governance Principles include:

A majority of the Board must consist of independent directors. See Director Independence beginning on page 36.
The CG Committee concurs annually on a CEO succession plan. See Board Committees — Corporate Governance Committee on page 35.
The Board and each committee can hire its own outside advisors.
The independent directors have at least two regularly scheduled meetings each year.
The Compensation Committee, meeting without our CEO present, evaluates our performance and the performance of our CEO and recommends to the Board the compensation of our CEO.
We maintain stock ownership guidelines for directors and executive officers. See Stock Ownership Guidelines on page 67 and Non-Employee Director Stock Ownership Guidelines on page 89.
The Board appoints a Lead Independent Director if the Chair is not independent or as the Board deems appropriate. See Leadership Structure on page 29.

Leadership Structure

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chair of the Board as the Board believes that it is in the best interests of the Company and our stockholders to make that determination from time to time. The Board has determined that separation of the roles of Chief Executive Officer and Chair is currently in the best interests of the Company and our stockholders.

Robert J. Mylod has been serving as the Chair of the Board since June 2020. In light of Mr. Mylod’s previous experience as an executive of our Company and the resulting familiarity with our operations, he provides an important connection between the Board’s non-executive directors and management and provides valuable advice to and oversight of the Company’s Chief Executive Officer. Although Mr. Mylod is an independent director, the Board has determined that it is in the Company’s best interest to maintain the position of Lead Independent Director. Mr. Noski has been serving as the Company’s Lead Independent Director since June 2020.

Role of the Chair of the Board

ROBERT J. MYLOD, JR.
CHAIR OF THE BOARD
●

preside at and lead meetings of the Board and stockholders;

●

together with the Lead Independent Director, set and approve the Board’s agenda in consultation with the Chief Executive Officer;

●

lead and manage the business of the Board, providing clear direction and focus for the activities of the Board;

●

provide input to the Compensation Committee regarding the performance of the Chief Executive Officer and to the CG Committee regarding the performance of directors and new candidates to join the Board;

●

develop a close and effective working relationship with the Chief Executive Officer; and

●

on a case-by-case basis and where appropriate, if requested by major stockholders, be available for consultation and direct communication with such stockholders.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    29

Back to Contents

Role of the Lead Independent Director

CHARLES H. NOSKI
LEAD INDEPENDENT DIRECTOR
●

call, set the agenda for, and lead meetings and executive sessions of the independent directors;

●

together with the Board Chair, set and approve the Board’s agenda in consultation with the Chief Executive Officer;

●

from time to time as he deems necessary or appropriate, consult with the Board Chair and the Chief Executive Officer as to the quality, quantity, and timeliness of the flow of information from management that is necessary for the independent directors to perform their duties effectively;

●

provide input to the Compensation Committee regarding the performance of the Chief Executive Officer and to the CG Committee regarding the performance of directors and new candidates to join the Board;

●

on a case-by-case basis and where appropriate, if requested by major stockholders, be available for consultation and direct communication with such stockholders; and

●

authorize the retention of outside advisors and consultants that report directly to the Board.

Other Select Corporate Governance Policies and Practices

We do:

Code of Ethics. We have adopted a code of ethics that we refer to as our “Code of Conduct” and we require all directors and employees (including executive officers) to adhere to it in discharging their work-related responsibilities. A copy of our Code of Conduct is available on our corporate website at www.bookingholdings.com.

Annual Meetings. At each annual meeting of stockholders, stockholders have the ability to vote on important matters that are presented at the meeting, including the annual election of all of our directors.

Special Meetings. If important matters arise between annual meetings of stockholders, our certificate of incorporation provides that the Chair of the Board, the Vice Chair of the Board (if any), the Chief Executive Officer, the Board, or stockholders holding at least 25% of our shares may call a special meeting of stockholders. If properly called, a special meeting of stockholders would provide all stockholders an opportunity to debate and vote on matters outside the annual meeting cycle.

Written Consent. If important matters arise between annual meetings of stockholders, our certificate of incorporation provides that the Chair of the Board, the Vice Chair of the Board (if any), the Chief Executive Officer, the Board, or stockholders may act by written consent in lieu of a meeting, provided that the holders of no less than 25% of the outstanding shares of the Company’s common stock first request that the Board establish a record date for stockholders for such action by written consent.

Majority Vote Standard. We have a majority vote standard in uncontested elections of directors, which means that directors are required to tender their resignation unless they receive the support of a majority of votes cast.

Proxy Access and Stockholder Nominees. Stockholders have the opportunity to nominate individuals for election to the Board pursuant to our By-Laws and Delaware law and, in accordance with our By-Laws, to include nominees in our proxy statement. As approved by our stockholders at our 2015 annual meeting, our proxy access By-Law provides that:

●

any stockholder or group of stockholders holding at least 3% of our outstanding common stock,

●

continuously for at least 3 years,

●

can include in our proxy statement nominees for up to 25% of our Board for election at an annual stockholders’ meeting.

Annual Advisory Vote on Executive Compensation. The Board has implemented and our stockholders have approved an annual stockholder advisory vote on executive compensation, which means that stockholders have the opportunity to provide feedback on our executive compensation practices on an annual basis.

Lead Independent Director. Since January 2013, we have had a Lead Independent Director with a set of defined responsibilities, including, among other things, if requested and when appropriate, ensuring availability for consultation and direct communication with major stockholders. See Leadership Structure and Board Practices and Procedures — Communications with the Board of Directors for more details.

Stock Ownership Guidelines. The Board has adopted stock ownership guidelines for executive officers and non-employee directors. See Stock Ownership Guidelines on page 67 and Non-Employee Director Stock Ownership Guidelines on page 89.

We do not:
Rights Plan. We do not have a stockholder rights plan, sometimes referred to as a “poison pill.”
Supermajority Voting Provisions. Neither our certificate of incorporation nor our By-Laws contain any supermajority voting provisions.
Classified Board. We do not have a classified board of directors. All directors are elected by the stockholders each year.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    30

Back to Contents

Our Board’s Role in Company Strategy

The Board is elected by and accountable to the stockholders and is responsible for our strategic direction and oversight of management.

providing consumers with the most comprehensive choices and prices at any time, in any place, on any device;
making it easy for people to find, book, pay for, and experience their travel desires;
offering platforms, tools, and insights to our business partners to help them be successful; and
operating our business sustainably and supporting sustainable travel choices by our consumers and partners.

Our Strategy

We focus on relentless innovation and execution and a commitment to serve both consumers and partners with unmatched service and best-in-class technology. Although new variants of COVID-19 continue to make the shape and timing of recovery uncertain, we believe the global online travel and dining industries will gradually return to pre-pandemic levels and consumer purchasing will continue to shift from traditional offline to online channels.

As travel demand returns, we expect to benefit from this online growth by expanding our service offerings and markets. We aim to be the world leader in online travel and related services by:

The Board oversees the formulation and implementation of our strategy. The Board and management, including our executive officers and the chief executive officers of our primary brands, meet annually to review the state of our operating markets, analyze our competitive position, measure our performance against our strategy, and evaluate and adjust our strategy. While management takes the lead in preparing background materials and proposes the going-forward strategic direction for Booking Holdings, the Board plays an active role in overseeing our strategy. In particular, our Chair and Lead Independent Director work closely with management in advance of the meeting to prepare and approve the agenda for the meeting and to consult on the strategy to be proposed by management. Between these annual strategy meetings, management reports to the Board regularly, typically in connection with each regular meeting of the Board, on our implementation of the strategy and our progress toward reaching our strategic goals, and the Board discusses with management whether adjustments should be made in light of any changes in our Company, our markets, our competitors, or otherwise. In addition, the Board meets regularly in executive session without management to discuss our performance and strategy.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    31

Back to Contents

Board’s Role in Risk Oversight

The Board and Audit Committee review our key risks on at least an annual basis. Our internal audit function, with primary oversight by the Audit Committee, identifies and assesses the key risks facing the organization across functions and regions (e.g., strategic, operational, and privacy and data protection). The Board, or a committee of the Board, regularly reviews the initiatives to mitigate the effects of these risks. These reviews include updates throughout the year from the businesses, regions, and functions from which the key risks arise. For example, the Audit Committee is briefed quarterly and the Board is briefed twice a year on the risks the Company faces with respect to cybersecurity, privacy, or data protection and the strategy to mitigate these risks. The Board and committees are responsible for risk oversight while management is responsible for executing our risk management policies. Various committees are responsible for the oversight of specific risks.

AUDIT COMMITTEE

Oversees:

●

risk assessment and processes generally;

●

internal control over financial reporting;

●

risk management related to hedging activities, investments, and use of derivative instruments;

●

risk assessment and processes related to privacy, data protection, and cybersecurity; and

●

general operational, business continuity, legal, regulatory, and compliance risks.

COMPENSATION COMMITTEE

Oversees:

●

risks related to compensation programs;

●

risks related to human capital management; and

●

our compensation policies and practices, including those applicable to our named executive officers, to determine whether they incentivize undesired risk-taking.

See Compensation Risk Assessment on page 90 for information on the compensation risk assessment.

CORPORATE GOVERNANCE COMMITTEE

Oversees:

●

risks related to the composition of our Board, including ensuring that we have Board members with the appropriate experience, judgment, availability, skills, tenure, diversity of perspectives, and ability to effectively oversee our business and fulfill the duties of the Board and each Board committee;

●

our corporate governance practices, including our sustainability policies and practices; and

●

the development, improvement, and review of our global compliance program, including our Code of Conduct.

MANAGEMENT

On a quarterly basis, members of management with responsibility for privacy, data protection, cybersecurity, and/or technology risks update the Audit Committee on these risks, risk management activities and efforts, best practices, lessons learned from incidents at other companies as well as at our Company, the effectiveness of our security measures, and other related matters. Our internal audit and compliance functions also meet with the Audit Committee regularly, including in executive sessions without other members of management present, to report on their areas of responsibility.

The Company has a management-level risk committee tasked with ensuring risks are properly managed or mitigated and aligning strategic objectives with an appropriate level of risk tolerance designed to maximize business success. As part of our risk mitigation strategy, we require that all employees across Booking Holdings complete annual information security awareness training.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    32

Back to Contents

Director Orientation and Continuing Education

New directors participate in our director orientation program, which includes in-depth sessions devoted to director fiduciary obligations, our Company’s strategy and operations, and introductions to key members of management, among other topics. Topics are tailored based on the director’s committee membership(s) and background and may include a deeper dive on issues such as our compensation program for members of the Compensation Committee.

We encourage directors to attend corporate governance and other director workshops to further develop their expertise or otherwise stay abreast of issues relevant to their service on the Board. Our policy is to reimburse directors for the costs of attending such programs. In addition, our Board and Board committees regularly invite outside experts to present to them on a variety of topics, which have included corporate governance trends and best practices and areas of risk management such as cybersecurity and privacy issues.

Board Committees

Our Board has three standing committees: an Audit Committee, a Compensation Committee, and a Corporate Governance Committee. Each committee has a written charter available on our corporate website, www.bookingholdings.com.

Audit Committee

The Audit Committee’s responsibilities include, among other things:

●

overseeing and reviewing our consolidated financial statements, accounting practices, and related internal controls;

●

overseeing our relationship with our independent registered public accounting firm, including making all decisions relating to appointing, compensating, evaluating, and retaining the independent registered public accounting firm;

●

overseeing our internal audit function;

●

establishing procedures for the submission, receipt, and treatment of complaints or concerns regarding accounting or auditing matters;

●

reviewing and approving all related party transactions (defined as transactions required to be disclosed by Item 404 of the U.S. Securities and Exchange Commission (the “SEC”) Regulation S-K); and

●

acting as our primary risk oversight committee, including by overseeing our compliance program and risk management efforts generally (including with respect to privacy and data security), as well as our major financial risk exposures. See Board’s Role in Risk Oversight on page 32 for additional details.

The Board has determined that each member of the Audit Committee is an independent director based on The Nasdaq Stock Market’s (“Nasdaq”) listing rules and also satisfies the SEC’s additional independence requirements for members of audit committees.

MEMBERS
● Vanessa A. Wittman (Chair) ● Mirian M. Graddick-Weir ● Charles H. Noski ● Nicholas J. Read
Eight meetings in 2021
Report on page 94
“Audit Committee Financial Experts”: ● Charles H. Noski ● Nicholas J. Read ● Vanessa A. Wittman

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    33

Back to Contents

Compensation Committee

The Compensation Committee’s responsibilities include, among other things:

●

setting, or recommending to the Board for determination, the compensation of our chief executive officer;

●

reviewing and approving the compensation of our other executive officers;

●

reviewing the policies, programs, and initiatives related to human capital management within the workforce, including with respect to promoting diversity, inclusion, and belonging, Company’s culture, employee engagement and talent recruitment, development, and retention;

●

administering employee benefit plans including incentive compensation plans and equity-based plans;

●

recommending to the Board for approval compensation plans for non-employee directors;

●

making recommendations to the Board with respect to the adoption of incentive compensation plans and equity-based plans;

●

reviewing and approving succession plans for senior management personnel (other than the CEO, which is the responsibility of the CG Committee); and

●

overseeing risks related to compensation programs. See Board’s Role in Risk Oversight on page 32 for additional details.

The Board has determined that each member of the Compensation Committee is an independent director based on Nasdaq’s listing rules and additional requirements for membership on the Compensation Committee. The Compensation Committee has the authority to appoint and dismiss its advisors and compensation consultants and approve their compensation. These advisors report directly to the Compensation Committee. The Compensation Committee previously retained Mercer LLC (“Mercer”) as its outside compensation consultant until it hired Semler Brossy (“Semler”) as its outside compensation consultant in July 2021. While Semler reports to the Compensation Committee, the Compensation Committee authorized Semler to communicate and work with management with respect to the compensation planning process.

MEMBERS
● Mirian M. Graddick-Weir (Chair) ● Timothy Armstrong ● Robert J. Mylod, Jr. ● Lynn Vojvodich Radakovich
Six meetings in 2021
Report on page 70

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    34

Back to Contents

Corporate Governance Committee

The CG Committee actively and regularly evaluates the composition of the Board, including the skills, diversity, and experience of directors, in light of our changing business needs and challenges and takes the lead in identifying needed changes, including adding and qualifying directors with certain skills, experience, or other desirable traits, planning for director retirements, ensuring an appropriate mix of short-, medium- and long-tenured directors, or for any other reason. The CG Committee also has primary responsibility for oversight of sustainability matters. The CG Committee oversees the establishment and implementation of our corporate governance standards, practices, and policies. The written charter of the CG Committee provides, among other things, that it shall:

●

identify individuals believed to be qualified to become Board members, consistent with criteria approved by the Board (which are set forth in our Corporate Governance Principles and the CG Committee’s charter and which are described above in Nomination and Election Process — Identifying Director Candidates on page 20), and to select, or recommend to the Board, the nominees to stand for election as directors at the annual meeting of stockholders;

●

identify and recommend that the Board appoint Board members qualified to fill vacancies on any committee of the Board (including the CG Committee);

●

assess whether candidates to join the Board would be “independent” under Nasdaq’s listing rules;

●

establish procedures to receive prompt notification of changes in a director’s circumstances that may affect their qualifications or independence as a director and review such information and make recommendations as deemed appropriate;

●

regularly evaluate and, as appropriate, recommend to the Board any modifications or enhancements to the Board’s Corporate Governance Principles, and review and consider the effectiveness of the Corporate Governance Principles at least once a year;

●

review and concur on a succession plan for selecting a successor to the Chief Executive Officer, both in emergency situations and in the ordinary course of business;

●

at least annually, review our Code of Conduct and Stockholder Communications Policy and their effectiveness and, if appropriate, make enhancement recommendations for Board approval;

●

periodically review our policies and practices relating to sustainability, including environmental, social, and governance matters, approving our annual sustainability report, and related matters; and

●

design a process for the Board to conduct a self-evaluation at least annually.

The Board has determined that each member of the CG Committee is an independent director based on Nasdaq’s listing rules. The CG Committee approved and recommended to our Board the eleven director nominees standing for election at the Annual Meeting.

MEMBERS
● Charles H. Noski (Chair) ● Wei Hopeman ● Thomas E. Rothman ● Bob van Dijk ● Lynn Vojvodich Radakovich
Three meetings in 2021

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    35

Back to Contents

Director Independence

Our independence guidelines outlined in the Corporate Governance Principles conform to Nasdaq’s listing rules for independence requirements and the rules of the SEC. For each of 2022 and 2021, the CG Committee recommended to the Board, and the Board determined, that each of the nominees for election to the Board at the Annual Meeting other than Mr. Fogel is an “independent director” based on Nasdaq’s listing rules, the SEC rules, and our Corporate Governance Principles.

In making its independence determination, the CG Committee and the Board considered ordinary course transactions between the Company and certain entities affiliated with directors, which our Board determined are not material to our Company, the directors, or the companies with which the directors are associated. In particular, the Board and the CG Committee took into account the following transactions during 2021:

●

Mr. Mylod serves as a director at ClassPass, Inc., from which we purchased fitness subscription services, and Evolve Vacation Rentals, Inc., which paid us commissions on accommodation reservations.

●

Mr. Noski serves as director at Hewlett Packard Enterprise, from which we purchased computer products and data center services and which paid us for fixed asset recycling.

●

Mr. Read serves as CEO and director of Vodafone Group, from which we purchased communication services and internet bandwidth.

●

Mr. Rothman is Chairman and CEO of Sony Pictures Entertainment, from which we purchased a music copyright license.

●

Ms. Vojvodich Radakovich serves as director at Dell Technologies, from which we purchased computer hardware and software, and Figma, from which we purchased design tool licenses.

In each instance described above, the amount of payments made and received by each entity represented an immaterial percentage of the Company’s and the other entity’s revenues. The Board and the CG Committee concluded that all such transactions have been conducted on an ordinary course, arm's-length basis and do not interfere with the exercise of independent judgment by the relevant directors.

Certain Relationships and Related Transactions

Review and Approval or Ratification of Related Person Transactions

The Audit Committee, pursuant to a written policy, reviews all relationships and transactions in which we participate and in which any related person has a direct or indirect material interest and the transaction involves or is expected to involve payments of $120,000 or more in the aggregate per fiscal year. Our legal staff is primarily responsible for gathering relevant information from our directors and executive officers. Related person transactions are generally identified in:

●

questionnaires annually distributed to our directors and executive officers;

●

certifications submitted annually by our executive officers and directors related to their compliance with our Code of Conduct;

●

communications made directly by the related person to management; and

●

periodic internal reviews by management.

As required under SEC rules, transactions in which we participate and in which any related person has a direct or indirect material interest and the amount involved exceeds $120,000 are disclosed in our proxy statement. The Audit Committee reviews and approves or ratifies any such related person transaction. In the course of its review and approval or ratification of a disclosable related party transaction, the Audit Committee considers:

●

the nature of the related person’s interest in the transaction;

●

the material terms of the transaction, including, without limitation, the amount and type of transaction;

●

the importance of the transaction to the related person;

●

the importance of the transaction to us;

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    36

Back to Contents

●

whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

●

any other matters the Audit Committee deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction (although such director may be counted in determining the presence of a quorum at a meeting that considers such a transaction). This process is included in our Corporate Governance Principles, which is available on our corporate website (www.bookingholdings.com).

Board Practices and Procedures

Communications with the Board of Directors

Stockholders may contact any of our directors, a committee of the Board, non-employee or independent directors as a group, or the Board as a whole by writing to them c/o Office of the General Counsel, Booking Holdings Inc., 800 Connecticut Avenue, Norwalk, Connecticut 06854. Stockholders should state in such communication how many shares of our common stock they own as of the date of their communication. Communications received in this manner by the Board will be initially reviewed and logged by our Corporate Secretary and then periodically, and at least quarterly, forwarded to the Chair of the Board and the Lead Independent Director, if there be one, and/or the Chair of the CG Committee.

Board of Director Attendance

Regular meetings of the Board are generally held six times per year and special meetings are scheduled when necessary. The Board held eight meetings in 2021. For 2021, all directors attended at least 75% of the meetings of the Board and the Board committees of which they were members held while they were serving on the Board and any such committees.

Attendance at Annual Meetings

We expect directors to attend our annual meetings of stockholders. All eleven current members of the Board attended our 2021 virtual annual meeting of stockholders.

Compensation-related Corporate Governance

See Compensation Governance Matters on page 67 for our various compensation-related corporate governance policies and practices, including policies regarding compensation clawbacks, 10b5-1 plans, and hedging and pledging of securities.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    37

Back to Contents

Sustainability

Our approach to sustainability is a natural extension of our mission to make it easier for everyone to experience the world.

We further our mission of helping people experience the world by staying committed to our values and providing excellent services to our customers. Our organizational values are:

●

Experiences of every kind, for everyone

●

Absolute integrity

●

Relentless innovation

●

The sum is greater than our parts

●

Diversity gives us strength

For more information, visit our sustainability web page at www.bookingholdings.com/sustainability.

Sustainable Travel

We have a responsibility to help ensure the world remains worth experiencing and to promote a more sustainable travel industry — culturally, environmentally, and socioeconomically. The CG Committee is tasked with oversight of our sustainability practices and policies, including environmental, social, and governance matters. In 2021, we also created a Sustainability Steering Committee dedicated to monitoring and driving progress toward our sustainability objectives. Our sustainability strategy focuses on our own environmental impact through our operations as well as making it easier for consumers to make sustainable travel choices and helping our travel partners as they seek to become more sustainable.

Operating our business sustainably and building a culture of sustainability

This year we became the first global online travel company to launch a Climate Action Plan, which articulates our longer-term climate change vision and strategy and addresses our responsibility to stakeholders and society. Our Plan outlines our scope 1, scope 2, and scope 3 emissions reductions targets and timelines. The Company consulted the independent Science Based Targets initiative and we established our emissions reduction and net-zero targets in accordance with their latest guidelines. The Company intends to report progress against these targets annually beginning in 2023.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    38

Back to Contents

Making it easier for travelers to book sustainable trips

Together with our travel provider partners we are on a journey to increase sustainable travel through our Travel Sustainable Program. The program includes educational resources and features that make it easier for travelers to discover and book properties that follow sustainable practices.

●

In 2021, we launched the program’s flagship initiative, the Travel Sustainable badge for accommodations. This badge identifies properties that follow sustainable practices and provides our customers with information to make more sustainable choices when they travel. Over 100,000 properties listed on Booking.com have a Travel Sustainable Badge. By 2023, we expect to launch a similar badge at Priceline and Agoda.

●

We published a sustainability handbook available to partners that shares the benefits of adopting sustainable practices and tips for adopting them.

●

In addition to the Least CO2 sorter that KAYAK launched in 2020, KAYAK launched several new sustainable travel awareness initiatives in 2021, including the addition of a Most Sustainable Airlines category to its annual KAYAK Travel Awards 2021, in partnership with Atmosfair.

Catalyze sustainable travel growth through external collaboration

Booking Holdings understands that building a truly sustainable travel industry will take time, coordination and a concerted effort. We advocate for a more sustainable industry through thought leadership and partnerships across our brands.

●

KAYAK partnered with Lonely Planet on the “Best in Travel 2021 Awards,” which highlighted destinations making a difference through their focus on sustainability, community, and diversity.

●

Booking.com is a founding partner of the Travalyst coalition, a nonprofit organization that is convening a global alliance of leading travel and tourism service providers. In 2021, Booking.com worked closely with other Travalyst partners to unify its framework for sustainability.

●

Agoda was recognized for its contribution to the environment through carbon sequestration with a Climate Action Award during the Sustainable Wellness Destination Climate forum, hosted by FeedUp@UN and the Agricultural and Food Marketing Association for Asia and the Pacific.

You can find more information on our sustainability efforts in our 2021 Sustainability Report, as well as our Climate Action Plan at www.bookingholdings.com/sustainability.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    39

Back to Contents

Diversity, Inclusion & Belonging

We aspire to reflect the dynamic populations of our customers and the destinations we help people visit as we work together to make it easier for everyone to experience the world. We believe that travel, and therefore our business, helps increase understanding, acceptance, and a sense of inclusion as people broaden their horizons, are introduced to other people and cultures, have new experiences, increase their knowledge, and grow to appreciate the world in which we live. We believe that our Company, our stockholders, our customers, and our employees all benefit from our commitment to inclusive leadership in all aspects of our Company.

Leadership at the Top
●

The Compensation Committee is tasked with oversight of human capital management, including diversity, inclusion, and belonging, Company culture, employee engagement and talent recruitment, development, and retention.

●

The CG Committee has a policy to consider diversity, including viewpoints, backgrounds, experience, gender, race and ethnicity, or national origin, as a factor in recommending persons for election or appointment to the Board.

●

Assuming all director nominees are elected, as of the Annual Meeting 36% of the Board are women and two of our Board leadership positions are held by women (Chair of the Audit Committee and Chair of the Compensation Committee), and 3 out of 11 directors are racially or ethnically diverse.

●

Our Diversity and Inclusion steering committee guides diversity, inclusion, and belonging strategy throughout the Company.

36%	3 of 11	2
OF THE BOARD ARE WOMEN	DIRECTORS RACIALLY OR ETHNICALLY DIVERSE	BOARD COMMITTEE CHAIRS ARE WOMEN
Diversity, Inclusion & Belonging
●

The Company’s Consolidated EEO-1 Report for employees in the United States (which represents approximately 17% of our workforce as of December 31, 2021) can be found at www.bookingholdings.com/about/eeo/. Certain jurisdictions, particularly outside the United States, present challenges to tracking employee racial or ethnic demographics for legal or privacy reasons.

●

As part of our ongoing inclusivity efforts, we continue to explore options that might allow the collection of data voluntarily on a global scale. In 2021, together with a third party, we conducted a global inclusion survey for our workforce that gave us more information on the experience of inclusion for our employees in underrepresented groups.

●

As of December 31, 2021, approximately 50% of our employees were women, approximately 23% of our technology positions were filled by women, and approximately 31% of our extended leadership team (which includes our senior leadership and extends 1 to 4 levels below the chief executive officer of each brand company (depending on the number of employees within each brand)) were women.

●

Examples of our employee diversity resource groups include: LGBTQ+; gender equality; differing physical abilities and neurodiversity needs; veterans; and Black and persons-of-color community.

●

We have deployed unconscious bias training and have encouraged leadership at our brands to participate in diversity and inclusion workshops and reviews to ensure that these tenets are core to our strategy.

●

To build awareness on a variety of issues, we introduced a leadership speaker series, “See it, Be it,” featuring diverse professionals, academics, and thought leaders to speak to topics such as race, diversity, and equality.

●

We are committed to pay equity, regardless of gender, race or ethnicity. With the help of an independent compensation consultant, we conduct pay equity studies every other year and in the off years, we work on remediation plans to address outliers.

50%	23%	31%
OF EMPLOYEES ARE WOMEN	TECH POSITIONS WERE FILLED BY WOMEN	EXTENDED LEADERSHIP TEAM ARE WOMEN
Attraction, Development, and Retention
●

Examples of our inclusive hiring initiatives at our brand companies include, among others: evaluating recruiters by whether they provide a diverse slate of candidates, incorporating behavioral-based interviewing in talent acquisition protocols, inclusive hiring training programs, and auditing job descriptions to ensure inclusivity.

●

Our Women in Leadership program aims to build a pipeline of gender-diverse talent by focusing on career development for high performing women.

●

While specifics vary by brand, in the United States, our employee benefit plans generally include: benefits for infertility treatment, gender reassignment surgery, gender-neutral domestic partners, and paid parental leave.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    40

Back to Contents

Forbes	Financial Times	Workplace Pride Foundation:
Best Employers for Diversity (2020)	Diversity Leaders (Booking.com) (Third Place, 2021; First Place, 2020)	Most Engaged Network (Booking.com’s LGBTQ+ Employee Network Group, B.Proud) (2019)

Cybersecurity, Customer Privacy, & Data Protection

We believe that managing cybersecurity, privacy, and data protection risk is a vital part of our responsibilities to our consumers, partners, and employees. We have built a comprehensive governance structure for managing these risks that we believe will ultimately build a competitive trust advantage for our Company.

Privacy, Cybersecurity, and Data Protection Governance Structure

●

The Audit Committee has primary oversight of privacy and data security risks.

●

Quarterly at the Audit Committee and twice a year with the Board there is an update from members of management with responsibility for cybersecurity, privacy, data protection, security, and/or technology risks that covers these risks, risk management activities and efforts, best practices learned from within the Company and from other companies, the effectiveness of our security measures, and other related matters.

Privacy Program & Privacy Principles

●

Our Booking Holdings privacy program is built upon our Privacy Principles of transparency, purpose, choice, security, individual rights, and accountability that are communicated through our Code of Conduct. Our Company is committed to protecting personal data through privacy programs that endeavor to meet the controls and standards set and monitored by our Privacy and Internal Audit teams.

Information Security

●

We have structured our information security program to align with the National Institute of Standards and Technology ("NIST") Cybersecurity Framework. Our information security program, which has been adopted by all of our brands, is independently assessed by a third party as part of the Company’s enterprise risk management. The conclusions of such assessment are discussed with our Audit Committee.

Employee Education

●

As part of our risk mitigation strategy, we require that all employees across Booking Holdings complete annual information security awareness training.

●

We also conduct phishing tests and conduct specialized training such as secure coding training for our developers.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    41

Back to Contents

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of March 31, 2022 by (1) each person known by us to be the beneficial owner of more than 5% of our common stock; (2) each member of the Board and each of our director nominees; (3) each of our named executive officers in the Summary Compensation Table on page 71 of this proxy statement; and (4) all directors and executive officers as a group. The percentage of shares owned is based on 40,754,675 shares outstanding as of March 31, 2022.

Name of beneficial owner	Shares beneficially owned(a)
	Number	Percent
Robert J. Mylod, Jr.	1,415	*
Timothy Armstrong(b)	955	*
Glenn D. Fogel	34,522	*
Mirian M. Graddick-Weir	558	*
Wei Hopeman	274	*
Charles H. Noski(c)	955	*
Nicholas J. Read	534	*
Thomas E. Rothman(d)	955	*
Sumit Singh(e)	220	*
Bob van Dijk	266	*
Lynn M. Vojvodich Radakovich	955	*
Vanessa A. Wittman	424	*
David Goulden	3,182	*
Peter J. Millones	6,949	*
Paulo Pisano(f)	443	*
The Vanguard Group(g)	3,143,232	7.7%
BlackRock, Inc.(h)	2,615,733	6.4%
All directors and executive officers as a group (14 persons)(i)	52,387	*

*

Represents beneficial ownership of less than one percent.

(a)

Beneficial ownership is determined in accordance with the rules of the SEC and includes sole or shared voting and investment power with respect to securities, except as discussed in the footnotes below. Shares of common stock issuable (i) upon the exercise of stock options that are currently exercisable or exercisable within 60 days after March 31, 2022 and (ii) upon vesting of restricted stock units or performance share units that vest by their terms within 60 days after March 31, 2022, are deemed to be outstanding and to be beneficially owned by the person holding such stock options, restricted stock units and/or performance share units for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Certain directors have elected to defer receipt of shares of common stock pursuant to vested restricted stock unit awards for tax planning purposes. However, depending on the terms of the deferral program in place at the time of the deferral, if the director does not have the right to receive the shares until more than 60 days after termination of board service, those shares are not included in the above table even though the director has vested in the shares and bears the economic risk of ownership.

(b)

Does not include 755 vested shares the receipt of which has been deferred by Mr. Armstrong for tax planning purposes (such shares will be issued to Mr. Armstrong 90 days after termination of his Board service).

(c)

Does not include 209 vested shares the receipt of which has been deferred by Mr. Noski for tax planning purposes (such shares will be issued to Mr. Noski 90 days after termination of his Board service).

(d)

Does not include 755 vested shares the receipt of which has been deferred by Mr. Rothman for tax planning purposes (such shares will be issued to Mr. Rothman 90 days after termination of his Board service).

(e)

Mr. Singh is a non-incumbent nominee for election to the Board of Directors at the Annual Meeting.

(f)

Mr. Pisano became an Executive Officer on August 1, 2021.

(g)

Based solely on information provided in a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on February 9, 2022. These securities are owned by Vanguard directly or through wholly-owned subsidiaries of Vanguard. Vanguard reported that it had sole voting power over 0 shares, shared voting power over 69,569 shares, sole dispositive power over 2,972,849 shares and shared dispositive power over 170,383 shares. Vanguard lists its address as 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    42

Back to Contents

(h)

Based solely on information provided in a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 8, 2022. These securities are owned by various institutional investors affiliated with BlackRock. BlackRock reported that it had sole voting power over 2,198,921 shares, shared voting power over 0 shares, sole dispositive power over 2,615,733 shares, and shared dispositive power over 0 shares. BlackRock lists its address as 55 East 52nd Street, New York, New York 10055.

(i)

Consists of shares beneficially owned by all of our directors and executive officers, as a group. Does not include 1,719 vested shares of non-employee directors, the receipt of which has been deferred for tax planning purposes (because such shares will be issued 90 days after termination of such director’s Board service). Does not include 220 shares held by Mr. Singh, who is a non-incumbent nominee for election to the Board of Directors at the Annual Meeting.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    43

Back to Contents

EXECUTIVE COMPENSATION

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    45

Back to Contents

A Letter from the Compensation Committee to our Stockholders

Dear Fellow Stockholders,

The fundamental guiding principle of our executive compensation program is delivering pay for performance aligned with our stockholders’ interests. In developing our compensation program, we set rigorous performance targets reflecting our business plan and are committed to the continued alignment of our executive pay with our stockholders’ interests.

With the onset of the COVID-19 pandemic at the beginning of 2020 and its impact on the global travel industry, we adapted both our business response and our approach to executive compensation to address changing priorities.

Management Resilience in Responding to COVID-19

The impact of the COVID-19 crisis raised unique and extraordinary challenges for our Company and industry. While the Company had a strong start to the year in January and the beginning of February 2020, by the end of March 2020 COVID-19 had spread globally and our reported room nights for the full month declined by over 100% compared to March 2019, reflecting the effect of mass cancellations. Management took numerous steps to stabilize the Company, protect employees, support our customers and partners, reduce costs, and address the immediate impacts of the pandemic on the business in 2020, and continued to take steps to preserve and strengthen the Company’s position during the steep and uncertain road to recovery we faced during 2021.

While our financial results continued to be negatively impacted by the COVID-19 pandemic, in 2021 the Company achieved 66% room night growth for the year compared to 2020, net income of $1.2 billion, and $2.9 billion of Adjusted EBITDA,* the highest among travel companies and a 230% increase from 2020.

Compensation Actions

The Compensation Committee took a number of actions between early 2020 and 2022 to respond to the evolving environment while maintaining the executive compensation program’s underlying philosophy of incentivizing alignment with stockholders.

Adapting our Compensation Approach for 2021

Throughout 2020, the Compensation Committee continually discussed potential approaches for 2021 incentive programs. While we began 2021 on an optimistic note with the beginning of the global distribution of vaccines, we continued to navigate the uncertainty of the pandemic and its impact on the travel industry.

The Committee’s 2021 compensation decisions balanced the potential risk to our stockholders if we were to lose the strong capabilities and experiences of our named executive officers ("NEOs") during the remainder of the pandemic and a potential recovery, with our industry being among the hardest hit and among the last to recover, and the need to design a program that would incentivize performance. In balancing these considerations, the Compensation Committee assessed the actions we took in 2020, financial and stock performance of the Company, the efforts of our executives during an unprecedented time, trends and best practices of peer and other companies, input from you, our stockholders, as well as input from our independent compensation consultant. As more fully outlined in detail in our Compensation Discussion and Analysis that follows, and in our proxy statement filed in April 2021, in 2021 the Compensation Committee:

●

Revised the mix of long-term equity awards to our NEOs, with 75% in the form of performance share units ("PSUs") and 25% in the form of restricted stock units ("RSUs’) (instead of our prior approach of 100% PSUs), retaining a significant performance-weighted program while introducing a stable, time-based retentive component;

●

Added a relative total shareholder return ("rTSR") modifier to three-year PSUs, and given the difficulty of setting three-year performance targets while still in the midst of the pandemic, set PSU targets for 2021, with targets for 2022 and 2023 to be set by the Committee at the beginning of each subsequent performance year (the award will vest only after the full three-year period is completed);

●

On an extraordinary basis, granted shorter-term PSUs (one- and two-year PSUs) that are smaller relative to the three-year PSUs and are designed to increase the retention and performance incentives for our NEOs during the period before the three-year PSUs vest; and

●

Adjusted the terms of the three-year 2018 and 2019 PSUs to set their payouts at 1.33x and 0.33x of target, respectively, reflecting the Company’s strong performance in the portion of the performance periods prior to the COVID-19 pandemic.

*

See Appendix A to this proxy statement for a reconciliation of non-GAAP financial measures and rationale for use of non-GAAP financial measures.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    46

Back to Contents

Looking Ahead to 2022

The Compensation Committee remains committed to overseeing executive compensation programs that strengthen and reinforce our strategy, attract and retain top talent, and continue to drive long-term stockholder value. We believe there is value in consistency year over year, and the 2022 incentive plans reflect how management’s effective navigation of the pandemic and adjustments to our business strategy have laid the foundation to deliver long-term strong performance. In 2022, we adjusted the PSU structure by incorporating additional stockholder return performance requirements (i.e., positive returns) before executives can receive above-target PSU payouts. These new requirements further reinforce our pay-for-performance philosophy and stockholder alignment. While we expect to see continued volatility in trends due to the ongoing impacts of COVID and the devastating events in Ukraine, we are confident in the recovery of travel demand globally over time and we will continue to make it easier for everyone to experience the world.

Thank you again for your continued support and investment in our Company.

Mirian M. Graddick-Weir, Chair

Timothy Armstrong

Robert J. Mylod, Jr.

Lynn Vojvodich Radakovich

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the goals and key elements of our 2021 executive officer compensation program and explains the reasons behind the Compensation Committee’s compensation decisions regarding our NEOs. In 2021, our NEOs, who were our only executive officers for purposes of Exchange Act Rule 3b-7 during 2021, were:

Name	Title	Age*	Executive Officer Since
Glenn D. Fogel	Director, President, and Chief Executive Officer Chief Executive Officer, Booking.com	60	2011
David Goulden	Executive Vice President and Chief Financial Officer	62	2018
Peter J. Millones	Executive Vice President and General Counsel	52	2001
Paulo Pisano	Executive Vice President and Chief Human Resources Officer	48	2021
* Age as of March 31, 2022.

Executive Summary

Resilience through the COVID-19 Recovery

In the beginning of 2021, our Company was facing a steep and uncertain road to recovery from the COVID-19 pandemic. In the first quarter of 2021, our revenue was down 50% and room nights down 20% compared to the same quarter in 2020 (a quarter only partially affected by the pandemic), and despite the onset of vaccine distribution there was no way to predict the timing of a recovery. Against this backdrop, the Compensation Committee designed a compensation program to balance the uncertainty of recovery with the recognition that our executive officers faced a daunting task to guide the Company through these unprecedented challenges.

Throughout 2021, the rate of vaccinations and COVID-19 case counts varied widely by region and the Delta and Omicron variants caused unexpected setbacks to economic and travel recovery. Despite this challenging environment, in 2021 the Company achieved 66% room night growth compared to 2020, net income of $1.2 billion, and $2.9 billion of Adjusted EBITDA, the highest among travel companies and a 230% increase from 2020.**

**

See Appendix A to this proxy statement for a reconciliation of non-GAAP financial measures and rationale for use of non-GAAP financial measures.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    47

Back to Contents

Management focused on strengthening the Company’s position through the recovery and executing on key strategic priorities. Highlights of these achievements include:

●

Continued to execute against our Connected Trip vision by scaling Booking.com’s flight platform, which is now live in nearly 40 countries;

●

Increased our market share in the North American market;

●

Announced the proposed acquisition of Etraveli Group and completed the acquisition of Getaroom;

●

Rolled out the Travel Sustainable badge at Booking.com and prepared our Climate Action Plan for publication in 2022;

●

Enhanced our payments platform and new payments products and services to benefit both travelers and partners;

●

Continued our focus on diversity, equity and inclusion, including by commissioning a third party to conduct our inaugural workforce inclusion survey;

●

Positioned the Company to resume share repurchases in 2022, returning value to our stockholders; and

●

Delivered total shareholder return of 8% in 2021.

As the spread of Omicron and new variants demonstrates, recovery from COVID-19 remains uncertain and Russia's invasion of Ukraine has put additional pressure on the travel industry, particularly in Eastern Europe. With the volatility from these macro-events expected to continue for the foreseeable future, sustained leadership from our executive officers remains critical.

Financial and Operating Performance

GROSS TRAVEL BOOKINGS (BILLIONS)

REVENUE* (BILLIONS)

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    48

Back to Contents

ROOM NIGHTS (MILLIONS)

ADJUSTED EBITDA** (BILLIONS)

*

As a result of the revenue recognition accounting standard that began in 2018, total revenues reported in 2018, 2019, 2020, and 2021 are comparable to gross profit reported in previous years. For more information, see Note 2 to the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2018.

**

See Appendix A to this proxy statement for a reconciliation of non-GAAP financial measures and the rationale for using non-GAAP financial measures.

Stock Price

While our financial results continued to be negatively impacted by the COVID-19 pandemic, during 2021 our stock price achieved its highest level of $2,648 on November 9, 2021, representing an 130% increase from the low price in 2020 of $1,152 on March 23, 2020, and a 19% increase from the closing price of $2,227 on December 31, 2020. Over the three year-period from December 31, 2018 to December 31, 2021 our stock price increased 39%.

STOCK PRICE AS OF DECEMBER 31,

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    49

Back to Contents

Named Executive Officer Compensation Highlights Through the Pandemic

Pre-Pandemic
● In 2018 and 2019, the Company maintained double-digit growth in room nights and continued to increase revenue and Adjusted EBITDA.
– Long-term equity incentive program for executive officers consisted almost entirely of completely forfeitable Performance Share Unit awards.

2020 Onset of COVID-19
● In 2020 when the world and our Company first began to navigate the COVID-19 pandemic, there were several adjustments to the executive officer compensation program:
–

Our Chief Executive Officer (“CEO”) voluntarily declined a salary from March through the end of 2020 and our Chief Financial Officer (“CFO”) and General Counsel (“GC”) declined 20% of their respective base salaries from June through the end of 2020.

–

Our CEO was awarded no bonus and our CFO and GC each received less than target bonus awards.

–

The Compensation Committee granted RSUs in late December 2020 to Messrs. Fogel and Millones that vest ratably over three years and represented approximately 50% of their 2019 long-term incentive award amounts and granted Mr. Goulden the Strategic PSUs described in last year’s proxy statement.

2021 Continuing Impacts of COVID-19

With the uncertainty of travel’s recovery from the COVID-19 pandemic in the beginning of 2021, the Compensation Committee engaged in a robust process to determine the appropriate way to incentivize management performance in line with the Company’s values. After having worked through the challenges the pandemic posed to the Company’s historical compensation program in 2020, the Compensation Committee prudently shifted certain elements of compensation to take the learnings from COVID-19 into account.

●

Since it was expected that the PSUs granted in 2018 and 2019 would be completely forfeited as a result of the pandemic, and after the Compensation Committee did not award PSUs to our CEO, CFO, and GC on the usual timeline in March 2020, the Compensation Committee:

–

Adjusted the vesting factors in early 2021 for the 2018 and 2019 PSUs to 1.33x and 0.33x, respectively, so Messrs. Fogel, Goulden, and Millones received the benefit of the two years and one year of strong performance of the respective performance periods prior to the COVID-19 pandemic.

●

Salaries during 2021 for Messrs. Fogel, Goulden, and Millones were set at the same level as 2019, with no increases (also the same level as they would have been in 2020 had they not voluntarily reduced or declined their salaries for that year).

●

The 2021 bonus program reflected performance against the Compensation EBITDA and Revenue targets established early in 2021.

●

The Compensation Committee revised the mix of the long-term equity awards to Messrs. Fogel, Goulden, and Millones so that 75% of the 2021 long-term equity grants were PSUs and 25% were RSUs;

●

Messrs. Fogel and Millones received three-year PSU grants that will vest after three years and proportionally smaller two- and one-year PSU grants that will vest after two years and one year, respectively. Mr. Goulden also received a three-year PSU grant that will vest after three years and a proportionately smaller one-year PSU grant that vests in one year. Since Mr. Pisano did not become an executive officer until after other NEOs received their 2021 equity grants, he received a three-year PSU grant.

–

The Compensation EBITDA and Revenue targets for the multi-year PSUs granted in 2021 will be set annually based on predicted goals for the coming year because, as the effects of events like the spread of the Omicron variant of COVID-19 demonstrated, it is not currently possible to reasonably predict outcomes three years in advance.

–

After the three-year performance against target is calculated, the payout for the three-year 2021 PSUs for Messrs. Fogel, Goulden, and Millones can then be adjusted downwards or upwards based on the Company’s three-year relative total shareholder return (TSR) performance versus a group of peers in the travel and tourism industry. Any adjustment cannot result in a payout in excess of 2x target.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    50

Back to Contents

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    51

Back to Contents

2021 Stockholder Engagement

We engage our stockholders for feedback on our compensation programs and governance practices and in certain circumstances, the Board Chair and Compensation Committee Chair participate in those conversations. Management communicated the results of engagements to the Compensation Committee as it was making 2021 compensation decisions.

Central Themes
Spring 2021 Engagement
●

2020 compensation programs that balance the need to reward, motivate, and retain executives with a recognition of the hardship faced by other stakeholders, including stockholders and employees, as a result of the COVID-19 pandemic;

●

Rationale for adjustments to the 2018 PSUs and 2019 PSUs granted to Messrs. Fogel, Goulden, and Millones

●

Flexibility in the metrics used in our compensation plans given the difficulty of forecasting, particularly in the travel industry;

●

The use of relative metrics such as relative TSR;

●

Detailed discussion of the considerations and alternatives evaluated by the Compensation Committee in making 2020 compensation decisions in light of the COVID-19 pandemic; and

●

Our plans relating to environmental and social initiatives internally and within the travel industry, and related disclosure.

Fall 2021 Engagement
●

Governance of sustainability topics and progress on sustainability initiatives within the Company and the travel industry;

●

Commitments to climate change initiatives and transparency;

●

The Company’s progress on inaugural climate transition plan in light of support for a stockholder proposal at the 2021 Annual Meeting of Stockholders;

●

Governance of human capital management and workforce diversity; and

●

Reiterated changes to the compensation program that had been made and disclosed in the April 2021 proxy statement, the ~91% support for the prior year say-on-pay proposal, and the Company’s general philosophy regarding executive compensation.

2021 Say-on-Pay Advisory Vote on Executive Compensation

We provide our stockholders with the opportunity to cast an annual advisory vote on executive compensation (a “say-on-pay” proposal). Our stockholders have consistently supported our executive compensation program with approximately 91%, 95%, 90%, and 91% support in 2021, 2020, 2019, and 2018, respectively. The Compensation Committee regards these results as an indication that our executive compensation practices effectively align executive compensation with stockholder interests and will continue to consider the outcome of our say-on-pay votes when structuring and implementing our compensation programs.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    52

Back to Contents

Philosophy and Objectives

The Compensation Committee leveraged what it learned from the extreme circumstances of the pandemic to make the Company’s 2021 compensation program more resistant to macro events outside of management’s control while maintaining the Company’s long-standing compensation principles. For many years, the Compensation Committee has used the following guiding principles when setting executive compensation and establishing our executive compensation programs:

●

Performance-based: executive officers should be compensated primarily on performance.

●

Alignment with interests of stockholders: the programs should incentivize management through performance metrics that are likely to increase long-term stockholder value.

●

Retention: the programs should help us attract and retain key management talent.

●

Consistency: the programs should be consistent over time to enable executive officers to implement a long-term strategy and reward them if they achieve long-term results.

●

Business-focused: the programs aim to compensate executive officers primarily for their management of the business and endeavor to mitigate the impact of external factors, such as currency fluctuations.

●

Risk management: the programs should incentivize appropriate risk taking.

The Compensation Committee believes that our compensation program should provide an appropriate balance between short-term and long-term performance incentives, with an emphasis on long-term performance. Prior to the COVID-19 pandemic, our senior executives received most of their potential compensation through long-term equity incentive awards, which have generally been in the form of forfeitable three-year PSUs. However, as a result of the pandemic’s severe impact on our industry, the Compensation Committee believed it was prudent to add RSUs to the long-term mix so that unexpected macro events would not have an outsized impact going forward.

Further, with the decreased compensation opportunities for the existing NEOs in 2020 and the continuing importance of shepherding the Company through the pandemic, particularly as the Company managed through recurrent resurgences of COVID-19 in various parts of the world, the Compensation Committee recognized that retention incentives would be particularly important in 2021. At the same time, the Compensation Committee believed it was important to maintain a performance-weighted program with PSUs constituting a large majority of the long-term incentive award.

Compensation Best Practices

The Compensation Committee continually reviews our executive officer compensation program and seeks the advice of Semler Brossy, its independent compensation consultant, to ensure the Company’s compensation practices are in the best interests of our stockholders. Although we changed certain aspects of our compensation programs as a result of the COVID-19 pandemic, our key compensation policies remained unchanged.

We do:	We do not:
Tie pay to performance.	Provide change in control severance tax gross-ups.
Cap the bonus pool from which senior executives’ individual cash bonuses are paid.	Permit stock option repricing without stockholder approval.
Use “double triggers” in our severance agreements and equity awards.	Provide significant executive-only perquisites.
Have meaningful stock ownership guidelines.	Permit hedging or pledging of our stock by our directors and executive officers.
Have a clawback policy.
Conduct an annual risk assessment of our executive officer compensation program.
Conduct a robust stockholder engagement process.
Conduct formal executive succession planning.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    53

Back to Contents

Pay Elements

We use different elements in our executive compensation program to drive different behaviors; the elements work together to achieve our compensation philosophy and objectives described above.

Element	Purpose	Key Characteristics
Base Salary	Provide a level of economic security and stability so executives can focus on meeting our objectives.

Determined by:

●

Information from the Compensation Peer Group described below;

●

Individual performance of the executive, including level of responsibility and breadth of knowledge; and

●

Review of the executive’s total compensation, both individually and relative to other senior executives.

Annual Cash Incentive Bonus Plan	Provide a meaningful incentive to meet short-term objectives.	● Capped bonus pool determined by Company financial performance. ● Individual bonuses determined by a combination of Company financial performance and individual performance.
Long-term Equity Incentives	Provide a significant compensation opportunity tied to long-term financial performance and increases in our stock price over a three-year period.

PSUs

●

Tied to our financial performance and our relative TSR compared to a group of travel and tourism peers;

●

Number of shares ranges from zero to 2x the target grant amount, depending on our financial performance over a three-year period; and

●

Vest, subject to continued employment, on the three-year anniversary of the grant date (with the exception of the one- and two-year 2021 PSUs).

Provide a retention element that balances the at-risk pay in the long-term incentive program.

RSUs

●

Tied to value of stock to align executives’ interests with those of stockholders; and

●

Also used in connection with new hires or promotions to provide an additional retention incentive until the individual’s PSUs begin to vest.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    54

Back to Contents

Measuring Performance

We measure performance based on three financial metrics:

●

Compensation EBITDA is a non-GAAP financial measure based on our adjusted earnings before interest, taxes, depreciation, and amortization, as publicly reported in our earnings press releases (“Adjusted EBITDA”), further adjusted in various ways to ensure performance is measured on a basis consistent with how the performance targets were set and to reduce the risk that our compensation plan could incentivize inappropriate decision-making by management to achieve Compensation EBITDA targets.

●

Revenue is the Company's revenue, taking into account any Compensation EBITDA adjustments that impact revenue.

●

Relative Total Shareholder Return (rTSR) is a measurement of the Company’s total shareholder return versus the total shareholder return of a group of the Company’s travel and tourism peers. The rTSR Modifier is applicable only to the three-year 2021 PSUs granted to Messrs. Fogel, Goulden, and Millones.

2021 Named Executive Officer Compensation Program

Each year, the Compensation Committee reviews all compensation elements, including each executive officer’s base salary, annual cash incentive bonus plan opportunity, and long-term equity incentives, as well as payments that would be required under various severance and change in control scenarios. The Compensation Committee also considers each executive’s market compensation levels and individual performance, including level of responsibility, potential for individual contribution, and breadth of knowledge and expertise. In 2021, the Compensation Committee also considered that the Company was in the midst of navigating an incredibly uncertain and unprecedented environment. The competition for talent was also increasing, particularly as we operate in an industry more severely impacted by COVID than other companies that compete for the same talent as us. In addition to employees, including executives, moving to companies outside the travel sector following the onset of the pandemic, like other companies we also experienced employees choosing to leave the workforce altogether for COVID-related reasons. In this context, the Compensation Committee believed it was particularly important to incentivize the NEOs to continue to lead the Company through recovery with a focus on strengthening our position in the long term and then ultimately to reward a significant overperformance of expectations from the outset of 2021.

Due to the extreme impact of the COVID-19 pandemic on the Company’s business, the Compensation Committee considered the unique circumstances of the Company’s uncertain path toward recovery. Significant issues faced by the travel industry and the Company in 2021 included:

●

Inability to predict the timing of a global return to normal travel patterns;

●

Fluctuating travel restrictions throughout the world;

●

Unexpected resurgences in COVID-19 case counts and variants;

●

Intense competition for talent in technology and other specialties, especially in industries that benefited from the pandemic;

●

Management of a mostly work-from-home workforce, including continued focus on the mental health and well-being of our employees; and

●

Employee morale and well-being issues resulting from the restructurings in 2020, isolation, and personal challenges resulting from the pandemic.

Management guided the Company through over two years of pandemic-related challenges while continuing to undertake product development, pursue strategic initiatives (including acquisitions), and chart an uncertain recovery in one of the industries hit the hardest by the COVID-19 pandemic. The Compensation Committee and the Board considered management’s effective leadership and positioning of the Company for future success when they made 2021 executive compensation decisions.

Before Mr. Pisano was promoted to his current role as the Company’s Chief Human Resources Officer in August 2021, he was an employee of Booking.com. Certain elements of Booking.com's compensation program differ from the Company’s compensation plans. The differences between Mr. Pisano’s compensation as a Booking.com employee in the first seven months of 2021 and the compensation of Messrs. Fogel, Goulden, and Millones are noted below where applicable.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    55

Back to Contents

2021 Base Salaries

The Compensation Committee did not make changes to the base salaries of Messrs. Fogel, Goulden, and Millones for 2021. All three of these executives voluntarily declined or reduced their salaries in 2020.

Mr. Pisano was promoted to Chief Human Resources Officer in August 2021 and received a corresponding ~7% salary increase.

2021 Bonus Plan

Consistent with prior years, the fundamental principle driving the funding of our annual senior management bonus plan in 2021 was the Company's outperforming expectations for recovery in revenue and earnings on a fixed currency basis, taking into account management’s outlook for travel recovery, the size of our business, market expectations regarding our recovery, and our expectations regarding the growth of our markets. Generally, in order for our senior executives to achieve their target annual bonus amounts, we must achieve a combination of Compensation EBITDA and Revenue that corresponds to a 1x bonus pool.

The annual cash incentive bonus plan pool applicable to our executive officers is funded based on our Compensation EBITDA and Revenue. In 2021, Compensation EBITDA and Revenue were used on an equally weighted basis to measure performance in connection with the 2021 senior management bonus plan.

The amount in the pool increases as our Compensation EBITDA and/or Revenue increase (until the cap on the pool is reached), and cash bonuses are awarded to executive officers from this pool. However, although Company performance is a key factor in individual bonus payments for our executive officers, the Compensation Committee maintains discretion to adjust the aggregate pool and/or individual bonuses upwards or downwards as it deems appropriate.

2021 Bonus Outcomes

Compensation EBITDA and Revenue targets for the annual bonus plan were set in the beginning of 2021 prior to the global distribution of vaccines, at a time when travel remained severely depressed compared to pre-pandemic levels and accurate projections were not possible. The 2021 targets were set in comparison to 2020 performance, which was not completely impacted by COVID since there was strong pre-COVID first quarter performance in 2020. The Company’s 2021 Compensation EBITDA and Revenue performance meaningfully exceeded expectations set at the beginning of 2021, which resulted in the bonus pool hitting the cap set by the Compensation Committee. As a result, the bonus pool for senior executives was funded at 3 times target.

Bonus	2021 Revenue Performance Relative to 2020	2021 Compensation EBITDA Performance Relative to 2020
At Target	1.7% growth	135% decline
At Maximum	10.5% growth	79% decline
Actual	50% + growth	100% + growth

The bonuses shown below for the NEOs also reflect individual performance, including each NEO's contributions to the execution of the Company’s business priorities to address the pandemic and other non-financial goals and priorities.

Named Executive Officer	Base Salary	Bonus Target as a % of Base Salary	Actual 2021 Bonus Awarded
Glenn D. Fogel	$750,000	250%	$5,212,500
David Goulden	$600,000	210%	$3,500,000
Peter J. Millones	$530,000	190%	$2,750,000
Paulo Pisano(1)	$473,009	100%	$946,018
(1) Amounts for Mr. Pisano are converted using the EUR/USD exchange rate of 1.1825219, which was the average rate for 2021.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    56

Back to Contents

2021 Named Executive Officer Performance

Mr. Fogel

The Board and the Compensation Committee assessed Mr. Fogel’s performance during 2021 and considered:

●

His exemplary leadership through the COVID-19 pandemic, including regularly communicating the Company’s vision and strategy throughout the organization;

●

Our financial and operating performance, including industry-leading room nights and Adjusted EBITDA;

●

Significant progress on our initiatives to operate the business sustainably, including achieving carbon neutrality in our operations in both 2020 and 2021, launching a first-of-its-kind sustainability travel badge program, and preparing our Climate Action Plan for publication in 2022;

●

Notable progress in building the Company’s flight platform, which is now live in nearly 40 countries on Booking.com;

●

Closed the acquisition of Getaroom and announced the proposed acquisition of Etraveli Group;

●

Increasing collaboration, cooperation, and integration among our brands, in particular as Mr. Fogel performed the dual roles of Chief Executive Officer of the Company and Chief Executive Officer of Booking.com;

●

Continued execution of the payments strategy through growth of the payment platform;

●

His work with government leaders to ensure the Company is well positioned as the regulatory environment for digital commerce evolves;

●

His strategic leadership and vision, including the continued development of our long-term Connected Trip strategy and progress against other strategic goals and initiatives;

●

His strong working relationship with the management teams of our brands;

●

Results of our 2021 employee engagement surveys demonstrated a committed and engaged workforce; and

●

His healthy, open, and constructive relationship with employees and the Board.

The Board and the Compensation Committee also considered a number of other subjective and qualitative factors in their evaluations of Mr. Fogel, such as his setting a “tone at the top” of absolute integrity, outstanding commitment, people management skills, and investor and Board communication skills.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    57

Back to Contents

Other Named Executive Officers

DAVID GOULDEN

Mr. Goulden has been our Executive Vice President and Chief Financial Officer since March 1, 2018 and has over 35 years of experience in the technology industry across a number of additional functions including Operations, Marketing, Strategy, Product Development, and Corporate Development. Mr. Goulden joined us after leaving Dell Technologies in February 2018. Mr. Goulden also brings a significant amount of global management experience. He was previously President, Infrastructure Solutions Group at Dell Technologies, a position he held starting in 2016 when Dell acquired EMC Corporation. From January 2014 until EMC’s acquisition by Dell, Mr. Goulden was Chief Executive Officer of the EMC Information Infrastructure business, EMC’s largest business by revenue and employees, and where he was closely involved in the successful acquisition of EMC by Dell. Prior to his service in that role, he was President and Chief Operating Officer of EMC, responsible for overseeing engineering and product development, sales and customer operations, services, marketing, and G&A functions, since 2012. Mr. Goulden served as Chief Financial Officer of EMC from 2006 to 2014, responsible for financial operations of EMC’s consolidated businesses. Earlier in his career at EMC, Mr. Goulden led the company’s Sales and Customer Operations worldwide, including global sales in all theaters as well as global channels, alliance, and partners, and prior to that service he oversaw Marketing and New Business Development at EMC. Prior to joining EMC in 2002, Mr. Goulden served in various capacities at Getronics N.V., an information technology services company, most recently as a member of the board of management and President and Chief Operating Officer for the Americas and Asia Pacific. Mr. Goulden served on the board of directors of VMWare, a cloud infrastructure and business mobility company, from 2007 to 2014.

The Compensation Committee and Mr. Fogel considered the following highlights of Mr. Goulden’s 2021 performance:

●

Exceptional leadership and performance as Chief Financial Officer along with strategic insight and advice during the ongoing pandemic recovery;

●

Leadership, management, and strengthening of our finance department through successful ongoing execution of the finance optimization initiatives;

●

Leadership in developing our financial plans during the uncertainty of the pandemic recovery;

●

Effective management of our liquidity and oversight of our treasury activities;

●

Adept communication with the financial community during an extremely challenging time for the travel industry;

●

Strengthening and growth of our payments capabilities;

●

Driving of key initiatives and improvements in real estate strategy, procurement, and talent sourcing; and

●

Closed the acquisition of Getaroom and announced the proposed acquisition of ETraveli Group.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    58

Back to Contents

PETER J. MILLONES

Mr. Millones has been our General Counsel since January 2001 and our Executive Vice President since April 2003. He previously served as our Vice President and Associate General Counsel from March 2000 to January 2001 and as our Corporate Secretary from March 2021 to January 2022 and January 2001 to April 2018. Prior to that, Mr. Millones was with the law firm of Latham & Watkins LLP.

The Compensation Committee and Mr. Fogel considered the following highlights of Mr. Millones’ 2021 performance:

●

Exceptional leadership and performance as General Counsel during the ongoing pandemic recovery;

●

Skillful management of our legal department, which included his oversight of the closing of the acquisition of Getaroom and the proposed acquisition of ETraveli Group;

●

Navigation of increasingly complex and high stakes regulatory environment;

●

Contributions to improving our systems and processes, including global legal coordination and collaboration among our different brands on key issues;

●

Key leader on our Sustainability Steering Committee, which worked on the publication of our Climate Action Plan and related sustainability initiatives;

●

Oversight of our compliance department and the Booking Holdings Human Resources function prior to Mr. Pisano’s promotion and its strong support and contributions to our brands in key areas;

●

Co-chair of our Diversity, Equity, and Inclusion Steering Committee;

●

Led communications with key investors during our spring and fall stockholder engagement sessions; and

●

Oversight of our corporate governance practices and efforts to organize and assist with the Board’s activities.

PAULO PISANO

Mr. Pisano has served as our Chief Human Resources Officer since August 2021 and as Senior Vice President and Chief People Officer of Booking.com since March 2020. Prior to joining Booking.com, Mr. Pisano was the Chief People Officer at Galp, a globally integrated energy company, from December 2015. Previously, he served as the SVP and Chief Talent Officer at Pearson, an education publishing and learning assessment company, following his post as Head of Organizational Effectiveness at Barclays.

The Compensation Committee and Mr. Fogel considered the following highlights of Mr. Pisano’s 2021 performance:

●

Global coordination of human resources function and engagement with employees through the continued disruptions and unique challenges presented by the COVID-19 pandemic;

●

Leadership and development of our diversity, equity, and inclusion initiatives;

●

Management of our workforce through an incredibly competitive environment for talent attraction and retention;

●

Efforts to attract talent to build new functions, innovations, and products; and

●

Creation of opportunities for employees to grow and build their careers through training and development programs.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    59

Back to Contents

Equity Incentives

In shaping the equity incentive awards for executive officers in 2021, the Compensation Committee focused on incentivizing the executive officers to lead the Company through a particularly challenging and uncertain time for the Company and the travel industry generally, and rewarding them for that effort. Considering this motivation, the impact of COVID-19 on compensation outcomes in 2020, the inability to predict the Company’s long-term financial performance in the beginning of 2021 when there was significant uncertainty around the travel industry recovery, and stockholder feedback, the Compensation Committee adjusted the long-term incentive compensation program for 2021 in three respects.

Addition of Time-Based Equity Awards

Unlike most companies, which typically grant executives a mixture of service-based awards and performance-based awards, the Company’s historical long-term incentive programs were based solely on PSUs (other than RSUs awarded in connection with promotions and new hires). Since PSUs only vest if financial performance targets are achieved, all of our executives' long-term incentive awards were at risk. The Compensation Committee has always believed this risk was both low and reasonable, and supported the goal of tying pay to performance.

With the outbreak of the COVID-19 pandemic, the extremely unlikely scenario that all of the long-term incentive awards for Messrs. Fogel, Goulden, and Millones would fail to pay out came to pass. To avoid a recurrence of that outcome, and taking into account feedback during stockholder engagements, the Compensation Committee modified the long-term incentive program to include a mix of 75% PSUs and 25% RSUs. The Committee believes the addition of RSUs provides an appropriate base level of long-term pay with significant retention value tied to stock price and continuous service as we continue to work through the extreme impact of the pandemic on our business.

Annual vesting and goal setting

Due to the pandemic-induced volatility of our business and the travel industry generally, and the uncertain pace of recovery, it remains impractical to set long-term financial performance goals. Instead, the 2021 PSUs for Messrs. Fogel, Goulden, and Millones were divided into three awards with differing vesting schedules. The financial performance goals are set for only one year in the future. Additionally, once the performance has been measured against the goals for a particular year, the performance-based vesting factors associated with that year are locked in, although the payout happens at the end of the full two- or three-year vesting period, as applicable. This feature assures compensation earned from the achievement of specific financial targets in a given year, while minimizing inadvertent effects from extraneous and unprecedented macro events that are outside the executive team’s control.

In 2021, during a period of significant uncertainty, on an extraordinary basis the Committee granted PSUs with shorter vesting periods (one- and two-year PSUs) in proportionately smaller amounts than typical three-year PSUs to incentivize focus on recovery through meaningful and consistent vesting opportunities earlier in the period. The one-, two-, and three-year PSUs vest in March 2022, March 2023, and March 2024, respectively.

The Compensation Committee believes that implementing this multi-year award structure was prudent given the volatility and unpredictable nature of a recovery from the pandemic.

Addition of a Three-Year Relative TSR Modifier

Through its stockholder engagement efforts in 2020 and 2021, management heard that stockholders generally favored a relative metric in compensation plans. Based on this feedback and robust discussion by the Compensation Committee and its independent compensation consultant, the Compensation Committee added an rTSR modifier to the three-year 2021 PSUs. At the end of the three-year measurement period, the three-year 2021 PSUs awarded to Messrs. Fogel, Goulden, and Millones can be adjusted upwards or downwards by up to 25% based on the Company’s TSR relative to the TSR of a peer group of companies with high correlation to the Company’s industry, up to a maximum of 2 times target. The rTSR peer group is broader than the Compensation Peer Group because we considered only industry comparability and not size or other characteristics that are relevant for benchmarking pay.

2021 Performance Share Units (PSUs)

As previously discussed in the 2021 Proxy Statement, the 2021 target equity awards for Messrs. Fogel, Goulden, and Millones are, collectively, meaningfully larger than they would have been without the issues resulting from the pandemic. The Compensation Committee considered the potential risk to stockholders if we were to lose the strong capabilities and experience of our NEOs as the pandemic recovers in fits and starts, the Company’s industry being among the hardest hit and likely among the last to recover fully. Moreover, there is a high demand for executives with the skills and experience of our NEOs. Under the circumstances, the Board and the Compensation Committee, after receiving the advice of our

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    60

Back to Contents

compensation consultant and taking into account stockholder feedback, decided that these larger performance-based awards were appropriate and in the best interests of stockholders.

The Compensation EBITDA and Revenue goals for the first sub-period of the 2021 PSUs are as follows.

If Compensation EBITDA for the first sub-period (ending December 31, 2021) of the 2021 PSUs is:	If Revenue for the first sub-period (ending December 31, 2021) of the 2021 PSUs is:	Then the number of shares that will be issued is:(1)
Below ($0.7) billion	Below $6.1 billion	Forfeiture
Between ($0.7) billion and ($0.2) billion	Between $6.1 billion and $6.9 billion	0x to 1x the target grant
At ($0.2) billion	At $6.9 billion	1x the target grant
Between ($0.2) billion and $0.1 billion	Between $6.9 billion and $7.5 billion	1x to 2x the target grant
Above $0.1 billion	Above $7.5 billion	2x the target grant
(1)

Number of shares that could be issued (i) is based on relative performance against each of the Compensation EBITDA and Revenue goals, measured separately, with meaningful achievement of both performance metrics needed for a 2x outcome, and (ii) for the 2021 three-year PSUs, is subject to the rTSR modifier applied at the end of the measurement period.

The actual results of the Company’s 2021 Compensation EBITDA and Revenue performance meaningfully exceeded the maximum goals set at the beginning of 2021 ($0.1 billion for Compensation EBITDA and $7.5 billion for Revenue). The Company's outstanding performance in 2021 resulted in achieving 2x target for the first sub-period. The overall payout for the two- and three-year PSUs remains subject to Company performance in subsequent sub-periods and, for the three-year PSUs, may be revised downwards or upwards by the rTSR modifier (see below). Annual goals for subsequent measurement periods are set at the beginning of each performance year.

Once results for the 2021 three-year PSUs are determined, final awards will be adjusted negatively or positively up to 25% based on the Company’s rTSR performance over the three-year measurement period, as shown below. Awards cannot be adjusted over 2x target.

If rTSR is:	Then the rTSR Modifier is:
Below the 25th Percentile	0.75
Between the 25th and 39th Percentile	0.875
Between the 40th and 60th Percentile	1
Between the 61st and 75th Percentile	1.125
Greater than the 75th Percentile	1.25

2018 and 2019 PSUs

As disclosed in the April 2021 proxy statement and discussed during stockholder engagement in the spring of 2021, before the outset of the pandemic in early March 2020, Messrs. Fogel, Goulden, and Millones’ outstanding long-term incentive awards consisting entirely of PSUs were projected to pay out at 2x the number of target shares for the 2018 PSUs and 1x the number of target shares for the 2019 PSUs. These awards had a three-year performance period tied to Compensation EBITDA and were fully forfeitable if minimum performance targets were not met. It became clear early in 2020 that both awards would be fully forfeited by Messrs. Fogel, Goulden, and Millones despite performance over or consistent with target for years not affected by the pandemic.

In January 2021, after considering a variety of factors and alternatives described in the 2021 Proxy Statement, including the extraordinary leadership of the NEOs through the unprecedented and extremely challenging pandemic year and the strong financial and operating performance of the Company prior to the pandemic and subsequent stock price recovery, on the recommendation of the Compensation Committee, the Board of Directors adjusted the payout of Messrs. Fogel's, Goulden's, and Millones' 2018 PSU awards to 1.33x the number of target shares underlying those grants and each of their 2019 PSU awards to 0.33x the number of target shares underlying those grants. As a result of this adjustment made in 2021, the modification expense for the 2018 and 2019 PSUs included in the 2021 summary compensation table effectively double counts the accounting expense for these awards that was already included in the 2018 and 2019 summary compensation tables, respectively.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    61

Back to Contents

The Compensation Committee recognizes that adjustment of PSU payout terms is only appropriate in exceptional circumstances after consideration of many factors, including the interest of stockholders.

Restricted Stock Units (RSUs)

The NEOs received the following awards of RSUs in 2021:

Executive	Grant date value of award
Glenn D. Fogel	$5,748,925
David Goulden	$2,500,225
Peter J. Millones	$1,749,475
Paulo Pisano	$1,100,090

These awards constitute 25% of the long-term incentive grants to Messrs. Fogel, Goulden, and Millones in 2021 and vest over three years, provided the recipient is still employed by the Company.

RSUs are also used from time to time in connection with the hiring or promotion of a new senior executive to provide retention incentives during the first years of a position to balance the uncertainty associated with the typical three-year cliff vesting and performance terms of PSUs. Mr. Pisano received an RSU award that vests over three years in connection with his promotion to Chief Human Resources Officer and an RSU award in March 2021 that vested in one year in connection with his annual compensation award prior to becoming an executive officer.

Stock Options

We did not grant any stock options to our NEOs in 2021.

Stockholder Dilution

The Compensation Committee reviews the dilutive impacts of planned equity awards every year. This year, stockholder dilution from our equity incentive programs, including our stock-based compensation expense as a percentage of year-end market capitalization, is below the 25th percentile of the Compensation Peer Group.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    62

Back to Contents

Other Components of Executive Compensation

Change in Control Benefits

Our equity grants do not provide for “single trigger” accelerated vesting based solely on the occurrence of a change in control. Rather, acceleration of equity grants can only occur upon certain terminations of employment that occur at the same time as or following a change in control or upon certain terminations of employment that occur independently of a change in control. As a general matter, upon a termination of employment by us “without cause” or by the employee on account of their death or disability (and in some circumstances, for “good reason”) that occurs coincident with or following a change in control, the vesting of outstanding equity will be accelerated to the termination date on a pro-rata basis based on the portion of the performance period that has passed (except that in the case of death, full vesting will occur). Our awards do not provide for full acceleration of an award except in the case of the employee’s death.

No excess parachute payment tax gross-ups

Section 4999 of the U.S. Internal Revenue Code provides that certain individuals may be subject to additional taxes if they receive certain payments of compensation or benefits in connection with a change of control (“excess parachute payments”), and Section 280G of the Internal Revenue Code provides that we may forfeit a tax deduction on the amounts subject to this additional tax. None of our executive officers are entitled to tax gross-ups in respect of Section 4999. We have not provided for tax gross-ups in respect of Section 4999 in any new or materially modified compensatory arrangements with our executive officers for many years and the Compensation Committee has formally adopted a policy not to approve any Section 4999 tax gross-ups or similar tax reimbursement arrangements related to excess parachute payments with our directors or executive officers.

If any payment made pursuant to an NEO’s employment agreement would be an excess parachute payment, we will reduce the amount of such payment to the extent necessary so that no portion of the payment, so reduced, would constitute an excess parachute payment if such reduction would result in an increase in the aggregate payments and benefits the executive will receive on an after-tax basis. See Potential Payments Upon a Change in Control and/or Termination beginning on page 84 for additional details.

Severance Benefits

Severance arrangements and change-in-control provisions in our equity awards are designed to:

●

encourage executives to remain focused on our business in the event of a rumored or actual fundamental corporate change or changes in the organization or its employment needs and provide assistance during any transition, and

●

manage compensation-related risks and align the interests of executives and stockholders by incentivizing executives to manage the business and evaluate potential change in control transactions from the perspective of a stockholder.

Each of our NEOs is entitled to receive severance benefits upon, among other things, a termination “without cause” or, “for good reason.” The Compensation Committee believes the amount of severance compensation each NEO would receive is appropriate because of marketplace practices, and the duration of non-competition agreements between us and our NEOs. The severance and other benefits are intended to ease the consequences to an executive of an unexpected termination of employment that the Compensation Committee considers outside of the separated employee’s control. See Employment Contracts, Termination of Employment and Change in Control Arrangements beginning on page 76 for additional details.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    63

Back to Contents

Employee Benefits

Our health care and other insurance programs are generally the same for all eligible employees, including the NEOs, depending on their geographic location. For all eligible U.S.-based employees and certain eligible employees based outside the United States, we maintain a 401(k) plan. The 401(k) plan in which our eligible NEOs (excluding Mr. Pisano) participate allows all eligible employees to contribute up to 75% of their eligible pay (generally base salary and bonus), up to limits imposed by the U.S. Internal Revenue Code, as pre-tax and/or Roth contributions. We make a cash matching contribution to this 401(k) plan for all participants, including participating NEOs, of 50 cents on the dollar on the first 6% of eligible pay contributed to the plan. The 401(k) match made to each of the participating NEOs is reflected in the All Other Compensation column of the Summary Compensation Table.

All eligible Booking.com employees, including Mr. Pisano, receive a work-from-home allowance and a benefit for certain travel reservations made through Booking.com.

Perquisites

We do not maintain any material perquisites or personal benefits for any of the NEOs, such as company planes, cars, security, financial services, or country club memberships.

The Company agreed to provide certain benefits to Mr. Pisano to ensure that he is not subject to adverse tax consequences and does not incur additional expenses as a result of assuming the role of Chief Human Resources Officer of the Company. These benefits include tax equalization for any additional taxes owed as a result of performing his new role in the United States, payment of legal fees incurred in connection with entering into an assignment agreement that sets forth the terms of this arrangement, and payment of costs for the preparation of his Dutch and U.S. tax returns.

How We Make Compensation Decisions

THE ROLE OF THE BOARD	THE ROLE OF MANAGEMENT

The Board meets at the beginning of each year with our Chief Executive Officer to agree upon his and the Company’s performance objectives for the year. Our Chief Executive Officer and the Board review these objectives and the Company’s performance against them from time to time during the year.

At the beginning of the following year, our Chief Executive Officer presents to the Compensation Committee a summary of his and the Company’s performance over the past year. The Compensation Committee then meets in executive session without any members of management to review our Chief Executive Officer’s performance and develop recommendations for his compensation. The Compensation Committee chair also discusses our Chief Executive Officer’s performance with each member of the Board. The Board then meets in executive session (without our Chief Executive Officer) to discuss our Chief Executive Officer’s performance and the Compensation Committee’s compensation recommendations. The Board determines the review to be given to our Chief Executive Officer, the actual payout amount of his bonus for the prior fiscal year, and the target total compensation he will receive for the current year.

Our Chief Executive Officer, Chief Financial Officer, General Counsel, and Chief Human Resources Officer provide significant input to help the Compensation Committee develop the structure of, and set performance metrics for, our annual performance-based bonus plan and annual equity grants. In particular, our Chief Executive Officer provides performance assessments and detailed compensation recommendations regarding our executive officers other than himself in executive session without other executive officers present. The Compensation Committee gives significant weight to our Chief Executive Officer’s judgment in these matters because he is in a unique position to assess the other executive officers’ performance and contributions to our business.

The Compensation Committee has delegated limited authority to the Chief Executive Officer, the Chief Financial Officer, the General Counsel, and the Chief Human Resources Officer to determine whether and to what extent certain equity awards held by non-executive officers may be settled, vested, canceled, forfeited, or surrendered pursuant to their terms due to termination “with cause” or “without cause.”

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    64

Back to Contents

THE ROLE OF THE COMPENSATION CONSULTANT

Beginning in July 2021, the Compensation Committee engaged Semler Brossy, an outside global human resources consulting firm, to advise the Compensation Committee on our compensation program for the NEOs. Prior to that, the Compensation Committee had engaged Mercer LLC as its compensation consultant for approximately nineteen years. While Mercer was a valued adviser for many years, the Compensation Committee believed it could benefit from the fresh perspective of a new compensation consultant. After reviewing information provided by Semler Brossy regarding its independence and considering the independence factors prescribed by SEC rules, the Compensation Committee determined that Semler Brossy is independent and that there are no conflicts of interest arising from the services Semler Brossy performed for the Compensation Committee in 2021.

Mercer continues to provide certain compensation-related services to certain of our subsidiaries, including employee benefit plan consulting services and compensation benchmarking.

An affiliate of Mercer provides insurance brokerage services to us, and another affiliate of Mercer has provided commercial consulting services to one of our subsidiaries. The aggregate fees paid by us and our subsidiaries to Mercer and its affiliates in 2021 are as follows:

●

for advice regarding executive compensation, approximately $760,000;

●

for other services and compensation products, approximately $570,000; and

●

for insurance brokerage services and consulting services to Mercer’s affiliates, approximately $1,142,000.

Mercer’s affiliate was engaged to provide insurance brokerage services by the Corporate Governance Committee after the Corporate Governance Committee evaluated the relationship of Mercer’s affiliate with us and the Compensation Committee’s engagement of Mercer. The decision to engage Mercer’s other affiliate for consulting services was made by management of the relevant subsidiary. After reviewing information provided by Mercer regarding its independence and considering the independence factors prescribed by SEC rules, the Compensation Committee determined that Mercer was independent and that there were no conflicts of interest arising from the services Mercer performed for the Compensation Committee while Mercer was the independent consultant in the first half of 2021.

At the Compensation Committee’s direction, management generally provides Compensation Committee materials to Semler Brossy and discusses materials and recommendations with Semler Brossy in advance of each Compensation Committee meeting. Representatives from Semler Brossy attend Compensation Committee meetings to discuss these matters and, at the end of most meetings, meet in executive session with the Compensation Committee without management present.

With the support of the Compensation Committee, management regularly asks Semler Brossy to provide calculations and market data to inform the Compensation Committee’s decision-making process. The Compensation Committee periodically requests management to seek Semler Brossy’s input, analysis, or recommendation with respect to a specific compensation practice, program, or arrangement that is under consideration by the Compensation Committee.

During 2021, Semler Brossy assisted the Compensation Committee on the following matters:

●

Advised on the composition of the Compensation Peer Group;

●

Prepared analyses of executive officer compensation levels as compared to the Compensation Peer Group, and made compensation recommendations; and

●

Provided advice on the appropriateness of our 2021 Bonus Plan awards and long-term incentives.

Before the Compensation Committee transitioned from Mercer to Semler Brossy in July 2021, Mercer assisted the Compensation Committee with the following matters:

●

Provided advice on the appropriateness of our 2021 Bonus Plan and long-term incentives;

–

Advised on the composition of the rTSR Peer Group;

–

Conducted our gender and racial pay equity analyses and our living-wage analysis;

●

Provided assistance in determining the “CEO Pay Ratio” that appears in this proxy statement;

●

Reviewed our non-employee director compensation program; and

●

Prepared tally sheets and IRC Section 280G analyses to determine “excess parachute payments.”

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    65

Back to Contents

Benchmarking and Target Compensation

Our benchmarking analysis includes a comparison of each element of total compensation against a peer group of publicly-traded companies. With the help of its independent compensation consultant, the Compensation Committee reviews annually the appropriateness of the companies that make up the peer group by looking closely at the companies we included in the prior year, as well as the companies our peers identify as their peers.

The primary characteristics used to determine which companies to include in the peer group are: industry, revenues, and peers identified by our peers. In particular, the Compensation Committee sought to include internet merchandisers, online travel companies, and other technology companies with revenues between one-half and two times our annual revenues. The Compensation Committee also included Alphabet, Amazon.com, Meta, and Microsoft because, although their revenues were more than two times our revenues, there are relatively few companies that otherwise met our criteria, we compete with them for executive talent, and they, like us, are leading e-commerce or technology companies.

The Compensation Committee determined that the 2021 peer group would consist of the seventeen companies listed below (the “Compensation Peer Group”). The Compensation Committee adjusted the 2020 Compensation Peer Group by adding Airbnb, Uber, and Wayfair (because of their alignment with the Company’s business attributes and similar financial and market valuation profiles) and removing salesforce.com and Intuit (because of their lower correlation with a marketplace company in the travel industry).

Activision Blizzard, Inc.	Electronic Arts Inc.	Netflix, Inc.
Adobe Inc.	Expedia Group, Inc.	PayPal Holdings, Inc.
Airbnb, Inc.	IAC/InterActiveCorp	Qurate Retail Group
Alphabet Inc.	Meta Platforms, Inc.	TripAdvisor, Inc.
Amazon.com, Inc.	Microsoft Corporation	Uber
eBay Inc.		Wayfair

The Compensation Committee reviewed revenue of the peer companies from the last twelve months as of September 1, 2021. Based on this data, our revenues ranked at approximately the 28th percentile of the Compensation Peer Group.

The Compensation Committee refers to the Compensation Peer Group to assess “market” compensation, which it considers to be between the 50th and the 75th percentile of executive pay for the Compensation Peer Group. The Compensation Committee uses the Compensation Peer Group data primarily to ensure that our executive compensation program as a whole is competitive. While the Compensation Peer Group provides the Compensation Committee with guidance and information, it does not dictate the NEOs’ compensation and is not a substitute for the Compensation Committee’s own business judgment in establishing compensation for the NEOs.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    66

Back to Contents

Compensation Governance Matters

Stock Ownership Guidelines

Our stock ownership guidelines require the executive officers to own the number of shares of our common stock indicated below. For these purposes, shares owned outright by an executive officer are counted, but unvested stock options, vested stock options that have not been exercised, and unvested stock-based equity awards are not considered. Executive officers who do not meet the stock ownership guidelines must retain a minimum of 50% of the shares received on an after-tax basis from the exercise of stock options; the vesting of restricted shares, RSUs, and performance share units; and the settlement of any other stock-based equity award until the ownership target is reached. As of March 31, 2022, each NEO was in compliance with the guidelines except Mr. Pisano, who has been in his position for less than one year.

Name	Number of Shares Required to be Owned under our Stock Ownership Guidelines — the Lesser of:	Number of Shares Owned as of March 31, 2022	(1)	Value of Shares Owned as of March 31, 2022	(2)
Glenn D. Fogel, President and Chief Executive Officer	15,000 shares or shares valued at $5 million	34,522		$81,073,191
David Goulden, Executive Vice President and Chief Financial Officer	5,000 shares or shares valued at three times base salary	3,182		$7,472,768
Peter J. Millones, Executive Vice President, and General Counsel	5,000 shares or shares valued at three times base salary	6,949		$16,319,379
Paulo Pisano, Chief Human Resources Officer	5,000 shares or shares valued at three times base salary	443	(3)	$1,040,363
(1)

See Security Ownership of Certain Beneficial Owners and Management on page 42 for certain details relating to beneficial stock ownership, calculated in accordance with SEC rules.

(2)

Based on the closing share price of $2,348.45 on March 31, 2022.

(3)

Mr. Pisano became an Executive Officer on August 1, 2021, and as a result, will be permitted to reach the ownership guidelines over time.

Our stock ownership guidelines also establish requirements for non-employee members of the Board, which are set forth under Non-Employee Director Compensation and Benefits on page 88. Our stock ownership guidelines are detailed in our Corporate Governance Principles available on our corporate website (www.bookingholdings.com).

Short-Selling, Hedging and Pledging Prohibitions

Our longstanding policy is to prohibit executive officers, directors, and employees from entering into hedging transactions with respect to our stock, speculating in our stock, or engaging in short-term trading in our stock such as “day trading.” Such prohibited activity includes short selling (profiting if the market price of the securities decreases); buying or selling publicly traded options, including writing covered calls; buying our stock on margin (unless arrangements are made to cover any margin calls in cash); and arbitrage trading. We also do not permit our executive officers or directors to pledge any of our securities.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    67

Back to Contents

Pre-arranged Trading Plans

We encourage, but do not require, our executive officers to adopt pre-arranged trading plans that comply with Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”). We have established guidelines for the adoption and implementation of 10b5-1 Plans by our directors and executive officers, including the following:

●

A 10b5-1 Plan must be adopted during an open trading window.

●

The first proposed sale under a 10b5-1 Plan generally cannot occur until the second trading day following the filing of the Form 10-Q or Form 10-K with the SEC, as applicable, during the first fiscal quarter following the fiscal quarter in which the plan is adopted.

●

A 10b5-1 Plan must generally have a minimum term of one-year. A 10b5-1 Plan may not be terminated earlier than the date provided for in the plan, except as approved by the chair of our Compensation Committee or, if unavailable, the chair of our Audit Committee.

●

Sales under a 10b5-1 Plan may occur during a closed trading window.

We reserve the right to modify the terms of our 10b5-1 guidelines at any time.

The following table summarizes the 10b5-1 Plans adopted by each of the NEOs and directors as of March 31, 2022. The number of shares shown as eligible for future sale in the table below reflects share amounts as of March 31, 2022 and excludes shares that may have been previously sold. This table is provided as a summary only and does not set forth all the material terms and conditions of the NEOs’ 10b5-1 Plans.

Name and Principal Position	Total Shares Subject to Plan	Date of Adoption	End Date
Glenn D. Fogel President and Chief Executive Officer	3,000	03/09/2021	The earlier of the sale of all of the shares or July 15, 2022
	18,000	03/10/2022	The earlier of the sale of all of the shares or July 15, 2024

100% of the total “net” number (net amounts associated with any tax withholdings) of shares underlying RSUs and PSUs granted in December 2020, March 2021, and March 2022, and to be granted in March 2023 and are issued at vesting in December 2022, March 2023, December 2023, and March 2024.

		03/10/2022	The earlier of the sale of all of the shares or July 15, 2024
David Goulden Executive Vice President and Chief Financial Officer	183	03/09/2021	The earlier of the sale of all of the shares or April 18, 2022
	1,800	12/10/2021	The earlier of the sale of all of the shares or May 17, 2023

Consistent with our past practices, we intend to continue to provide a list of 10b5-1 Plans for our NEOs and directors on a quarterly basis following the closing of our trading window on our corporate website (www.bookingholdings.com). We also expect to file a Current Report on Form 8-K promptly after the adoption of any 10b5-1 Plan by our Chief Executive Officer or Chief Financial Officer.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    68

Back to Contents

Equity Award Dates

The Compensation Committee selected March 4, May 12, August 12, and November 12 as the dates of grant for equity awards (to the extent the Compensation Committee authorizes any awards) to executive officers and other employees in 2022. The Compensation Committee (or the Board) reserves the right to adjust dates in advance or select additional grant dates in its sole discretion. All grants are or will be, as applicable, approved in advance by the Compensation Committee (or the Board) or, on an exception basis, the chair of the Compensation Committee.

Clawback Policy

Effective February 7, 2013, we adopted a policy with respect to the “clawback” of executive compensation pending adoption by the SEC and The Nasdaq Stock Market of final rules on the matter. In general the policy provides that under certain circumstances where an executive officer has engaged in misconduct that has resulted in the executive receiving excessive incentive-based compensation, the Board may seek recovery of such excessive incentive-based compensation.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    69

Back to Contents

Compensation Committee Report

The Compensation Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with management. Based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

Mirian M. Graddick-Weir, Chair
Timothy Armstrong
Robert J. Mylod, Jr.
Lynn Vojvodich Radakovich

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    70

Back to Contents

Summary Compensation Table

The following table shows compensation earned during 2021, 2020, and 2019 by the persons who served as our Chief Executive Officer and our Chief Financial Officer and the two next most highly-compensated executive officers serving in 2021. These individuals are referred to as the “named executive officers.” These four individuals were our only executive officers for purposes of Exchange Act Rule 3b-7 during 2021. Titles shown in the table are titles held as of December 31, 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Glenn D. Fogel President and Chief Executive Officer	2021	750,000	—		48,010,707	—	5,212,500	(2)	8,988	(5)	53,982,195
	2020	163,850	0	(3)	6,954,041	—	0		30,707		7,148,598
	2019	750,000	—		14,000,605	—	0	(4)	17,921		14,768,526
David Goulden Executive Vice President and Chief Financial Officer	2021	600,000	—		15,375,661	—	3,500,000	(2)	8,988	(5)	19,484,649
	2020	530,000	882,000	(6)	22,578,057	—	0		8,838		23,998,895
	2019	600,000	—		4,499,460	—	0	(4)	8,739		5,108,199
Peter J. Millones Executive Vice President and General Counsel	2021	530,000	—		16,213,487	—	2,750,000	(2)	8,988	(5)	19,502,475
	2020	468,167	704,900	(6)	2,236,127	—	0		8,838		3,418,032
	2019	530,000	—		4,499,460	—	0	(4)	8,790		5,038,250
Paulo Pisano(7) Chief Human Resources Officer	2021	455,764	—		2,349,065	—	946,018	(2)	9,980	(5)	3,760,827
(1)

Represents the aggregate grant date fair value of: (a) PSUs granted to Messrs. Fogel, Goulden, Millones, and Pisano in 2021; (b) RSUs granted to Messrs. Fogel, Goulden, Millones, and Pisano in 2021; (c) adjustment of 2018 and 2019 PSUs in 2021; (d) Strategic PSUs granted to Mr. Goulden in 2020; (e) RSUs granted to Messrs. Fogel and Millones in 2020; and (f) PSUs granted to Messrs. Fogel, Goulden, and Millones in 2019, in each case computed in accordance with FASB ASC Topic 718. The grant date fair value for the one- and two-year PSUs granted on March 4, 2021 to Messrs. Fogel, Goulden, and Millones was calculated using the target number of shares for the first-sub period of each PSU grant multiplied by $2,275, the closing price of our stock on March 3, 2021. The grant date fair value for the three-year PSUs granted on March 4, 2021 to Messrs. Fogel, Goulden, and Millones was calculated using the target number of shares multiplied by the share price of $2,390.65, which was derived using Monte Carlo simulations (used because of the rTSR component of this award). The maximum number of shares that could be issued to Messrs. Fogel and Millones is two times the target number of shares for the first sub-period of the one-, two-, and three-year PSUs, which would result in: $13,222,300, $11,001,900, and $12,087,126, respectively, for Mr. Fogel and $5,000,450, $4,750,200, and $3,681,601, respectively, for Mr. Millones. The maximum number of shares that could be issued to Mr. Goulden is two times the target number of shares for the first sub-period of the one- and three-year PSUs, which would result in $5,000,450 and $5,254,649, respectively. The grant date fair value for the PSUs granted on March 4, 2021 to Mr. Pisano was calculated using the target number of shares multiplied by the share price of $2,275, which was the closing price of our common stock on March 3, 2021. The maximum number of shares that could be issued to Mr. Pisano is two times the target number of shares of the three-year PSU award, which would result in $2,497,950. In January 2021, the vesting factors of the 2018 PSUs and 2019 PSUs applicable to Messrs. Fogel, Goulden, and Millones were adjusted to be 1.33 and 0.33 times the “target number” of shares, respectively, which would result in $18,624,220, $5,986,356, and $5,986,356, for Messrs. Fogel, Goulden, and Millones, respectively, for 2018 and $5,481,900, $1,761,531, and $1,761,531, for Messrs. Fogel, Goulden, and Millones, respectively, for 2019. The amounts in this column reflect our estimate of the payout for these awards, as of the date of grant, and do not correspond to the actual value, if any, that will be recognized by the NEOs. For additional information, please refer to Notes 2 and 4 of our Consolidated Financial Statements for the year ended December 31, 2021 included in our Annual Report on Form 10-K.

(2)

Represents 2021 cash awards paid in 2022 under the 2021 Bonus Plan.

(3)

There was no bonus paid to Mr. Fogel under the 2020 Bonus Plan.

(4)

There were no bonuses paid to Messrs. Fogel, Goulden, or Millones under the 2019 Bonus Plan.

(5)

With respect to Messrs. Fogel, Goulden, and Millones, the amount represents the estimated value of insurance premiums paid by us during 2021 for life insurance and accidental death and dismemberment insurance for the benefit of such NEO and matching contributions made by us for each such NEO to our 401(k) plan for fiscal year 2021. For Mr. Pisano, the amount represents the U.S. Dollar value of certain perquisites available to Mr. Pisano as a Booking.com employee during 2021.

(6)

Mr. Goulden and Mr. Millones each received a bonus representing 70% of their respective bonus targets in 2021 relating to 2020 performance.

(7)

Amounts (other than equity awards) for Mr. Pisano are converted using a EUR/USD exchange rate of 1.1825219, which was the average rate for 2021. Mr. Pisano became an executive officer in August 2021.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    71

Back to Contents

Grants of Plan-Based Awards Table

The following table provides information about equity and non-equity awards granted to our named executive officers in 2021. The column “Estimated Possible Payouts under Non-Equity Incentive Plan Awards” shows the “target” cash payouts under the 2021 Bonus Plan at the time the plan was adopted. Actual payouts were made in March 2022 and can be found in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation” for 2021.

Name	Grant Date	Date Grant Approved	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(3) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Glenn D. Fogel	03/04/2021	03/01/2021	—	—	—	0	2,906	5,812	—	6,611,150
	03/04/2021	03/01/2021	—	—	—	0	2,418	4,836	—	5,500,950
	03/04/2021	03/01/2021	—	—	—	0	2,528	5,056	—	6,043,563
	03/04/2021	03/01/2021	—	—	—	—	—	—	2,527	5,748,925
	01/28/2021	01/28/2021	—	—	—	—	—	—	9,156	18,624,220
	01/28/2021	01/28/2021	—	—	—	—	—	—	2,695	5,481,900
			—	1,875,000	—	—	—	—	—	—
David Goulden	03/04/2021	03/01/2021	—	—	—	0	1,099	2,198	—	2,500,225
	03/04/2021	03/01/2021	—	—	—	0	1,099	2,198	—	2,627,324
	03/04/2021	03/01/2021	—	—	—	—	—	—	1,099	2,500,225
	01/28/2021	01/28/2021	—	—	—	—	—	—	2,943	5,986,356
	01/28/2021	01/28/2021	—	—	—	—	—	—	866	1,761,531
			—	1,260,000	—	—	—	—	—	—
Peter J. Millones	03/04/2021	03/01/2021	—	—	—	0	1,099	2,198	—	2,500,225
	03/04/2021	03/01/2021	—	—	—	0	1,044	2,088	—	2,375,100
	03/04/2021	03/01/2021	—	—	—	0	770	1,540	—	1,840,801
	03/04/2021	03/01/2021	—	—	—	—	—	—	769	1,749,475
	01/28/2021	01/28/2021	—	—	—	—	—	—	2,943	5,986,356
	01/28/2021	01/28/2021	—	—	—	—	—	—	866	1,761,531
			—	1,007,000	—	—	—	—	—	—
Paulo Pisano	03/04/2021	03/01/2021	—	—	—	549	549	1,098	—	1,248,975
	03/04/2021	03/01/2021	—	—	—	—	—	—	88	200,200
	08/12/2021	08/09/2021	—	—	—	—	—	—	409	899,890
			—	455,764	—	—	—	—	—	—
(1)

These columns show the target amount of the payout for each NEO under the 2021 Bonus Plan at the time it was adopted. The actual payments to NEOs for 2021 are included in the column entitled “Non-equity Incentive Plan Compensation” of the Summary Compensation Table. The business measurements and performance goals for determining the payouts under the 2021 Bonus Plan are described in the Compensation Discussion and Analysis beginning on page 47.

(2)

These columns show the “Threshold,” “Target,” and “Maximum” number of shares of our common stock that could be issued in connection with the 2021 PSUs. The performance targets for each of the annual performance periods under the 2021 PSUs are set at the beginning of each performance year. Therefore, the target number of shares reported is one-half of the target number of shares of the two-year PSUs (applicable to Messrs. Fogel and Millones only) and one-third of the target number of shares of the three-year PSUs (applicable to Messrs. Fogel, Goulden, and Millones only), which is the portion of the PSUs for which performance targets were set in 2021. The performance periods for the one-, two-, and three-year PSUs end on December 31, 2021, December 31, 2022, and December 31, 2023, respectively. The “Threshold” number of shares that could be issued in connection with the 2021 PSUs granted to Mr. Pisano is the same as the target number of shares for the complete three-year performance period because the minimum performance factor of the PSUs granted to Mr. Pisano is one times target. The performance criteria for determining the number of shares of our common stock to be issued, if any, in connection with the PSUs is described in the Compensation Discussion and Analysis beginning on page 47.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    72

Back to Contents

(3)

Represents the aggregate grant date fair value or modification date fair value, as applicable, of PSUs and RSUs granted to the named executive officers, computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the full amount that we would expense in our financial statements over the award’s vesting schedule. In January 2021, the vesting factors for the 2018 and 2019 PSUs awarded to Messrs. Fogel, Goulden, and Millones were adjusted to be 1.33 and 0.33 times the target number of shares. The value of the 2018 and 2019 PSUs included in the table is equal to the target number of shares multiplied by the adjusted vesting factor and $2,034.10, the closing price of our common stock on January 28, 2021. The grant date fair value for the one- and two-year PSUs granted to Messrs. Fogel and Millones and the one-year PSUs granted to Mr. Goulden on March 4, 2021 was calculated using the target number of shares associated with the first sub-period of the applicable PSU award multiplied by the share price of $2,275, which was the closing price of our common stock on March 3, 2021. The actual number of shares to be issued for the two- and three-year PSUs, if any, will be determined based on the relevant performance criteria over the remaining performance period. The grant date fair value for the three-year PSUs granted on March 4, 2021 to Messrs. Fogel, Goulden, and Millones was calculated using the target number of shares associated with the first sub-period of the three-year PSUs multiplied by the share price of $2,390.65, which was derived using Monte Carlo simulations (used because of the rTSR component of this award). The grant date fair value of the RSUs granted to Messrs. Fogel, Goulden, Millones, and Pisano on March 4, 2021 was calculated using the target number of shares multiplied by the share price of $2,275, which was the closing price of our common stock on March 3, 2021. The grant date fair value for the RSUs granted on August 12, 2021 to Mr. Pisano was calculated using the target number of shares multiplied by the share price of $2,200.22, which was the closing price of our common stock on August 11, 2021. Although the performance criteria for the second and third sub-periods of the PSUs granted to Mr. Pisano have not been established, the grant date fair value was calculated using the target number of shares for the full performance period multiplied by the share price of $2,275, which was the closing price of our common stock on March 3, 2021. As of the grant date, the estimated probable number of shares that could be issued in connection with Mr. Pisano’s PSUs at the end of the performance period is the “threshold” grant amount. The actual number of shares to be issued above threshold for Mr. Pisano’s PSUs, if any, will be determined based on the relevant performance criteria over the remaining performance period. For additional information, please refer to Notes 2 and 4 of our Consolidated Financial Statements for the year ended December 31, 2021, included in our Annual Report on Form 10-K.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    73

Back to Contents

Outstanding Equity Awards at 2021
Fiscal Year-End Table

The following table provides information on the holdings of stock awards by our NEOs at fiscal year-end 2021, including any unvested RSUs, unvested PSUs with performance or service conditions that have not yet been satisfied, and unvested or unexercised stock option awards as of December 31, 2021. The market value of the stock awards is based on the closing price of our common stock on December 31, 2021, which was $2,399.23.

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)
Glenn D. Fogel	—	—		—	—	—	23,134	(1)	55,503,787	—		—
David Goulden	—	—		—	—	—	6,361	(2)	15,261,502	18,080	(3)	43,378,078
Peter J. Millones	—	—		—	—	—	8,171	(4)	19,604,108	—		—
Paulo Pisano	0	2,127	(5)	2,127	1,411.00	05/12/30	2,056	(6)	4,932,817	366	(7)	878,118
(1)

Represents 2,208 shares of our common stock subject to RSUs granted to Mr. Fogel in December 2020 that are scheduled to vest ratably on December 18, 2022 and December 18, 2023, respectively, and 2,527 shares of our common stock subject to RSUs granted in March 2021 that are scheduled to vest ratably on March 4, 2022, March 4, 2023, and March 4, 2024, respectively. Also includes: 2,695 shares underlying the adjusted 2019 PSUs, which represents 0.33 times the target number of shares of our common stock and that were issued following the end of the performance period in March 2022; 5,812 shares for which the performance period commenced on January 1, 2021 and ended on December 31, 2021, which represents two times the target number of shares of our common stock and were issued in March 2022 following the end of the performance period of the one-year PSUs; 4,836 shares for which the performance period commenced on January 1, 2021 and ended on December 31, 2021, which represents two times the target number of shares for the first-sub period that could be issued following the end of the performance period in connection with the two-year PSUs, subject to continued employment with us; and 5,056 shares for which the performance period commenced on January 1, 2021 and ended on December 31, 2021, which represents two times the target number of shares for the first sub-period that could be issued following the end of the performance period in connection with the three-year PSUs, subject continued employment with us and the rTSR modifier, which is not a performance criteria.

(2)

Represents 1,099 shares of our common stock subject to RSUs granted to Mr. Goulden in March 2021 that are scheduled to vest ratably on March 4, 2022, March 4, 2023, and March 4, 2024, respectively. Also includes: 866 shares underlying the adjusted 2019 PSUs, which represent 0.33 times the target number of shares of our common stock and that were issued following the end of the performance period, in March 2022; 2,198 shares for which the performance period commenced on January 1, 2021 and ended on December 31, 2021 and which represents two times the target number of shares that was issued in March 2022 following the end of the performance period of the one-year PSUs and 2,198 shares for which the performance period commenced on January 1, 2021 and ended on December 31, 2021 and which represents two times the target number of shares for the first sub-period that could be issued following the end of the performance period in connection with the three-year PSUs, subject to continued employment with us and the rTSR modifier, which is not a performance criteria.

(3)

Includes 18,080 shares for which the performance period commenced on the applicable date of grant (i.e., August 12, 2020 or November 12, 2020) and ends on December 31, 2022 and which represents two times the target number of shares of our common stock that may be issued following the end of the performance period in connection with the Strategic PSUs granted to Mr. Goulden. The actual number of shares to be issued for each of these grants made in 2020, if any, has not been determined and will be determined based on the relevant performance criteria over the applicable performance period.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    74

Back to Contents

(4)

Includes 710 shares of our common stock subject to RSUs granted to Mr. Millones in December 2020 that are scheduled to vest ratably on December 18, 2022 and December 18, 2023, respectively, and 769 shares of our common stock subject to RSUs granted in March 2021 that are scheduled to vest ratably on March 4, 2022, March 4, 2023, and March 4, 2024, respectively. Also includes: 866 shares underlying the adjusted 2019 PSUs, which represent 0.33 times the target number of shares of our common stock and that were issued following the end of the performance period, in March 2022; 2,198 shares for which the performance period commenced on January 1, 2021 and ended on December 31, 2021 and which represents two times the target number of shares of our common stock that were issued in March 2022 following the end of the performance period of the one-year PSUs; 2,088 shares for which the performance period commenced on January 1, 2021 and ended on December 31, 2021 and which represents two times the target number of shares for the first-sub period that could be issued following the end of the performance period in connection with the two-year PSUs, subject to continued employment with us; and 1,540 shares for which the performance period commenced on January 1, 2021 and ends on December 31, 2021 and which represents two times the target number of shares for the first sub-period that could be issued following the end of the performance period in connection with the three-year PSUs, subject to continued employment with us and the rTSR modifier, which is not a performance criteria.

(5)

Represents the number of shares of our common stock subject to non-qualified stock options granted to Mr. Pisano in May 2020 that are scheduled to vest in March 2023.

(6)

Includes 118 shares of our common stock subject to RSUs granted to Mr. Pisano in March 2020 that are scheduled to vest ratably on March 4, 2022 and March 4, 2023, respectively; 709 shares of our common stock subject to RSUs granted in May 2020 that are scheduled to vest in March 2022 (473 shares) and March 2023 (236 shares); 88 shares of our common stock subject to RSUs granted in March 2021 that vested on March 4, 2022; and 409 shares of our common stock subject to RSUs granted in August 2021 that are scheduled to vest ratably on August 12, 2022, August 12, 2023, and August 12, 2024, respectively; 366 shares for which the performance period commenced on January 1, 2021 and ended on December 31, 2021 and which represents two times the target number of shares for the first sub-period that could be issued following the end of the performance period in connection with the three-year PSUs; 183 shares for which the performance period commenced on January 1, 2022 and ends on December 31, 2022, which represents one times the target number of shares for the second sub-period, and 183 shares for which the performance period commences on January 1, 2023 and ends on December 31, 2023, which represents one times the target number of shares for the third sub-period, that could be issued following the end of the performance period in connection with the three-year PSUs.

(7)

Includes 366 shares (183 shares for each of the second and third sub-periods, the 2022 and 2023 calendar years, respectively), which represents one times the target number of shares of our common stock attributable to such sub-periods that could be issued following the end of the performance period in connection with the three-year PSUs.

Option Exercises and Stock Vested Table

The following table contains information about the vesting of stock awards held by our NEOs in 2021. There were no options exercised by our named executive officers in 2021.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Glenn D. Fogel	10,260	23,270,248(1)
David Goulden	3,975	9,043,125(2)
Peter J. Millones	3,298	7,480,038(1)
Paulo Pisano	60	136,500(3)
(1)

Reflects vesting of PSUs in March 2021 with a per share market price of $2,275, the closing price of our common stock on March 3, 2021 and vesting of RSUs in December 2021 with a per share market price of $2,210.46, the closing price of our common stock on December 17, 2021.

(2)

Reflects vesting of PSUs and RSUs in March 2021 with a per share market price of $2,275, the closing price of our common stock on March 3, 2021.

(3)

Reflects vesting of RSUs in March 2021 with a per share market price of $2,275, the closing price of our common stock on March 3, 2021.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    75

Back to Contents

Employment Contracts, Termination of Employment and Change in Control Arrangements

We have an employment agreement with each of our NEOs. The agreements are of varying duration and generally provide for minimum annual base salaries. In addition, most of the agreements provide that each executive will be eligible to participate at a level commensurate with their position in our annual bonus and long-term compensation plans generally made available to our senior executives, and to participate in all benefit plans and arrangements and fringe benefits and perquisite programs generally provided to our other comparable senior executives. A summary is provided below of each NEO’s employment agreement followed by a summary of the material terms of any equity instruments held by such executive outstanding at December 31, 2021 that provide for accelerated vesting (or similar provisions) upon a change in control or termination.

Mr. Fogel

Employment Agreement

Effective January 1, 2017, Mr. Fogel became our President and Chief Executive Officer and was appointed to the Board. On December 15, 2016, we entered into an employment agreement with Mr. Fogel effective January 1, 2017 in connection with his appointment as our President and Chief Executive Officer and as a member of the Board. In connection with Mr. Fogel taking on the additional roles of Chief Executive Officer and director of Booking.com in 2019, we amended and supplemented this agreement with a Letter Agreement, dated October 24, 2019. In addition to providing that Mr. Fogel will serve in the additional roles until the earliest of (a) the termination of his employment with us, (b) his removal pursuant to Booking.com’s Articles of Association and (c) his resignation from either or both such positions, this amendment provides certain benefits to Mr. Fogel to ensure that Mr. Fogel is not subject to adverse tax consequences and does not incur additional expenses as a result of serving as Chief Executive Officer of Booking.com. Further, in the event Mr. Fogel terminates his employment with us, he agrees that he will voluntarily resign from his positions with Booking.com.

Term

Mr. Fogel’s employment agreement has an initial three-year term that began on January 1, 2017, which is terminable by either party upon ninety days’ written notice. The three-year initial term is automatically extended for additional one-year periods unless either party gives written notice to the other party at least ninety days prior to the expiration of the initial three-year term or the then-current one year additional period that the employment agreement will not be extended.

Termination without “Cause” or for “Good Reason”

In the event of a termination of Mr. Fogel’s employment without “Cause” (as defined in the agreement) or by Mr. Fogel for “Good Reason” (as defined in the agreement), Mr. Fogel will be entitled to receive, among other things, in addition to his compensation accrued through the date of his termination of employment, the following severance compensation and benefits:

1.

two times his base salary and target bonus, if any, paid over a 24-month period following his termination of employment;

2.

if a bonus plan is in place, a pro-rata actual annual bonus for the year in which termination of employment occurs; and

3.

continuation for eighteen months following termination of employment of group health insurance benefits as if Mr. Fogel were our employee.

If Mr. Fogel’s employment is terminated without “Cause” or by Mr. Fogel for “Good Reason” on or within twelve months after the consummation of, or, under certain circumstances, within six months prior to, a “Change in Control” (as defined in the agreement), instead of the above severance compensation and benefits, Mr. Fogel will be entitled to the following severance compensation and benefits, subject to his executing and not revoking a release:

1.

three times the sum of his base salary and target bonus, if any, for the year in which such termination occurs, paid over a 36-month period following his termination of employment;

2.

if a bonus plan is in place, a pro-rata annual bonus for the year in which termination of employment occurs, determined at the higher of actual and target performance; and

3.

continuation for up to eighteen months following termination of employment of group health insurance benefits as if Mr. Fogel were our employee.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    76

Back to Contents

Termination as the Result of Death or “Disability”

In the event of a termination of Mr. Fogel’s employment as the result of his death or “Disability,” (as defined in the agreement), Mr. Fogel’s heirs will be entitled to receive, among other things, in addition to his compensation accrued through the date of termination of employment, if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs, continuation for twelve months following his death of group health insurance benefits for his dependents (or for Mr. Fogel, if he is terminated as the result of “Disability”) as if he were our employee, and in the event of termination of Mr. Fogel’s employment as the result of “Disability,” continuation for twelve months following termination of employment of group life and disability insurance benefits as if Mr. Fogel were our employee.

Other

In addition, subject to certain limitations, if severance remuneration payable under the employment agreement is held to constitute a “parachute payment” under Section 280G of the Internal Revenue Code, we will reduce the amount of such payment to the extent necessary so that no portion of the payment, so reduced, would constitute a “parachute payment” if such reduction would result in an increase in the aggregate payments and benefits to be provided to Mr. Fogel determined on an after tax basis. Concurrently with entering into the employment agreement, Mr. Fogel also entered into a separate non-competition and non-solicitation agreement with us pursuant to which Mr. Fogel is subject to one-year non-competition and non-solicitation obligations following Mr. Fogel’s termination of employment with us.

Equity Instruments

PSUs

The PSUs granted to Mr. Fogel in March 2019 provide for accelerated vesting upon a termination of service without “Cause,” a termination of service for “Good Reason,” or a termination of service as the result of death or “Disability.” The number of shares to be delivered to Mr. Fogel would depend on the termination event (termination without cause/good reason/death/disability) and when it occurred.

Upon a termination of service without “Cause,” for “Good Reason,” or as the result of death or “Disability” that does not occur coincident with or following a “Change in Control,” the PSU performance multiplier would be applied to a pro-rata portion (based on the number of days that had elapsed since March 4, 2019, as applicable, (the grant date of such PSUs) as of the date of his termination of service) of Mr. Fogel’s “target” PSU grant and could range from 0 to 2x, depending on our performance through the last fiscal quarter for which our financial results have been publicly reported.

If a “Change in Control” occurs prior to March 4, 2022, as applicable, and Mr. Fogel’s service is terminated without “Cause,” for “Good Reason,” or as a result of death or “Disability” coincident with or at any time following the effective date of the “Change in Control,” the PSU performance multiplier would be applied to a pro-rata portion (based on the number of days that had elapsed since March 4, 2019, as applicable, (the grant date of such PSUs) as of the effective date of the “Change in Control”) of Mr. Fogel’s “target” PSU grant and the performance multiplier could range from 0 to 2x, depending on our performance through the last fiscal quarter for which our financial results have been publicly reported; and Mr. Fogel would also receive a pro-rata portion of Mr. Fogel’s “target” PSU grant (based on the number of days that had elapsed since the effective date of the “Change in Control” as of the date of his termination) without the application of the performance multiplier.

In January 2021, the Board adjusted the terms of the PSUs granted to Mr. Fogel in March 2019 to set the PSU performance multiplier at 0.33x, which is reflected in the figures reported in the tables under Potential Payments Upon a Change in Control and/or Termination.

Each of the three PSU awards granted to Mr. Fogel in March 2021 provide for accelerated vesting upon a termination of service without “Cause,” a termination of service for “Good Reason,” or a termination of service as the result of death or “Disability.” The number of shares to be delivered to Mr. Fogel upon vesting would depend on the termination event and when it occurred and, for the three-year PSUs, the application of the rTSR modifier.

Upon a termination of service as the result of death (that does not occur coincident with or following a “Change in Control”), the PSU performance multiplier would be applied to (i) the target number of PSUs allocated to any completed measurement periods, based on actual performance, and, for the three-year PSUs only, the rTSR modifier, and (ii) the sum of (a) a pro-rata portion of the target number of PSUs allocated to the measurement period during which the termination occurred (based on the number of days that had elapsed since the beginning of such measurement period as of the date of his termination of service), based generally on our performance through the most recent fiscal quarter for which our financial results have been publicly reported closest to the termination of service as a result of his death, and, for the three-year PSUs only, the rTSR modifier, and (b) a pro-rata portion of the target number of PSUs allocated to the measurement period during which the termination occurred (based on the number of days that had elapsed from the date of termination through the end of such

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    77

Back to Contents

measurement period). In addition, for any measurement periods that had not yet started at the time of termination of service as a result of death, Mr. Fogel would receive the target number of PSUs allocated to those measurement periods without the application of any performance multiplier or rTSR modifier, if applicable. The number of shares that Mr. Fogel could receive could range from 0 to 2x of the total number of shares subject to the applicable PSU award.

Upon a termination of service without “Cause,” for “Good Reason,” or as the result of “Disability” that does not occur coincident with or following a “Change in Control,” the PSU performance multiplier and, for the three-year PSUs only, the rTSR modifier would be applied to (i) the target number of PSUs allocated to any completed measurement periods based on actual performance, if any, and (ii) a pro-rata portion of the target number of PSUs allocated to the measurement period during which the termination occurs (based on the number of days that had elapsed since the beginning of such measurement period as of the date of his termination of service) based generally on our performance through the most recent fiscal quarter for which our financial results have been publicly reported closest to the termination of service. The number of shares that Mr. Fogel could receive could range from 0 to 2x of the total number of shares subject to the applicable PSU award.

If a “Change in Control” occurs prior to (i) March 4, 2024 for the three-year PSUs, (ii) March 4, 2023 for the two-year PSUs, or (iii) March 4, 2022 for the one-year PSUs, and Mr. Fogel’s service is terminated as a result of death coincident with or at any time following the effective date of the “Change in Control,” the PSU performance multiplier would be applied to (i) the target number of PSUs allocated to any completed measurement periods based on actual performance and, for the three-year PSUs only, the rTSR modifier, and (ii) the sum of (a) a pro-rata portion of the target number of PSUs allocated to the measurement period during which the “Change in Control” occurs (based on the number of days that had elapsed since the beginning of such measurement period as of the date of the “Change in Control”), based generally on our performance through the most recent fiscal quarter for which our financial results have been publicly reported closest to the “Change in Control” and, for the three-year PSUs only, the rTSR modifier and (b) a pro-rata portion of the target number of PSUs allocated to the measurement period during which the “Change in Control” occurs (based on the number of days that had elapsed since the date of the “Change in Control” through the end of such measurement period). In addition, for any measurement periods that had not yet started as of the date of the “Change in Control,” if applicable, Mr. Fogel would receive the target number of PSUs allocated to those measurement periods without the application of any performance multiplier or rTSR modifier, if applicable. The number of shares that Mr. Fogel could receive could range from 0 to 2x of the total number of shares subject to the applicable PSU award.

If a “Change in Control” occurs prior to (i) March 4, 2024 for the three-year PSUs, (ii) March 4, 2023 for the two-year PSUs, or (iii) March 4, 2022 for the one-year PSUs and Mr. Fogel’s service is terminated without “Cause,” for “Good Reason,” or as a result of “Disability” coincident with or at any time following the effective date of the “Change in Control,” the PSU performance multiplier and, for the three-year PSUs only, the rTSR modifier would be applied to (i) the target number of PSUs allocated to any completed measurement periods based on actual performance and (ii) the sum of (a) a pro-rata portion of the target number of PSUs allocated to the measurement period during which the “Change in Control” occurs (based on the number of days that had elapsed since the beginning of such measurement period as of the date of the “Change in Control”), based generally on our performance through the most recent fiscal quarter for which our financial results have been publicly reported closest to the date of the “Change in Control” and (b) a pro-rata portion of the target number of PSUs (based on the number of days that had elapsed since the date of the “Change in Control” through the end of the applicable vesting period). The number of shares that Mr. Fogel could receive could range from 0 to 2x of the total number of shares subject to the applicable PSU award.

RSUs

The RSUs granted to Mr. Fogel in December 2020 provide for full vesting upon a termination of service as the result of his death and pro rata vesting upon a termination of service without “Cause,” a termination of service for “Good Reason,” or a termination of service as the result of “Disability,” in each case based on the number of days elapsed from December 18, 2020 (the grant date of such RSUs) or the anniversary of the grant date that immediately precedes the termination, whichever applies, through and including the date of termination.

The RSUs granted to Mr. Fogel in March 2021 are subject to three-year ratable vesting, but provide for full vesting upon a termination of service as the result of his death and pro rata vesting upon a termination of service without “Cause,” a termination of service for “Good Reason,” or a termination of service as the result of “Disability,” in each case based on the number of days elapsed from March 4, 2021 (the grant date of such RSUs) or the anniversary of the grant date that immediately precedes the date of termination, whichever applies, through and including the date of termination.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    78

Back to Contents

Mr. Goulden

Employment Agreement

Effective March 1, 2018, Mr. Goulden became our Executive Vice President and Chief Financial Officer. On January 19, 2018, we entered into an employment agreement with Mr. Goulden, effective March 1, 2018 in connection with his appointment as Executive Vice President and Chief Financial Officer.

Term

Mr. Goulden’s employment agreement has an initial three-year term beginning March 1, 2018, which is terminable by either party upon ninety days’ written notice. The three-year initial term is automatically extended for additional one-year periods unless either party gives written notice to the other party at least ninety days prior to the expiration of the initial three-year term or the then-current one year additional period that the employment agreement will not be extended.

Termination without “Cause,” for “Good Reason”

In the event of a termination of Mr. Goulden’s employment without “Cause” (as defined in the agreement) or by Mr. Goulden for “Good Reason” (as defined in the agreement), subject to his executing and not revoking a release, Mr. Goulden will be entitled to receive, among other things, in addition to his compensation accrued through the date of his termination of employment, the following severance compensation and benefits:

1.

one times the sum of his base salary and target bonus, paid over a 12-month period following his termination of employment;

2.

if a bonus plan is in place, a pro-rata actual annual bonus for the year in which termination of employment occurs; and

3.

continuation for twelve months following termination of employment of group health insurance benefits as if Mr. Goulden were our employee.

If Mr. Goulden’s employment is terminated without “Cause” or by Mr. Goulden for “Good Reason” on or within twelve months after the consummation of, or, under certain circumstances, within six months prior to, a “Change in Control” (as defined in the agreement), instead of the above severance compensation and benefits, Mr. Goulden will be entitled to the following severance compensation and benefits, subject to his executing and not revoking a release:

1.

two times the sum of his base salary and target bonus, if any, for the year in which such termination occurs, paid over a 24-month period following his termination of employment;

2.

if a bonus plan is in place, a pro-rata annual bonus for the year in which termination of employment occurs, determined at the higher of actual and target performance; and

3.

continuation for up to twelve months following termination of employment of group health insurance benefits as if Mr. Goulden were our employee.

Termination as the Result of Death or “Disability”

In the event of a termination of Mr. Goulden’s employment as the result of his death or “Disability,” (as defined in the agreement), Mr. Goulden’s heirs will be entitled to receive, among other things, in addition to his compensation accrued through the date of termination of employment, if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs, continuation for twelve months following his death of group health insurance benefits for his dependents (or for Mr. Goulden, if he is terminated as the result of “Disability”) as if he were our employee, and in the event of termination of Mr. Goulden’s employment as the result of “Disability,” continuation for twelve months following termination of employment of group life and disability insurance benefits as if Mr. Goulden were our employee.

Other

In addition, subject to certain limitations, if severance remuneration payable under the employment agreement is held to constitute a “parachute payment” under Section 280G of the Internal Revenue Code, we will reduce the amount of such payment to the extent necessary so that no portion of the payment, so reduced, would constitute a “parachute payment” if such reduction would result in an increase in the aggregate payments and benefits to be provided to Mr. Goulden determined on an after tax basis. Concurrently with entering into the employment agreement, Mr. Goulden also entered into a separate non-competition and non-solicitation agreement with us pursuant to which Mr. Goulden is subject to one-year non-competition and non-solicitation obligations following Mr. Goulden’s termination of employment with us.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    79

Back to Contents

Equity Instruments

PSUs

The PSUs granted to Mr. Goulden in March 2019 would be treated in the same fashion as the PSUs held by Mr. Fogel described above under Mr. Fogel — Equity Instruments.

The PSUs granted to Mr. Goulden in August and November 2020 provide for accelerated vesting upon a termination of service without “Cause,” a termination of service for “Good Reason,” or a termination of service as the result of death or “Disability.” The number of shares to be delivered to Mr. Goulden would depend on the termination event (termination without cause/good reason/death/disability) and when it occurred.

Upon a termination of service without “Cause,” for “Good Reason,” or as the result of “Disability” that does not occur coincident with or following a “Change in Control,” the PSU performance multiplier would be applied to a pro rata portion (based on the number of days that had elapsed since August 12, 2020 or November 12, 2020, as applicable (the grant dates of such PSUs) as of the date of his termination of service) of Mr. Goulden’s “target” PSU grant and could range from 1x to 2x, depending on Mr. Goulden’s performance prior to the date of his termination and the stock price appreciation that had occurred between August 12, 2020 or November 12, 2020, as applicable, and the date of his termination.

Upon a termination of service as the result of death that does not occur coincident with or following a “Change in Control,” the PSU performance multiplier would be applied to Mr. Goulden’s “target” PSU grant and could range from 1x to 2x, depending on Mr. Goulden’s performance prior to the date of his death and the stock price appreciation that had occurred between August 12, 2020 or November 12, 2020, as applicable (the grant dates of such PSUs), and the date of his death.

If a “Change in Control” occurs prior to March 4, 2023 and Mr. Goulden’s service is terminated without “Cause,” for “Good Reason,” or as a result of death or “Disability” coincident with or at any time following the effective date of the “Change in Control,” the PSU performance multiplier would be applied to a pro rata portion (based on the number of days that had elapsed since August 12, 2020 or November 12, 2020, as applicable (the grant dates of such PSUs) as of the effective date of the “Change in Control”) of Mr. Goulden’s “target” PSU grant and the performance multiplier could range from 1x to 2x, depending on Mr. Goulden’s performance prior to the effective date of the “Change in Control” and the stock price appreciation that had occurred between August 12, 2020 or November 12, 2020, as applicable, and the effective date of the “Change in Control.” Mr. Goulden would also receive a pro rata portion of Mr. Goulden’s “target” PSU grant (based on the number of days that had elapsed since the effective date of the “Change in Control” as of the date of his termination (or, in the case of a termination of service as a result of death, March 4, 2023)) without the application of the performance multiplier.

The PSUs granted to Mr. Goulden in March 2021 would be treated in the same fashion as the PSUs granted to Mr. Fogel in March 2021 described above under Mr. Fogel — Equity Instruments.

RSUs

The RSUs granted to Mr. Goulden in March 2021, would be treated in the same fashion as the RSUs granted to Mr. Fogel in March 2021 described above under Mr. Fogel — Equity Instruments.

Mr. Millones

Employment Agreement

Termination without “Cause” or for “Good Reason”

In the event of a termination of Mr. Millones’ employment by us without “Cause” (as defined in the agreement with Mr. Millones) or by Mr. Millones for “Good Reason” (as defined in the agreement), Mr. Millones will be entitled to receive, among other things, in addition to his compensation accrued through the date of his termination of employment, the following severance compensation and benefits:

1.

two times his base salary and target bonus, if any, paid over a 12-month period following his termination of employment;

2.

if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs; and

3.

continuation for one year following termination of employment of group health, life and disability insurance benefits as if he were our employee (in the event of a “Change in Control,” as defined in the agreement, continuation of benefits is for two years following the termination of employment).

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    80

Back to Contents

Termination as a Result of Death or “Disability”

In the event of a termination of Mr. Millones’ employment as a result of death or “Disability” (as defined in such agreement), Mr. Millones will be entitled to receive, among other things, in addition to his compensation accrued through the date of termination of employment, if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs, in the event of termination as a result of death, continuation for one year following termination of employment of group health insurance benefits for Mr. Millones’ dependents as if he were our employee, and in the event of termination as a result of “Disability,” continuation for one year following termination of employment of group health, life and disability insurance benefits, as if he were our employee.

Other

Mr. Millones’ employment agreement provides that, subject to certain limitations, if severance remuneration payable under the employment agreement is held to constitute an excess parachute payment under Section 280G of the Internal Revenue Code, we will reduce the amount of such payment to the extent necessary so that no portion of the payment, so reduced, would constitute a “parachute payment” if such reduction would result in an increase in the aggregate payments and benefits to be provided to Mr. Millones determined on an after tax basis. Mr. Millones entered into a separate non-competition and non-solicitation agreement with us in February 2013 pursuant to which Mr. Millones is subject to one-year non-competition and non-solicitation obligations following Mr. Millones’ termination of employment with us.

Equity Instruments

PSUs

The PSUs granted to Mr. Millones in March 2019 would be treated in the same fashion as the PSUs granted to Mr. Fogel in March 2019 described above under Mr. Fogel — Equity Instruments.

The PSUs granted to Mr. Millones in March 2021 would be treated in the same fashion as the PSUs granted to Mr. Fogel in March 2021 described above under Mr. Fogel — Equity Instruments.

RSUs

The RSUs granted to Mr. Millones in December 2020 would be treated in the same fashion as the RSUs granted to Mr. Fogel in December 2020 described above under Mr. Fogel — Equity Instruments.

The RSUs granted to Mr. Millones in March 2021 would be treated in the same fashion as the RSUs granted to Mr. Fogel in March 2021 described above under Mr. Fogel — Equity Instruments.

Mr. Pisano

Employment Agreement

Effective August 1, 2021, Mr. Pisano became our Chief Human Resources Officer in addition to his role as the Senior Vice President and Chief People Officer of Booking.com. On July 31, 2021, we entered into a letter agreement with Mr. Pisano, effective August 1, 2021, in connection with his appointment as the Company’s Chief Human Resources Officer. The letter agreement supplements the Dutch employment contract between Mr. Pisano and Booking.com, effective March 2, 2020, which provides for Mr. Pisano’s terms of employment in his role as SVP and Chief People Officer, including one-year non-competition and non-solicitation covenants.

Term

Mr. Pisano’s letter agreement has an initial period of approximately twelve to eighteen months, which is terminable by either party.

Termination without “Cause” or for “Good Reason”

In the event of a termination of Mr. Pisano’s employment by us without “Cause” (as defined in the agreement with Mr. Pisano) or by Mr. Pisano for “Good Reason” (as defined in the agreement), Mr. Pisano will be entitled to receive, among other things, in addition to his compensation accrued through the date of his termination of employment, the following severance compensation and benefits, subject to his executing and not revoking a release:

1.

one times his base salary and target bonus, if any, paid over a 12-month period following his termination of employment;

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    81

Back to Contents

2.

if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs;

3.

reimbursement of up to EUR 50,000 for the cost of all reasonable relocation expenses incurred with respect to Mr. Pisano’s relocation to a country other than the Netherlands that occurs within 180 days following the termination of his employment; and

4.

reimbursement of up to EUR 10,000 of any legal fees, for purposes of negotiating the termination agreement as required under Dutch law.

In the event of the termination of Mr. Pisano’s employment by us without “Cause” or by Mr. Pisano for “Good Reason,” within six months preceding, or twelve months following, a “Change in Control” (as defined in the 1999 Omnibus Plan), Mr. Pisano will be entitled to receive, among other things, in addition to his compensation accrued through the date of his termination of employment, the following severance compensation and benefits, subject to his executing and not revoking a release:

1.

two times his base salary and target bonus, if any, paid over a 24-month period following his termination of employment;

2.

if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs;

3.

reimbursement of up to EUR 50,000 for the cost of all reasonable relocation expenses incurred with respect to Mr. Pisano’s relocation to a country other than the Netherlands that occurs within 180 days following the termination of his employment; and

4.

reimbursement of up to EUR 10,000 in any legal fees, for purposes of negotiating the termination agreement as required under Dutch law.

Termination as a Result of Death

In the event of a termination of Mr. Pisano’s employment as a result of death, Mr. Pisano will be entitled to receive, among other things, in addition to his compensation accrued through the date of termination of employment, a pro-rata target annual bonus for the year in which termination of employment occurs (if a bonus plan is in place).

Other

Mr. Pisano’s employment agreement provides that, subject to certain limitations, if severance remuneration payable under his employment agreement is held to constitute an excess parachute payment under Section 280G of the Internal Revenue Code, we will reduce the amount of such payment to the extent necessary so that no portion of the payment, so reduced, would constitute a “parachute payment” if such reduction would result in an increase in the aggregate payments and benefits to be provided to Mr. Pisano determined on an after tax basis. Mr. Pisano entered into a separate non-competition and non-solicitation agreement with us in July 2021 pursuant to which Mr. Pisano is subject to one-year non-competition and non-solicitation obligations following Mr. Pisano’s termination of employment with us.

Equity Instruments

PSUs

The PSU award granted to Mr. Pisano in March 2021 provide for accelerated vesting upon a termination of service without “Cause,” or a termination of service as the result of death or “Disability.” The number of shares to be delivered to Mr. Pisano upon vesting would depend on the termination event (termination without cause/death/disability) and when it occurred (in relation to a “Change in Control” and/or during or following a particular one-year measurement period).

Upon a termination of service as the result of death (that does not occur coincident with or following a “Change in Control”), the PSU performance multiplier would be applied to (i) the target number of PSUs allocated to any completed measurement periods based on actual performance, and (ii) the sum of (a) a pro-rata portion of the target number of PSUs allocated to the measurement period during which the termination occurred (based on the number of days that had elapsed since the beginning of such measurement period as of the date of his termination of service), based generally on our performance through the most recent fiscal quarter for which our financial results have been publicly reported closest to the date of the termination of service as a result of his death, and (b) a pro-rata portion of the target number of PSUs allocated to the measurement period during which the termination occurred (based on the number of days that had elapsed from the date of termination through the end of such measurement period). In addition, for any measurement periods that had not yet started at the time of termination of service as a result of death, if applicable, Mr. Pisano would receive the target number of PSUs allocated to those measurement periods without the application of any performance multiplier. The number of shares that Mr. Pisano could receive could range from 1x to 2x of the total number of shares subject to the applicable PSU award.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    82

Back to Contents

Upon a termination of service without “Cause” or as the result of “Disability” that does not occur coincident with or following a “Change in Control,” the PSU performance multiplier would be applied to (i) the target number of PSUs allocated to any completed measurement periods based on actual performance and (ii) a pro-rata portion of the target number of PSUs allocated to the measurement period during which the termination occurs (based on the number of days that had elapsed since the beginning of such measurement period as of the date of his termination of service) based generally on our performance through the most recent fiscal quarter for which our financial results have been publicly reported closest to the date of the termination of service. The number of shares that Mr. Pisano could receive could range from 1x to 2x of the total number of shares subject to the applicable PSU award.

If a “Change in Control” occurs prior to March 4, 2024 and Mr. Pisano’s service is terminated as a result of death coincident with or at any time following the effective date of the “Change in Control,” the PSU performance multiplier would be applied to (i) the target number of PSUs allocated to any completed measurement periods based on actual performance, and (ii) the sum of (a) a pro-rata portion of the target number of PSUs allocated to the measurement period during which the “Change in Control” occurs (based on the number of days that had elapsed since the beginning of such measurement period as of the date of the “Change in Control”), based generally on our performance through the most recent fiscal quarter for which our financial results have been publicly reported closest to the date of the “Change in Control” and (b) a pro-rata portion of the target number of PSUs allocated to the measurement period during which the “Change in Control” occurs (based on the number of days that had elapsed since the date of the “Change in Control” through the end of such measurement period). In addition, for any measurement periods that had not yet started as of the date of the “Change in Control,” if applicable, Mr. Pisano would receive the target number of PSUs allocated to those measurement periods without the application of any performance multiplier. The number of shares that Mr. Pisano could receive could range from 1x to 2x of the total number of shares subject to the applicable PSU award.

If a “Change in Control” occurs prior to March 4, 2024 and Mr. Pisano’s service is terminated without “Cause” or as a result of “Disability” coincident with or at any time following the effective date of the “Change in Control,” the PSU performance multiplier would be applied to (i) the target number of PSUs allocated to any completed measurement periods based on actual performance, and (ii) the sum of (a) a pro-rata portion of the target number of PSUs allocated to the measurement period during which the “Change in Control” occurs (based on the number of days that had elapsed since the beginning of such measurement period as of the date of the “Change in Control”), based generally on our performance through the most recent fiscal quarter for which our financial results have been publicly reported closest to the date of the “Change in Control” and (b) a pro-rata portion of the target number of PSUs (based on the number of days that had elapsed since the date of the “Change in Control” through the end of the applicable vesting period. The number of shares that Mr. Pisano could receive could range from 1x to 2x of the total number of shares subject to the applicable PSU award.

RSUs

The RSUs granted to Mr. Pisano in March 2020, March 2021, and August 2021 would be treated in the same fashion as the RSUs granted to Mr. Fogel in March 2021 described above under Mr. Fogel — Equity Instruments, except that (i) his RSUs granted in March 2020 would not be subject to pro-rata vesting upon a termination without “Cause” or for “Good Reason,” (ii) his RSUs granted in March 2021 would not be subject to pro-rata vesting upon a termination for “Good Reason,” and (iii) his RSUs granted in August 2021 would vest based on the August 2021 grant date rather than the March 2021 grant date.

The RSUs granted to Mr. Pisano in May 2020 are subject to vesting with respect to two-thirds of the award on March 4, 2022 and the remainder on March 4, 2023, but provide for full vesting upon a termination of service as the result of his death and pro rata vesting upon a termination of service without “Cause” or as a result of “Disability,” in each case based on the number of days elapsed from May 12, 2020 (the grant date) or March 4, 2022, whichever applies, through and including the date of termination.

Stock Options

The stock options granted to Mr. Pisano in May 2020 are subject to vest on March 4, 2023, but provide for full vesting upon a termination of service as the result of his death and pro rata vesting upon a termination of service without “Cause” or as a result of “Disability,” in each case based on the number of days elapsed from May 12, 2020 (the grant date) through and including the date of termination. Any vested stock options may be exercised until the earliest to occur of the following events: (i) the date on which Mr. Pisano’s termination occurs for “Cause,” (ii) ninety days after the date on which his termination occurs for any reason other than “Cause”, death, or “Disability,” (iii) one year after his termination due to death or “Disability,” or (iv) ten years form the date of grant of the stock options.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    83

Back to Contents

Potential Payments Upon a Change in Control and/or Termination

The following tables estimate the payments required to be made to each NEO in connection with a termination of their employment upon specified events or a change in control, assuming a $2,399.23 per share price for our common stock (the closing market price on December 31, 2021). The amounts shown also assume that the termination or change in control was effective December 31, 2021, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the named executive officers. Therefore, amounts shown do not reflect, for instance, any changes to base salaries or bonus targets effective in 2022, 2022 changes in the cost of health benefit plans, equity grants made in 2022 or the unvested pro-rata portion of equity awards for which the performance or vesting period extends beyond December 31, 2021. However, amounts shown do reflect incremental amounts due to the named executive officer upon or as a result of the specified event. The actual amounts paid can only be determined at the time of the termination of the named executive officer’s employment or a change in control. The terms “Cause,” “Good Reason,” and “Disability,” as applicable, have the meanings in the individual employment agreements or equity instruments described above. In the event of voluntary resignation or retirement where the person’s last date of employment was December 31, 2021, the named executive officer would only receive their accrued but unpaid salary through the termination date of employment. See Employment Contracts, Termination of Employment and Change in Control Arrangements above for more information.

Mr. Fogel

	Termination without “Cause” (non-Change of Control) ($)	Termination for Good Reason (non-Change of Control) ($)	Termination without “Cause” or for “Good Reason” (Change of Control) ($)	No Termination (Change of Control) ($)	Death ($)	Disability ($)
Severance:
Base Salary and Target Bonus	5,250,000	5,250,000	7,875,000	—	0	0
Pro-Rated Bonus	1,875,000	1,875,000	1,875,000	—	1,875,000	1,875,000
Equity and Benefits:
Performance Share Units	37,275,415	37,275,415	37,275,415	0	58,451,682	37,275,415
Restricted Stock/RSUs	1,780,590	1,780,590	1,780,590	0	11,360,354	1,780,590
Stock Options	0	0	0	0	0	0
Health/Welfare(1)	29,857	29,857	29,857	—	19,905	20,193
Tax Gross-up	0	0	0	0	0	0
TOTAL	46,210,862	46,210,862	48,835,862	—	71,706,941	40,951,198
(1)

Benefit amounts are based on 2021 annual premiums paid by the Company for medical, dental and vision coverage. In the case of termination due to Disability, Mr. Fogel would be eligible for an additional $288 for group life and disability insurance benefits (based on 2021 annual premiums paid by the Company).

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    84

Back to Contents

Mr. Goulden

	Termination without “Cause” (non-Change of Control) ($)	Termination for Good Reason (non-Change of Control) ($)	Termination without “Cause” or for “Good Reason” (Change of Control) ($)	No Termination (Change of Control) ($)	Death ($)	Disability ($)
Severance:
Base Salary and Target Bonus	1,860,000	1,860,000	3,720,000	—	0	0
Pro-Rated Bonus	1,260,000	1,260,000	1,260,000	—	1,260,000	1,260,000
Equity and Benefits:
Performance Share Units	22,041,255	22,041,255	22,041,255	0	38,560,103	22,041,255
Restricted Stock/RSUs	730,950	730,950	730,950	0	2,636,754	730,950
Stock Options	0	0	0	0	0	0
Health/Welfare(1)	17,988	17,988	17,988	—	17,988	18,276
Tax Gross-up	0	0	0	0	0	0
TOTAL	25,910,193	25,910,193	27,770,193	—	42,474,845	24,050,481
(1)

Benefit amounts are based on 2021 annual premiums paid by the Company for medical, dental and vision coverage. In the case of termination due to Disability, Mr. Goulden would be eligible for an additional $288 for group life and disability insurance benefits (based on 2021 annual premiums paid by the Company).

Mr. Millones

	Termination without “Cause” (non-Change of Control) ($)	Termination for Good Reason (non-Change of Control) ($)	Termination without “Cause” or for “Good Reason” (Change of Control) ($)	No Termination (Change of Control) ($)	Death ($)	Disability ($)
Severance:
Base Salary and Target Bonus	3,074,000	3,074,000	3,074,000	—	—	—
Pro-Rated Bonus	1,007,000	1,007,000	1,007,000	—	1,007,000	1,007,000
Equity and Benefits:
Performance Share Units	13,526,051	13,526,051	13,526,051	0	20,927,176	13,526,051
Restricted Stock/RSUs	544,533	544,533	544,533	0	3,548,461	544,533
Stock Options	0	0	0	0	0	0
Health/Welfare(1)	24,367	24,367	48,733	—	24,079	24,367
Tax Gross-up	0	0	0	0	0	0
TOTAL	18,175,951	18,175,951	18,200,317	—	25,506,716	15,101,951
(1) Benefit amounts are based on 2021 annual premiums paid by the Company for (a) medical, dental and vision coverage, (b) group life insurance, and (c) disability insurance benefits.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    85

Back to Contents

Mr. Pisano

	Termination without “Cause” (non-Change of Control) ($)	Termination for Good Reason (non-Change of Control) ($)	Termination without “Cause” or for “Good Reason” (Change of Control) (3) ($)	No Termination (Change of Control) ($)	Death ($)	Disability ($)
Severance(1):
Base Salary and Target Bonus	946,018	946,018	1,892,035	—	0	0
Pro-Rated Bonus	473,009	473,009	473,009	—	473,009	0
Other(2)	70,951	70,951	70,951
Equity and Benefits:
Performance Share Units	726,553	0	726,553	0	1,680,454	726,553
Restricted Stock/RSUs	1,331,536	127,876	1,331,536	0	3,176,580	1,449,046
Stock Options	1,227,171	0	1,227,171	0	2,101,965	1,227,171
Health/Welfare
Tax Gross-up	0	0	0	0	0	0
TOTAL	4,775,238	1,617,854	5,721,255	—	7,432,008	3,402,770
(1)

Amounts (other than equity awards) for Mr. Pisano are converted using a EUR/USD exchange rate of 1.1825219, which was the average rate for 2021.

(2)

Includes reimbursable amounts for relocation expenses up to EUR 50,000 and legal fees up to EUR 10,000.

(3)

Accelerated vesting occurs upon termination for “Good Reason” only for RSUs granted after August 2021.

2021 CEO Pay Ratio

Our 2021 CEO Pay Ratio is the ratio of the annual total compensation of our Chief Executive Officer, Mr. Fogel, as disclosed in the Summary Compensation Table, to the annual total compensation of our median employee (excluding our Chief Executive Officer). To identify our median employee, we used our worldwide employee population without exclusions (other than Mr. Fogel) as of October 1, 2021 and salary, wage, overtime, and bonus compensation information from our payroll records. We annualized compensation for those employees who worked for the Company for only part of the fiscal year, did not make any cost-of-living adjustments, and excluded the value of equity awards because we do not distribute annual equity awards to all employees.

As reported in the Summary Compensation Table, Mr. Fogel’s total compensation for 2021 was $53,982,195. Calculated in the same manner as Mr. Fogel’s total compensation, the total compensation of our median employee in 2021 was $58,005. The ratio of Mr. Fogel’s total 2021 compensation to that of our median employee is 931 to 1. The average of our CEO pay ratios in 2019, 2020, and 2021 is 450 to 1. The 2021 CEO pay ratio appears higher than prior years primarily because we are required to include the accounting expense associated with the adjustments to the 2018 and 2019 PSUs in Mr. Fogel’s total compensation for 2021. Not including the effect of those COVID-19 related adjustments, the 2021 CEO pay ratio would be 515 to 1 and our average CEO pay ratio over the last three years would be 311 to 1.

Our pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. The pay ratio reported by other companies may not be comparable to ours because SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    86

Back to Contents

Equity Compensation Plan Information

We have one primary equity compensation plan: the 1999 Omnibus Plan, as amended (the “Plan”). In addition, in connection with our acquisition of KAYAK Software Corporation in May 2013, Buuteeq, Inc. in June 2014, OpenTable, Inc. in July 2014, and Rocket Travel, Inc. (“RocketMiles”) in March 2015, we assumed equity plans of those acquired companies (the “Assumed Company Plans”). We may continue to grant equity awards under certain of the Assumed Company Plans. The Compensation Committee has broad authority to, among other things, grant equity awards and determine the terms, conditions, and restrictions relating to those equity awards under the Plan and the Assumed Company Plans.

The table below presents information as of December 31, 2021 on the Plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	(1)	Weighted-average exercise price of outstanding options, warrants and rights	(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)	(3)
Equity Compensation plans approved by security holders
1999 Omnibus Plan	568,750		$1,411.00		1,439,400
Equity Compensation plans not approved by security holders
2005 KAYAK Plan(4)	10		$452.62		0
2012 KAYAK Plan(4)	212		$484.39		4,284
Buuteeq Plan(5)	24		$66.98		0
OpenTable Plan(6)	21,017		$923.66		33,159	(8)
RocketMiles Plan(7)	2		$230.37		3,490
TOTAL:	590,015				1,480,333
(1)

Includes an aggregate of 135,863 unvested and unexercised stock options, 287,209 unvested and unissued RSUs and 166,943 unvested PSUs (based on maximum performance for the 2020 and 2021 PSUs) outstanding at December 31, 2021, consisting of 501,096 unvested shares under the 1999 Omnibus Plan and 20,405 unvested shares under the OpenTable Plan. The number of shares reported for the PSUs may overstate dilution.

(2)

Represents weighted-average exercise price of stock options outstanding under the applicable plan. The weighted-average exercise price does not apply to PSUs or RSUs because there is no exercise price associated with such awards.

(3)

With respect to PSUs, this column assumes that the maximum number of shares underlying the PSUs will be issued at the end of the relevant performance periods, and therefore all such shares have been excluded. As of December 31, 2021, the actual number of shares to be issued, if any, had not been determined and will be determined based on the relevant performance criteria over the applicable performance periods.

(4)

The assumed KAYAK plans include the KAYAK Software Corporation 2012 Equity Incentive Plan (the “2012 KAYAK Plan”) and the KAYAK Software Corporation 2005 Equity Incentive Plan (the “2005 KAYAK Plan”). No further grants may be made under the 2005 KAYAK Plan, although the stock options shown in the table were outstanding as of December 31, 2021.

(5)

The assumed Buuteeq plan is the Buuteeq, Inc. Amended and Restated 2010 Stock Plan. No further grants may be made under the Buuteeq Plan, although the stock options shown in the table were outstanding as of December 31, 2021.

(6)

The assumed OpenTable plan is the OpenTable, Inc. Amended and Restated 2009 Equity Incentive Award Plan.

(7)

The assumed RocketMiles plan is the Amended and Restated Rocket Travel, Inc. 2012 Stock Incentive Plan.

(8)

Under the OpenTable Plan, there is fungible share-counting, and future full value awards would deplete the securities available for future issuance by the 1.66 fungible share ratio.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    87

Back to Contents

Non-Employee Director Compensation and Benefits

The Compensation Committee reviews our non-executive director compensation program every two years, including a review of peer director pay practices, and seeks the advice of its independent compensation consultant to ensure that it maintains director compensation practices that are in the best interests of our stockholders. Our 1999 Omnibus Plan includes a limit on annual compensation for non-employee directors of $750,000. The Compensation Committee’s last review of non-executive director compensation occurred in 2020.

2021 Non-Employee Director Compensation Program

In consultation with the Compensation Committee’s outside compensation consultant, the Compensation Committee and the Board approved the 2021 compensation program for the non-employee members of the Board. For 2021, our Chief Executive Officer, Mr. Fogel, received no additional compensation for serving on the Board during the year.

Position	2021 Director Fees ($)
Non-employee Director Base Pay(1)	60,000 RSUs valued at approximately 265,000(2)
Additional Committee and Leadership Fees
Non-employee Chair Premium	25,000 RSUs valued at approximately 110,000
Lead Independent Director Premium	40,000
Audit Committee Chair Premium	20,000
Compensation Committee Chair Premium	15,000
CG Committee Chair Premium	15,000
Audit Committee Member Retainer	20,000
Compensation Committee Member Retainer	15,000
CG Committee Member Retainer	10,000
(1)

We reimburse non-employee directors for all travel and other expenses incurred in connection with attending Board and committee meetings.

(2)

In 2021, this resulted in RSUs representing 112 shares of common stock being granted to each incumbent non-employee director in May 2021. These RSUs vest on the one-year anniversary of the date of grant, and vesting will accelerate upon a change in control or if the director’s service on the Board terminates as a result of the director’s death or disability.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    88

Back to Contents

The following table shows compensation earned during 2021 by all non-employee directors serving at any time during fiscal 2021.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Timothy Armstrong	75,000	264,494	0	0	339,494
Jeffery H. Boyd(4)	25,333	0	0	0	25,333
Mirian M. Graddick-Weir	110,000	264,494	0	0	374,494
Wei Hopeman	70,000	264,494	0	0	334,494
Robert J. Mylod, Jr.	100,000	375,486	0	0	475,486
Charles H. Noski	145,000	264,494	0	0	409,494
Nicholas J. Read	80,000	264,494	0	0	344,494
Thomas E. Rothman	70,000	264,494	0	0	334,494
Bob van Dijk	65,778	264,494	0	0	330,272
Lynn Vojvodich Radakovich	85,000	264,494	0	0	349,494
Vanessa A. Wittman	100,000	264,494	0	0	364,494
(1)

This column reports the amount of cash compensation earned in 2021 for Board and committee service.

(2)

This column represents the aggregate grant date fair value of RSUs computed in accordance with FASB ASC Topic 718. For additional information, please refer to Notes 2 and 4 of the Company’s Consolidated Financial Statements for the year ended December 31, 2021, included in the Company’s Annual Report on Form 10-K. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual value, if any, that will be recognized by the non-employee directors.

(3)

As of December 31, 2021, the Company’s non-employee directors had the following outstanding equity awards:

●

Timothy Armstrong: RSUs for 1,498 shares (which includes 1,386 vested shares the receipt of which has been deferred by Mr. Armstrong for tax planning purposes);

●

Mirian M. Graddick-Weir: RSUs for 554 shares (which includes 442 vested shares the receipt of which has been deferred by Dr. Graddick-Weir for tax planning purposes);

●

Wei Hopeman: RSUs for 274 shares (which includes 162 vested shares the receipt of which has been deferred by Ms. Hopeman for tax planning purposes);

●

Robert J. Mylod, Jr.: RSUs for 815 shares (which includes 656 vested shares the receipt of which has been deferred by Mr. Mylod for tax planning purposes);

●

Charles H. Noski: RSUs for 1,114 shares (which includes 1,002 vested shares the receipt of which has been deferred by Mr. Noski for tax planning purposes);

●

Nicholas J. Read: RSUs for 112 shares;

●

Thomas E. Rothman: RSUs for 1,660 shares (which includes 1,548 vested shares the receipt of which has been deferred by Mr. Rothman for tax planning purposes);

●

Bob van Dijk: RSUs for 112 shares;

●

Lynn Vojvodich Radakovich: RSUs for 112 shares; and

●

Vanessa A. Wittman: RSUs for 112 shares.

(4)

Jeffery H. Boyd retired from the Board effective June 3, 2021.

Non-Employee Director Stock Ownership Guidelines

Our Stock Ownership Guidelines require that each non-employee director own shares of our common stock in an amount equal to or exceeding the lesser of 2,500 shares and shares valued at $350,000. All non-employee directors met those holding requirements as of March 31, 2022. See Corporate Governance — Security Ownership of Certain Beneficial Owners and Management on page 42 for more details regarding stock ownership by our non-employee directors.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    89

Back to Contents

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and stockholders holding 10% of our outstanding shares of common stock, to file reports regarding their ownership and changes in ownership of our securities with the SEC. Due to an administrative error, we filed one late Form 4 report for Mr. Rothman in February 2022 to report the purchase of one share of our common stock in 2020. We believe that during 2021 our directors and executive officers complied with all Section 16(a) filing requirements.

In making this statement, we have relied upon examination of the copies of Forms 3, 4, and 5, and amendments to these forms provided to us, and the written representations of our directors and executive officers.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is currently comprised of four non-employee independent directors: Mirian Graddick-Weir, Tim Armstrong, Robert J. Mylod, Jr., and Lynn Vojvodich Radakovich. No member of the Compensation Committee is or was formerly an officer or employee of the Company, other than Mr. Mylod, who was an officer and employee of ours until 2011 and joined the Board in 2017. No member of the Compensation Committee had any related person transaction required to be disclosed in which we were a participant during the last fiscal year. In addition, none of our executive officers serve on the compensation committee or board of directors of a company for which any of our directors serves as an executive officer.

Compensation Risk Assessment

The Compensation Committee believes that our compensation programs do not create or encourage excessive or inappropriate risk-taking that is reasonably likely to have a material adverse effect on us or our business.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    90

Back to Contents

Proposal 2

Advisory Vote to Approve 2021 Executive Compensation

At our 2021 annual meeting of stockholders, approximately 91% of shares present and entitled to vote (which includes abstentions but not broker non-votes) were voted in support of our 2021 executive compensation program. Since 2011, we have sought advisory approval of our executive compensation on an annual basis. As required by SEC rules, the Board is submitting this non-binding stockholder vote to approve our executive compensation for 2021 as described in this proxy statement (commonly referred to as “say-on-pay”), by approving the following resolution.

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

This non-binding advisory vote on executive compensation will be considered approved by the affirmative vote of a majority of the total number of shares present and entitled to vote on the matter. With respect to Proposal 2, abstentions are considered present and entitled to vote on the matter and therefore have the same effect as votes against the matter, and broker non-votes are not considered entitled to vote on the matter and therefore have no effect on the outcome of the vote. Although this vote is non-binding, the Board and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions.

As described in detail under Compensation Discussion and Analysis, our compensation program continues to be designed to attract, motivate, and retain highly talented individuals at all levels of the global organization and incentivize decision making and management focus that is designed to enhance long-term stockholder value. We believe that the compensation program reflects an appropriate balance of the recognition of significant efforts and contributions during an unprecedented period and alignment with the long-term interests of stockholders. Stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure included in this proxy statement.

The Board of Directors recommends that you vote FOR the approval, on an advisory basis, of the 2021 compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    91

Back to Contents

This page intentionally left blank

Back to Contents

AUDIT
MATTERS

Report of the Audit Committee of the Board of Directors	94
Auditor Independence	96
Proposal 3 Ratification of Selection of Independent Registered Public Accounting Firm	97

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    93

Back to Contents

Report of the Audit Committee of the Board of Directors

We, the Audit Committee of the Board of Directors of Booking Holdings Inc. (the “Company”), have the responsibility to, among other things, oversee the preparation of the Company’s consolidated financial statements, the Company’s system of internal controls, and the qualifications, independence, compensation, and performance of the Company’s independent registered public accounting firm (independent auditor). We have the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent auditor. Our specific duties and responsibilities are described in our charter, which is available on the Company’s corporate website (www.bookingholdings.com). We review the charter annually and work with the Board to amend it as appropriate to reflect the evolving role of the Audit Committee. The Board has determined that each of us is an independent director based on The Nasdaq Stock Market’s listing rules and that each of us also satisfies the Securities and Exchange Commission’s (SEC) additional independence requirements for members of audit committees. In addition, the Board has determined that each of Charles H. Noski, Nicholas J. Read, and Vanessa A. Wittman is an “audit committee financial expert,” as defined by SEC rules.

Management is responsible for the financial reporting process, including the Company’s system of internal controls, and for the preparation of the Company’s consolidated financial statements in accordance with U.S. generally accepted accounting principles. The Company’s independent auditor, Deloitte & Touche LLP (Deloitte), is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and to issue reports thereon. Our responsibility is to oversee these processes, and we rely on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out that role. We are not professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance or professional opinion as to the sufficiency of internal and external audits, whether the Company’s consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or on the effectiveness of the Company’s system of internal control over financial reporting.

We met eight times in 2021. Additional information regarding our activities can be found under Corporate Governance — Board Committees — Audit Committee on page 33, Corporate Governance — Board’s Role in Risk Oversight on page 32, and Proposal 3 Ratification of Selection of Independent Registered Public Accounting Firm on page 97.

We reviewed and discussed with management and Deloitte the Company’s quarterly earnings press releases and periodic reports for the year ended December 31, 2021, including the Company’s 2021 audited consolidated financial statements and related annual report on Form 10-K, filed with the SEC. We also reviewed and discussed management’s assessment of the effectiveness of the Company’s internal control over financial reporting with management, the internal auditor, and Deloitte. In connection with such discussions, Deloitte addressed the matters required to be discussed with us by applicable PCAOB standards and SEC rules and regulations. In addition, we discussed with the internal auditor and Deloitte the overall scope and plans for their respective audits. We met periodically with the internal auditor and Deloitte, separately or together, as appropriate, to discuss their work and the results of their audits. Our meetings included, whenever appropriate, executive sessions with the internal auditor or Deloitte without the presence of management.

We have also received the written disclosures and the letter from Deloitte required by PCAOB Rule 3526 (“Communication With Audit Committees Concerning Independence”) and have discussed with Deloitte its independence with respect to the Company. In addition, we have considered whether Deloitte’s provision of non-audit services (including the fees for such services) is compatible with maintaining its independence.

Deloitte rotates its lead audit partner every five years. In connection with the rotation that occurred for 2019, we interviewed proposed candidates, consulted with management, and selected the lead audit partner.

We assessed Deloitte’s performance as independent auditor during 2021, including the performance of the lead audit partner and the audit team, a process we undertake on an annual basis. We reviewed a variety of indicators of audit quality relating to Deloitte, including:

●

the quality and candor of its communications with us and management, its responsiveness and accessibility, and its historical and recent performance on the Company’s audits;

●

how effectively it maintained its independence and employed independent judgment, objectivity, and professional skepticism;

●

the quality of insight demonstrated in its review of the Company’s assessment of internal control over financial reporting and remediation of control deficiencies;

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    94

Back to Contents

●

available external data about quality and performance, including reports by the PCAOB and Deloitte’s response to those reports;

●

the appropriateness of its fees, taking into account the Company’s size and complexity and the resources necessary to perform the audit, particularly in light of the COVID-19 pandemic; and

●

its tenure as the Company’s independent auditor and knowledge of the Company’s global operations, accounting policies and practices, and internal control over financial reporting.

We also consider the impact of changing auditors when assessing whether to retain the current independent auditor. As a result of our evaluation of the independent auditor’s performance and considering all other factors we deemed relevant, we concluded that the selection of Deloitte as the Company’s independent auditor for the year ending December 31, 2022 is in the best interests of the Company and its stockholders.

Based on the review and discussions referred to above, and our review of the representations of management and the report of the independent auditor, we recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Vanessa A. Wittman, Chair
Mirian M. Graddick-Weir
Charles H. Noski
Nicholas J. Read

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    95

Back to Contents

Auditor Independence

Deloitte & Touche LLP is our independent registered public accounting firm (independent auditor). The approximate aggregate fees and expenses billed for professional services by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, “Deloitte”) in 2021 and 2020 were as follows:

Type of Fees	2021 ($)	2020 ($)
Audit Fees	10,346,000	11,082,000
Audit-Related Fees	289,000	384,000
Tax Fees	175,000	167,000
All Other Fees	69,000	17,000
●

Audit Fees. The aggregate fees and related expenses billed for professional services rendered by Deloitte for the audit of our consolidated financial statements included in our Form 10-K, review of consolidated financial statements included in our Form 10-Qs and audit of management’s assessment of internal controls and for services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements. The decrease in audit fees in 2021 as compared with 2020 relates to lower fees for procedures pertaining to the COVID-19 pandemic that were performed in 2020 and lower fees for debt issuances.

●

Audit-Related Fees. The aggregate fees billed for assurance and related services by Deloitte that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees,” which include services for matters such as system readiness work and audits of employee benefit plans. The decrease in audit-related fees in 2021 as compared with 2020 primarily relates to certain agreed-upon procedure attestation reports in 2020.

●

Tax Fees. The aggregate fees and related expenses billed for professional services rendered by Deloitte for tax regulatory matters covering an employee benefit plan, tax compliance, tax advice, and tax planning.

●

All Other Fees. The aggregate fees billed for other services rendered by Deloitte included fees related to licenses obtained for an online accounting research tool and training. The increase in fees in 2021 as compared with 2020 relates to fees paid in 2021 for executive training.

●

Pre-Approval Policies and Procedures. The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit work performed by Deloitte. In accordance with our policy and applicable SEC rules and regulations, the Audit Committee or its chair pre-approves all audit-related services, tax services, and other services provided to us by Deloitte (“Auditor Services”). Pre-approval is detailed as to the particular service or category of services. If Auditor Services are required prior to a regularly scheduled Audit Committee meeting and do not fall within the pre-approved services set forth in the pre-approval policy adopted by the Audit Committee, the Audit Committee chair is authorized to approve such services, provided that they are consistent with our policy and applicable SEC rules and regulations, and that the full Audit Committee is advised of such services at the next regularly scheduled Audit Committee meeting. Deloitte and management periodically report to the Audit Committee regarding the extent of the Auditor Services provided by Deloitte in accordance with this pre-approval, and the fees for the Auditor Services performed to date. All audit-related services, tax services and other services described above were pre-approved by the Audit Committee or the Audit Committee’s chair, and the Audit Committee concluded that the provision of such services by Deloitte was compatible with the maintenance of that firm’s independence.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    96

Back to Contents

Proposal 3

Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm (independent auditor) retained to audit our consolidated financial statements. Deloitte & Touche LLP has audited our consolidated financial statements since 1997. After taking into account its assessment of Deloitte & Touche LLP’s prior service to us, the Audit Committee has selected Deloitte & Touche LLP as our independent auditor for the year ending December 31, 2022. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent auditor, and the advisability and potential impact of selecting a different independent auditor. Further, in conjunction with the mandated rotation of Deloitte & Touche LLP’s lead audit partner (which occurs at least every five years), the Audit Committee and its chair are directly involved in the selection of Deloitte & Touche LLP’s new lead audit partner. We are submitting the Audit Committee’s selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of Deloitte & Touche LLP will be available at the Annual Meeting, will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions.

Our By-Laws do not require that stockholders ratify the selection of our independent auditor. However, we are submitting the selection of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate governance. Although the Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as our independent auditor is in our best interests and those of our stockholders, if our stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year.

With respect to Proposal 3, the ratification of the selection of Deloitte & Touche LLP to act as our independent registered public accounting firm requires approval by a majority of the total number of shares present and entitled to vote on the matter. With respect to Proposal 3, abstentions will have the same effect as a vote against the matter.

The Board of Directors recommends a vote FOR Proposal 3.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    97

Back to Contents

This page intentionally left blank

Back to Contents

STOCKHOLDER PROPOSALS

Proposal 4 Stockholder Proposal — Special Shareholder Meeting Improvement	100
Board of Directors Statement in Opposition to Proposal 4	101
Proposal 5 Stockholder Proposal — Climate Change Performance-Linked Remuneration	103
Board of Directors Statement in Opposition to Proposal 5	104
2023 Stockholder Proposals	106

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    99

Back to Contents

Proposal 4

Stockholder Proposal — Special Shareholder Meeting Improvement

Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, owner of not less than 10 shares of the Company’s common stock, has given notice that he intends to present the following proposal at the Annual Meeting:

Proposal 4 — Special Shareholder Meeting Improvement

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting.

One of the main purposes of this proposal is to give shareholders the right to formally participate in calling for a special shareholder meeting regardless of their length of stock ownership to the fullest extent possible.

We gave 49% support to a 2020 proposal for a shareholder right to act by written consent. In response to the 2020 proposal Booking Holdings management gave shareholders a useless right to act by written consent.

BKNG management gave us the self-destructive rule that to initiate written consent, 25% of shares must petition management for the baby step of obtaining a record date. The 2020 shareholder proposal, that received 49% shareholder support, did not call for 25% of shares to be hindered by a requirement for 25% of shares to petition for a record date for written consent.

Once a record date is obtained then shareholders are on a tight schedule to obtain the consent of 51% of shares outstanding which is equal to 60% of the shares that vote at the annual meeting.

This turns into a classic Catch-22 dilemma. In order to get a record date, 25% of BKNG shares must surrender their contact information to management. Thus it is easier than shooting fish in a barrel for management to use professional proxy solicitors to pester the base of 25% of shares to change their mind and revoke their support for written consent.

Thus while the base of 25% of shares is easily venerable to management attack by deep pockets company money, shareholders must double their number to 51% of shares outstanding in a limited time period with money out of their own pockets.

We need an improved right to call a special shareholder meeting to make up for our useless “right” to act by written consent. Southwest Airlines and Target are companies that do not provide for shareholder written consent and yet provide for 10% of shares to call for a special shareholder meeting.

Please vote yes:

Proposal 4 — Special Shareholder Meeting Improvement

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    100

Back to Contents

Board of Directors Statement in Opposition to Proposal 4

The Board of Directors Recommends a Vote AGAINST this Proposal 4.

The Board of Directors and our Corporate Governance Committee have carefully considered this proposal and believe that it is unnecessary and not in the best interests of our stockholders.

We weighed any potential benefits against the potentially negative consequences to both the Company and its stockholders associated with lowering the threshold for stockholders to call a special meeting to 10%. We also took into account, among other things, our overall corporate governance practices and specific circumstances, the existing 25% threshold for stockholders to call special meetings, the ability of stockholders to act by written consent in lieu of a meeting or at annual meetings, and the votes of the Company’s stockholders on the proponent’s substantially similar proposals in 2009, 2010, and 2017.

Special meetings of stockholders should be extraordinary events that occur only when a sufficiently large percentage of stockholders desire to call such a meeting, or fiduciary obligations or strategic concerns require matters to be addressed before the next annual meeting. We believe that the existing 25% threshold to call special meetings strikes the proper balance between enabling stockholders to initiate corporate action between annual meetings while protecting the Company and its stockholders from the significant corporate governance problems and shortcomings inherent in the proponent’s proposal. Setting the threshold at 10% would permit a few stockholders who own a small percentage of the Company’s common stock to call a special meeting that may only serve their special interests and be of limited or no concern to the large majority of the Company’s stockholders, while wasting company resources and diverting management’s attention away from running the business. We are required to provide each holder of the Company’s common stock a notice and proxy materials for every special meeting of stockholders, which results in significant legal, printing, and mailing expenses in addition to other costs normally associated with a special meeting. Moreover, preparing for stockholders’ meetings requires significant attention from the Board, management, and employees, distracting them from operating our business in the best interests of all of the Company’s stockholders. The existing right of stockholders to act by written consent also provides a complementary mechanism for stockholders to raise important matters between meetings.

After due consideration, we believe that lowering the threshold for stockholders to call a special meeting from 25% to 10% is not in the best interests of the Company or its stockholders. The existing special meeting rights were set following extensive stockholder engagement and reflect market standards. According to published reports, the majority of S&P 500 companies with special meeting rights have a threshold set at 20% or above, and only three of 31 stockholder proposals seeking to lower the ownership threshold to call a special meeting passed in 2021, suggesting that investors are supportive of existing thresholds such as ours.

In addition, we are committed to good corporate governance and providing stockholders with meaningful access to management and the Board, as demonstrated by our corporate governance structure and practices. Our existing stockholder rights to call a special meeting and act by written consent are complemented by numerous sound corporate governance practices designed to ensure that we remain transparent and accountable to the Company’s stockholders, including:

●

Regular engagement with stockholders;

●

Annual director elections (i.e., no classified board);

●

Majority voting in director elections;

●

Existing stockholder right to call special meetings;

●

Stockholder right to act by written consent in lieu of a meeting;

●

No supermajority voting provisions;

●

Stockholder-approved proxy access;

●

No poison pill/rights plan;

●

Separate independent chair and CEO;

●

Lead independent director; and

●

Annual “say-on-pay” advisory votes.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    101

Back to Contents

These practices provide meaningful opportunities for stockholders to communicate their views to us and present important matters for a vote of stockholders, whether at an annual meeting or at a special meeting called by stockholders. We regularly review and evaluate ways to improve our corporate governance together with the Company’s management, as demonstrated by our adoption in 2011 of a majority vote standard for uncontested elections of directors, our adoption in 2015 of proxy access in certain circumstances and, most recently, our adoption in 2021 of the right for stockholders to act by written consent. Management regularly engages with stockholders, including stockholders that reach out to management to open a dialogue regarding their specific interests. Our actions demonstrate that we and the Company’s management are committed to promoting strong corporate governance practices and furthering transparency.

Since 2009, the Company’s certificate of incorporation has provided that stockholders holding in the aggregate 25% or more of the Company’s outstanding stock can call a special meeting. We proposed the 25% threshold for calling a special stockholder meeting after consultation with numerous stockholders and careful consideration. In fact, at the 2009 meeting, the Company’s stockholders approved this 25% threshold and rejected a proposal by the same proponent to set the threshold at 10%, the same threshold suggested by this Proposal 4. The Company’s stockholders have rejected this same proposal by the same proponent in 2010 and 2017. In each case, the Board carefully considered the proposal and recommended the Company’s stockholders vote against the stockholder proposal to lower the threshold, and the Company’s stockholders did not provide the level of support needed for the proposal to pass. In fact, stockholder support for this proposal declined from 2010 to 2017 and in our engagement with stockholders since then, the current 25% threshold has not been raised as a concern. Moreover, stockholders supported this same 25% threshold at the annual meeting just last year, when we adopted stockholders’ right to act by written consent. The proponent has offered no explanation as to why he has continued to submit this proposal contrary to the repeated votes by the Company’s stockholders on this matter.

Conclusion. We believe that the existing 25% threshold strikes the proper balance between giving stockholders the ability to call special stockholder meetings and protecting the Company’s resources and the interests of all stockholders. We also believe that our existing corporate governance practices strike the appropriate balance between ensuring accountability to stockholders and enabling management and the Board to manage our business and affairs in an effective manner and in the best interests of the Company’s stockholders generally. The current 25% threshold protects stockholder interests by ensuring that special meeting matters (i) are relevant for an appropriate number of stockholders and (ii) merit significant expenditure by the Board, management, and the Company’s employees. Accordingly, we believe that approval of Proposal 4 is not in the best interests of the Company or its stockholders.

The Board of Directors recommends that you vote AGAINST this Proposal 4. Your proxy will be so voted unless you specify otherwise on the proxy card.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    102

Back to Contents

Proposal 5

Stockholder Proposal — Climate Change Performance-Linked Remuneration

Trium Sustainable Innovators Global Equity Fund of 60 Gresham Street, Level 4, London EC2V 7BB, United Kingdom, owner of 2,000 shares of the Company’s common stock, has given notice that it intends to present the following proposal at the Annual Meeting:

Proposal 5 — Shareholder Advisory Votes on Climate Change Performance Linked Executive Compensation Structure

Whereas: Executives increasingly acknowledge the need to address climate risk. It is evident that there are a lack of environmental and climate metrics linked in executive compensation and rewards programs. After COP26, clarity surrounding climate discourse and related themes such as methane emissions and deforestation became highlighted as priorities in the global climate agenda. There is rising demand for climate action and sustainable solutions globally, with some of the largest investors setting targets for achieving net zero emissions within their portfolios by 2050.

PricewaterhouseCoopers issued its 2021 Annual Corporate Directors Survey “The director’s new playbook: Taking on change” which revealed a widespread lack of expertise within senior executives of boards to address sustainability issues. There are specific standards provided by the Sustainability Accountability Standards Board and other climate change disclosure frameworks, i.e. the Task Force on Climate-related Financial Disclosures (TCFD), that can be followed by boards. Executives can draw lessons, best practices, and incorporate some of these existing frameworks into their operations. There is a clear disconnect between executive commitment to the low carbon transition roadmap, and their current incentive structure.

A core indicator of company alignment with the Paris Agreement’s 1.5-degree goal is the Climate Action 100+ initiative’s Indicator 8.2 in the Net-Zero Company Benchmark, which seeks disclosure on whether the Company’s CEO’s remuneration arrangements specifically incorporate climate change performance in determining performance-linked compensation (“Executive Remuneration Indicator”). The criteria include:

●

The company’s CEO and/or at least one other senior executive’s remuneration arrangements specifically incorporate climate change performance as a KPI determining performance-linked compensation (reference to ‘ESG’ or ’sustainability performance’ are insufficient).

●

The company’s CEO and/or at least one other senior executive’s remuneration arrangements incorporate progress towards achieving the company’s GHG reduction targets as a KPI determining performance-linked compensation (which requires meeting relevant long-, medium-, and short-term targets for Scope 1 - 3 emissions, consistent with net zero emissions by 2050 or sooner).

While Booking Holdings has set near term GHG Scope 1 and 2 reduction targets, it has not reported a remuneration structure that links progress toward achieving such climate targets with compensation awards - a governance best practice for reducing climate risk. Since executive compensation is an effective way to incentivize achievement of performance targets, disclosing any relevant metrics can assure investors that management is effectively setting and implementing policies aligned with addressing climate risk.

Be it Resolved: Shareholders request the Board of Directors, starting in 2022, specifically incorporate climate change performance elements into the executive remuneration arrangements of the CEO and at least one other senior executive.

Supporting Statement: Shareholders recommend that the board and management, at the Company’s discretion:

●

Sets forth performance-linked remuneration for both the Annual Cash Incentive Bonus Plan and the Long-term Equity Incentive Plan in the executive compensation structure.

●

Creates a climate transition plan with scientifically backed climate targets, including GHG Scope 3 emission disclosure and targets.

●

The report also includes any rationale for a decision not to set and disclose metrics in line with the Executive Remuneration Indicator.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    103

Back to Contents

Board of Directors Statement in Opposition to Proposal 5

The Board of Directors recommends a vote AGAINST this Proposal 5.

The Board of Directors and Compensation Committee have carefully considered the stockholder proposal and believe that incorporating climate performance metrics in the executive compensation program would be premature at this time. The Company recognizes that climate-change-related issues are important and is committed to operating its business in an environmentally responsible manner, as demonstrated by the ambitious targets set forth in our Climate Action Plan released in March 2022. We recommend against this proposal because we established the emissions reduction targets this year and plan to measure and report our progress against them annually, and require more time to determine how that may relate to executive compensation.

The Company recognizes its responsibility — and potential — to support the reduction of the travel industry’s carbon footprint, by running its operations sustainably, making it easier for consumers to choose sustainable travel options, and supporting the sustainability efforts of its partners. The Company is focused on mitigating the environmental impact of its business through decreasing energy usage and GHG emissions, reducing resource consumption, and decreasing waste globally across all of its brands, and it has established a variety of initiatives, both internally and externally, aimed at promoting environmental stewardship and responsibility by the Company and the industry at large.

Our Corporate Governance Committee oversees the Company’s sustainability and ESG efforts, and regularly reviews the Company’s policies, practices, and progress related to these issues. In 2021, management created a new governance model including the formation of a Sustainability Steering Committee dedicated to monitoring and progressing our sustainability objectives.

We are the first global online travel company to launch a Climate Action Plan, which articulates our longer-term climate change vision and strategy and addresses our responsibility to stakeholders and society. Our Plan outlines our scope 1, scope 2, and scope 3 emissions reductions targets and timelines. The Company consulted the independent Science Based Targets initiative and established its emissions reduction and net-zero targets in accordance with their latest guidelines. The Company intends to report progress against these targets annually beginning in 2023.

We appreciate that decarbonization is a major challenge for the travel industry as a whole. We also recognize that data is critical to ensuring we are setting the right targets for decarbonization and, to that end, we commissioned a study with Ernst & Young to evaluate and create proposals that detail how the travel industry can achieve net-zero by 2050. To help lead the industry in this direction, we launched new product features that demonstrate our ability to facilitate more sustainable travel, including a first-of-its-kind Travel Sustainable Badge, which identifies properties that follow sustainable practices and will provide our customers with the ability to make more sustainable choices when they travel.

Although the Company has made important strides towards operating more sustainably and increasing transparency around these efforts, we recognize there is more to do and incorporating climate-focused goals into our executive compensation program could be a meaningful part of that journey. However, it would be counter to stockholders’ interests to implement metrics into our long-term executive compensation program without appropriate study, review, and benchmarking, which could ultimately have negative consequences on the Company and its stockholders and result in an executive compensation program with inconsistent metrics from year to year. For many years, the Compensation Committee has used the following guiding principles to establish the executive compensation program:

●

Performance-based: executive officers should be compensated primarily on performance.

●

Alignment with interests of stockholders: the programs should incentivize management through performance metrics that are likely to increase long-term stockholder value.

●

Retention: the programs should help us attract and retain key management talent.

●

Consistency: the programs should be consistent over time to enable executive officers to implement a long-term strategy and reward them if they achieve long-term results.

●

Business focused: the programs aim to compensate executive officers primarily for their management of the business and try to mitigate the impact of external factors, such as currency fluctuations.

●

Risk management: the programs should incentivize appropriate risk taking.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    104

Back to Contents

The Compensation Committee is considering whether to implement climate metrics within our executive compensation program, but given the launch of the Climate Action Plan with its ambitious targets during this year, it plans over time to work with internal and external advisors and the Corporate Governance Committee (in its oversight of sustainability and ESG efforts) to determine how climate metrics could relate to executive compensation and align with the interests of the Company’s stockholders.

Through our stockholder engagement efforts and communications from our stockholders, we receive stockholder feedback on our compensation programs and practices and communicate that information to the Compensation Committee. Members of the Company’s management and, in certain circumstances, Board members, discussed the Company’s executive compensation program during engagement with stockholders in 2021. The Company’s stockholders have consistently demonstrated their support for our executive compensation program, which received 91%, 95%, and 90% support in 2021, 2020, and 2019, respectively. Our Compensation Committee closely considers feedback from stockholder engagement and works with its independent compensation advisor each year to set appropriate metrics for the Company’s incentive compensation programs. Despite generally high stockholder approval of our executive compensation program, the proponent’s proposal is prescriptive and does not take into account the various factors that our Compensation Committee considers when it reviews our executive compensation program. While the Company and its stockholders agree on the importance of efforts to mitigate climate change, it is important to our Compensation Committee that any change to our executive compensation program is assessed with regard to how each metric will drive executive performance and increase long-term stockholder value from year to year.

The proponent’s proposal cites numerous standards, including the Sustainability Accountability Standards Board, other frameworks including Task Force on Climate-related Financial Disclosures, and the Net-Zero Company Benchmark, and simultaneously notes widespread lack of expertise by senior executives relating to climate change. The widespread variety of frameworks are indicative of how regulators, stockholders, and executives of companies continue to grapple with the complexity of companies addressing climate change and measures by which to set and assess corporate climate goals. Further, as standards are adopted in the coming years by various stakeholders and actors, there may not be a uniform approach across industries or even companies within the same industry.

We recognize that we must continue to do our part to combat climate change. Part of driving the success of our Climate Action Plan in the future may include incentivizing action through our executive compensation program. However, as the first global online travel company to publish a Climate Action Plan, incorporating climate change metrics into our executive compensation program at this time would be premature and run counter to the principles that guide our Compensation Committee in setting the executive compensation program.

The Company’s mission is to make it easier for everyone to experience the world, both today and for generations to come. The Board agrees with the proponent on the importance of oversight and disclosure surrounding environmental issues, and believes that the Company has taken appropriate steps and implemented processes to ensure proper oversight over its numerous climate-related goals and initiatives. However, the Board does not believe that incorporating climate performance metrics in the CEO’s and other senior executives’ compensation program is advisable at this time.

Accordingly, the Board believes that Proposal 5 is not in the best interests of the Company or our stockholders.

The Board of Directors recommends that you vote AGAINST this Proposal 5. Your proxy will be so voted unless you specify otherwise on the proxy card.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    105

Back to Contents

2023 Stockholder Proposals

Stockholders who, in accordance with Rule 14a-8 of the SEC’s proxy rules, wish to present proposals (other than nominees for election to the Board pursuant to Article II Section 13 of our By-Laws) for inclusion in the proxy materials to be distributed by us in connection with the 2023 annual meeting of stockholders must submit their proposals to our Corporate Secretary on or before December 27, 2022.

In order for proposals, including stockholder nominees for election to the Board (other than those requested to be included in our proxy materials pursuant to Article II Section 13 of our By-Laws), to be properly brought before the 2023 annual meeting of stockholders in accordance with our By-Laws (and not pursuant to SEC Rule 14a-8), a stockholder’s notice of the matter the stockholder wishes to present must be delivered to our Corporate Secretary not less than 90 nor more than 120 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of the By-Laws (and not pursuant to SEC Rule 14a-8 or Article II Section 13 of our By-Laws) must be received no earlier than February 9, 2023 and no later than March 11, 2023.

If one or more eligible stockholders desire to include one or more nominees for election to the Board in our proxy materials for the 2023 annual meeting of stockholders pursuant to Article II Section 13 of our By-Laws, the notice required by Article II Section 13 of the By-Laws must be delivered to our Corporate Secretary not less than 120 nor more than 150 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any such notice must be received no earlier than January 10, 2023 and no later than February 9, 2023.

In addition to satisfying the foregoing requirements under our By-Laws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 10, 2023.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    106

Back to Contents

OTHER
MATTERS

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    107

Back to Contents

Other Matters

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the accompanying proxy card intend to vote on those matters in accordance with their best judgment.

Annual Meeting Information

For the Annual Meeting of Stockholders to be Held on
Thursday, June 9, 2022

The enclosed proxy is solicited on behalf of the Board of Booking Holdings Inc. for use at our 2022 Annual Meeting of Stockholders to be held on Thursday, June 9, 2022, at 11:00 a.m. local (Eastern) time, or at any adjournment or postponement of the Annual Meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held online at www.virtualshareholdermeeting.com/BKNG2022. We intend to mail this proxy statement and the proxy card on or about April 26, 2022 to all stockholders entitled to vote at the Annual Meeting.

Voting Rights and Outstanding Shares; Approval

Only stockholders of record at the close of business on April 21, 2022 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 21, 2022, 40,780,864 shares of common stock were outstanding and entitled to vote. Each holder of record of common stock on April 21, 2022 will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

The inspector of election appointed for the meeting will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. A majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting, present either at the webcast or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Stockholders who are present at the Annual Meeting webcast or by proxy and who abstain, and proxies relating to shares held by a broker on your behalf (that is, in “street name”), that are not voted (referred to as “broker non-votes”) will be treated as present for purposes of determining whether a quorum is present.

For purposes of approving the matters to be voted upon at the Annual Meeting:

●

With respect to Proposal 1, the nominees for election to the Board who receive a majority of votes cast for the election of directors will be elected directors. With respect to the election of directors, a majority of votes cast means that the number of shares cast “for” a nominee’s election exceeds the number of “against” votes for that nominee. With respect to Proposal 1, votes cast does not include abstentions or broker non-votes, and therefore, abstentions and broker non-votes will not affect the outcome of the vote.

●

With respect to Proposal 2, the non-binding advisory vote to approve 2021 executive compensation will be considered approved by the affirmative vote of a majority of the total number of shares present and entitled to vote on the matter. With respect to Proposal 2, abstentions are considered present and entitled to vote on the matter and therefore have the same effect as votes against the matter, and broker non-votes are not considered entitled to vote on the matter and therefore have no effect on the outcome of the vote.

●

With respect to Proposal 3, the ratification of the selection of Deloitte & Touche LLP to act as our independent registered public accounting firm requires approval by a majority of the total number of shares present and entitled to vote on the matter. With respect to Proposal 3, abstentions are considered present and entitled to vote on the matter and therefore have the same effect as votes against the matter. Because brokers are entitled to vote on Proposal 3 without specific instructions from beneficial owners, there will be no broker non-votes on this matter.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    108

Back to Contents

●

With respect to Proposal 4, the non-binding stockholder proposal requesting the right of stockholders holding 10% of outstanding shares of common stock to call a special meeting will be considered approved by the affirmative vote of a majority of the total number of shares present and entitled to vote on the matter. With respect to Proposal 4, abstentions are considered present and entitled to vote on the matter and therefore have the same effect as votes against the matter, and broker non-votes are not considered entitled to vote on the matter and therefore have no effect on the outcome of the vote.

●

With respect to Proposal 5, the non-binding stockholder proposal requesting the Company incorporate climate metrics into executive compensation will be considered approved by the affirmative vote of a majority of the total number of shares present and entitled to vote on the matter. With respect to Proposal 5, abstentions are considered present and entitled to vote on the matter and therefore have the same effect as votes against the matter, and broker non-votes are not considered entitled to vote on the matter and therefore have no effect on the outcome of the vote.

If your shares are held in “street name,” and you do not instruct the broker as to how to vote your shares on Proposals 1, 2, 4, or 5, the broker may not exercise discretion to vote for or against those proposals. This would be a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. With respect to Proposal 3, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. Please instruct your broker so your vote can be counted.

Voting Matters

Proposal	Board Vote Recommendation
Proposal 1: Election of Directors	FOR each nominee
Proposal 2: Advisory Vote to Approve 2021 Executive Compensation	FOR
Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm	FOR
Proposal 4: Non-Binding Stockholder Proposal Requesting Right of Stockholders Holding 10% Outstanding Shares to Call a Special Meeting	AGAINST
Proposal 5: Non-Binding Stockholder Proposal Requesting Incorporation of Climate Metrics in Executive Compensation Program	AGAINST

Revocability of Proxies

Any person giving a proxy in response to this solicitation has the power to revoke it at any time before it is voted. Proxies may be revoked by any of the following actions:

●

filing a written notice of revocation with our Corporate Secretary at our principal executive office (800 Connecticut Avenue, Norwalk, Connecticut 06854);

●

filing with our Corporate Secretary at our principal executive office (800 Connecticut Avenue, Norwalk, Connecticut 06854) a properly executed proxy showing a later date; or

●

attending the virtual Annual Meeting and voting through the platform (attendance at the meeting will not, by itself, revoke a proxy). Please note that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name to obtain a 16-digit control number.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    109

Back to Contents

Solicitation

We will pay for the entire cost of proxy solicitations, including preparation, assembly, printing, and mailing of proxy solicitation materials. We will provide copies of solicitation materials to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock beneficially owned by others to forward these materials to the beneficial owners of common stock. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials. Our directors, officers, or other employees may also solicit proxies by telephone, in-person, or otherwise. We will not additionally compensate directors, officers, or other employees for these services. We have engaged Morrow Sodali LLC to assist in the solicitation of proxies, and we currently expect to pay Morrow Sodali LLC approximately $10,000 for its services.

How to Attend the Annual Meeting

If you plan to attend the Annual Meeting, it will begin promptly at 11:00 a.m. Eastern Time and the webcast can be accessed at www.virtualshareholdermeeting.com/BKNG2022. We encourage you to access the meeting website prior to the start time to ensure your ability to access the meeting. If you wish to vote or ask questions at the Annual Meeting, you must provide the 16-digit control number provided on your proxy card, on the Notice of Internet Availability of Proxy Materials, or on the instructions that accompanied the proxy materials and follow the instructions available on the meeting website during the Annual Meeting. If you experience technical difficulties during check-in or during the Annual Meeting, please call the technical support number that will be posted on the virtual meeting platform page for assistance.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    110

Back to Contents

APPENDICES

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    111

Back to Contents

Appendix A

Unaudited Reconciliation of GAAP to Non-GAAP Financial Information

RECONCILIATION OF GAAP* NET INCOME TO ADJUSTED EBITDA
(In millions)(1)		Year Ended December 31,
		2021	2020	2019	2018	2017	2016	2015
GAAP Net income		$ 1,165	$ 59	$4,865	$3,998	$ 2,341	$2,135	$2,551
(a)	Adjustment to loyalty program liability	–	–	–	(27)	–	–	–
(b)	Net travel transaction tax charge (benefit)	–	–	–	45	(12)	–	(30)
(c)	Adjustment to personnel expenses	–	–	66	–	–	–	–
(d)	Litigation settlement	–	–	–	–	19	–	–
(e)	Depreciation and amortization	421	458	469	426	363	309	272
(f)	Impairment of goodwill	–	1,062	–	–	–	941	–
(e)	Interest and dividend income	(16)	(54)	(152)	(187)	(157)	(95)	(56)
(e)	Interest expense	334	356	266	269	254	208	160
(g)	Losses on early extinguishment of debt and related reverse treasury lock agreements	257	–	–	–	2	–	–
(h)	Foreign currency transaction (gains) losses on the remeasurement of certain Euro-denominated debt and accrued interest	(135)	200	(7)	–	–	–	–
(i)	Net losses (gains) on equity securities	577	(1,811)	(745)	367	–	–	–
(j)	Impairment of investments	–	100	–	–	–	63	–
(e)	Income tax expense	300	508	1,093	837	2,058	578	577
ADJUSTED EBITDA		$2,904	$879	$5,855	$5,729	$4,867	$4,139	$3,475
*

U.S. generally accepted accounting principles.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    112

Back to Contents

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(In millions, except share and per share data)(1)		Year Ended December 31,
		2021	2020
GAAP Net income		$ 1,165	$ 59
(f)	Impairment of goodwill	–	1,062
(g)	Losses on early extinguishment of debt and related reverse treasury lock agreements	257	–
(h)	Foreign currency transaction (gains) losses on the remeasurement of certain Euro-denominated debt and accrued interest	(135)	200
(i)	Net losses (gains) on equity securities	577	(1,811)
(j)	Impairment of investments	–	100
(k)	Amortization of intangible assets	162	167
(l)	Debt discount amortization related to convertible debt	39	49
(m)	Income taxes on convertible notes held for investment	31	15
(n)	Impact of Tax Act	–	(8)
(o)	Net unrecognized tax benefits related to French and Italian tax matters	16	64
(p)	Tax impact of Non-GAAP adjustments	(219)	297
NON-GAAP NET INCOME		$ 1,893	$ 194
WEIGHTED-AVERAGE NUMBER OF DILUTED COMMON SHARES OUTSTANDING (IN 000’S)		41,362	41,160
GAAP NET INCOME PER DILUTED COMMON SHARE		$ 28.17	$ 1.44
NON-GAAP NET INCOME PER DILUTED COMMON SHARE		$ 45.77	$ 4.71
(1)

Amounts may not total due to rounding.

(a)

Favorable adjustment to OpenTable’s loyalty program liability related to changes introduced in the 1st quarter of 2018 to the program, which is excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.

(b)

Adjustments related to prior period net travel transaction tax charge (benefit) including estimated interest and penalties, where applicable, which are recorded in General and administrative expense. Interest income was recorded related to a favorable ruling for the twelve months ended December 31, 2018 and is included in Other income (expense), net. These adjustments are excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.

(c)

Adjustment to correct an immaterial error related to the nonpayment of prior-period wage-related tax on compensation paid to certain highly-compensated former employees in the year of separation, which is recorded in Personnel expenses and is excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.

(d)

Patent litigation settlement expense is recorded in General and administrative expense and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.

(e)

Amounts are excluded from Net income to calculate Adjusted EBITDA.

(f)

Impairment of goodwill related to our OpenTable and KAYAK reporting unit in 2020 and our OpenTable reporting unit in 2016, which are recorded in Operating expenses and are excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.

(g)

Loss on early extinguishment of debt and losses on related reverse treasury lock agreements which were designated as cash flow hedges are recorded in Other income (expense), net and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.

(h)

Foreign currency transaction gains (losses) on the remeasurement of our Euro-denominated debt and accrued interest that are not designated as hedging instruments for accounting purposes are recorded in Other income (expense), net and excluded from Net Income to calculate Non-GAAP Net income and Adjusted EBITDA.

(i)

Net losses (gains) on equity securities with readily determinable fair values and significant gains on equity securities without readily determinable fair values are recorded in Other income (expense), net and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.

(j)

Impairment of investment in DiDi Global Inc. equity securities in 2020 and impairment of other investments in 2016, principally related to our investment in Hotel Urbano, are recorded in Other income (expense), net, and excluded from Net Income to calculate Non-GAAP Net income and Adjusted EBITDA.

(k)

Amortization of intangible assets is recorded in Depreciation and amortization and excluded from Net income to calculate Non-GAAP Net income.

(l)

Noncash interest expense related to the amortization of debt discount on convertible debt is recorded in Interest expense and excluded from Net income to calculate Non-GAAP Net income.

(m)

Excludes income taxes related to convertible notes held for investment that were redeemed in the 4th quarter of 2021 and notes that matured in the 2nd quarter of 2020 and the 3rd quarter of 2019, which were reclassified from Accumulated other comprehensive loss to Income tax expense.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    113

Back to Contents

(n)

Benefit for U.S. federal tax credits resulting from the U.S. Tax Cuts and Jobs Act (“Tax Act”) and an adjustment to the one-time deemed repatriation liability resulting from the Tax Act is recorded in Income tax expense and excluded from Net income to calculate Non-GAAP Net income.

(o)

Net unrecognized tax benefits related to French and Italian tax matters is recorded in Income tax expense and excluded from Net income to calculate Non-GAAP Net income.

(p)

Reflects the tax impact of Non-GAAP adjustments above which are excluded from Net income to calculate Non-GAAP Net income.

For (a) - (p) above, Net income, General and administrative expense, Other income (expense), net, Personnel expenses, Operating expenses, Depreciation and amortization, Interest expense, Accumulated other comprehensive loss and Income tax expense refers to the respective line item in the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. For a more detailed discussion of the adjustments described above, please see our earnings press release for the relevant period, including the section under the heading “Non-GAAP Financial Measures” which provides definitions and information about the use of non-GAAP financial measures.

Non-GAAP Financial Measures

Non-GAAP net income (loss) represents GAAP net income (loss), adjusted to exclude an adjustment to OpenTable’s loyalty program, prior period net travel transaction tax charges (benefit) (e.g., value-added taxes, sales taxes, excise taxes, hotel occupancy taxes, etc.), charges to correct an immaterial error related to the nonpayment of prior-period wage-related tax on compensation paid to certain highly-compensated former employees in the year of separation, a litigation settlement, the impact of impairments of goodwill, gains and losses on early extinguishment of debt and related reverse treasury lock agreements which were designated as cash flow hedges, foreign currency transaction gains and losses on the remeasurement of Euro-denominated debt and accrued interest that are not designated as hedging instruments for accounting purposes, gains and losses on equity securities with readily determinable fair values, the impact of significant gains and losses on the sale of and impairment or credit losses on investments in available-for-sale debt securities and significant gains and losses on the sale of and valuation adjustments on investments in equity securities without readily determinable fair values, amortization expense of intangible assets, noncash interest expense related to the amortization of debt discount on our convertible debt, income taxes related to the maturity and redemption of convertible notes held for investment that were reclassified from accumulated other comprehensive income (loss) to income tax expense (benefit), the income tax impact related to one-time adjustments as a result of the Tax Act enacted in December 2017, the impact of net unrecognized tax benefits related to French and Italian tax matters, and the income tax impact of the non-GAAP adjustments mentioned above.

In addition to the adjustments listed above regarding non-GAAP net income (loss), adjusted EBITDA excludes depreciation expense, interest and dividend income, and to the extent not included in the adjustments listed above, interest expense and income tax expense (benefit).

Non-GAAP net income (loss) and Adjusted EBITDA are “non-GAAP financial measures,” as such term is defined by the SEC, and may differ from non-GAAP financial measures used by other companies. As discussed in this proxy statement, we use Adjusted EBITDA (calculated as described in this proxy statement) as a key performance measure under our annual cash incentive bonus plan and long-term equity incentive awards, as they pertain to the named executive officers. This non-GAAP measure and the other non-GAAP measures used are not intended to represent funds available for our discretionary use and are not intended to represent, or to be used as a substitute for, operating income (loss) or net income (loss) as measured under GAAP. The items excluded from non-GAAP net income (loss) and Adjusted EBITDA, but included in the calculation of their closest GAAP equivalents, are significant components of our consolidated statements of operations, and must be considered in performing a comprehensive assessment of overall financial performance.

We also use these non-GAAP financial measures for financial and operational decision-making. We believe that these non-GAAP financial measures are useful for analysts and investors to evaluate our ongoing operating performance because they facilitate comparison of our current period to those of prior periods and to those of our competitors (though other companies may calculate similar non-GAAP financial measures differently than those calculated by us).

The presentation of this financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The discussion on non-GAAP adjustments above is based on GAAP as applicable to the Company for the year ended December 31, 2021.

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    114

Back to Contents

Appendix B Form of Proxy Card

BOOKING HOLDINGS INC.
ATTN: GERI JACKSON
800 CONNECTICUT AVENUE
NORWALK, CT 06854

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 8, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/BKNG2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 8, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D81987-P74894	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BOOKING HOLDINGS INC.			For All	Against All	For All Except	To vote against any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1.	To elect eleven directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified.		☐	☐	☐

Nominees:

	01)	Timothy Armstrong	07) Nicholas J. Read
	02)	Glenn D. Fogel	08) Thomas E. Rothman
	03)	Mirian M. Graddick-Weir	09) Sumit Singh
	04)	Wei Hopeman	10) Lynn Vojvodich Radakovich
	05)	Robert J. Mylod, Jr.	11) Vanessa A. Wittman
	06)	Charles H. Noski

The Board of Directors recommends you vote FOR the following proposals:							For	Against	Abstain

2.	Advisory vote to approve 2021 executive compensation.						☐	☐	☐
3.	Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.						☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposals:							For	Against	Abstain

4.	Stockholder proposal requesting the right of stockholders holding 10% of outstanding shares of common stock to call a special meeting.						☐	☐	☐
5.	Stockholder proposal requesting the Board of Directors incorporate climate change metrics into executive compensation arrangements for our Chief Executive Officer and at least one other senior executive.						☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    115

Back to Contents

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement & Annual Report are available at www.proxyvote.com.

D81988-P74894

BOOKING HOLDINGS INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 9, 2022

The undersigned hereby appoints DAVID I. GOULDEN and PETER J. MILLONES, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Booking Holdings Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Booking Holdings Inc. to be held on Thursday, June 9, 2022 at 11:00 a.m. Eastern Time held virtually at www.virtualshareholdermeeting.com/BKNG2022, and at any and all continuations and adjournments of the meeting, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all matters that may properly come before the meeting.

UNLESS YOU INDICATE OTHERWISE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSALS 4 AND 5, EACH AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT AND IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

Continued and to be signed on reverse side

BOOKING HOLDINGS INC.  |  2022 PROXY STATEMENT    116

Back to Contents

CORPORATE OFFICES

Booking Holdings
800 Connecticut Avenue
Norwalk, CT 06854

DIRECTORS

EXECUTIVE OFFICERS

Glenn D. Fogel
Chief Executive Officer and President

Peter J. Millones
Executive Vice President and General Counsel

Paulo Pisano
Chief Human Resources Officer

TRANSFER AGENT

American Stock Transfer
& Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219

STOCK LISTING

The Nasdaq Stock Market
Ticker Symbol: BKNG

BOOKING HOLDINGS